Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 3
TO THE TERM CREDIT AGREEMENT

AMENDMENT NO. 3 (this “Amendment”), dated as of November 7, 2017, among 99 CENTS ONLY STORES LLC (the “Borrower”), NUMBER HOLDINGS, INC. (“Holdings”), each other Loan Party party hereto, each Lender party or consenting in writing hereto and ROYAL BANK OF CANADA (“Royal Bank”), as Administrative Agent (in such capacity, the “Administrative Agent”), to the Existing Credit Agreement (as defined below).  Unless otherwise indicated, capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

PRELIMINARY STATEMENTS:

WHEREAS, Holdings, the Borrower, the Lenders party thereto, Royal Bank, as Administrative Agent and as Collateral Agent, and the other agents party thereto, entered into that certain $525,000,000 Credit Agreement dated as of January 13, 2012 (as amended by Amendment No. 1 to the Term Credit Agreement, dated as of April 4, 2012 and Amendment No. 2 to the Term Credit Agreement, dated as of October 8, 2013, the “Existing Credit Agreement”; as amended by this Amendment and as otherwise may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; and the Lenders party to the Existing Credit Agreement immediately prior to the effectiveness of this Amendment being the “Existing Lenders”).

WHEREAS, the Borrower, by this Amendment, hereby requests certain amendments to the Existing Credit Agreement to permit: (a) a reallocation of 100% of the principal amount of Loans under the Existing Credit Agreement held by Affiliated Lenders to a new second-lien term facility (the “Second Lien Facility”); (b) the establishment of a new Class of Loans, which would refinance or replace not less than 85% of the principal amount of Loans under the Existing Credit Agreement not held by Affiliated Lenders and extend the Scheduled Termination Date thereof pursuant to Section 2.13 of the Credit Agreement; (c) an exchange offer (the “Exchange Offer”) in respect of the Borrower’s Senior Notes pursuant to which such Senior Notes may be exchanged for new senior secured notes partially payable in-kind and with a later maturity date (the “Notes Maturity Date Extension”); and (d) certain other modifications to the Existing Credit Agreement, in each case as more particularly set forth herein.

WHEREAS, each Existing Lender executing and delivering a notice (a “Conversion Notice”) in the form attached as Exhibit E hereto to the Administrative Agent (each such Lender in such capacity, a “Converting Lender”) shall be deemed to have converted the aggregate outstanding amount of its Tranche B-2 Loans under the Existing Credit Agreement, as set forth in such Converting Lender’s Conversion Notice (not to exceed such Converting Lender’s First Lien Term Loan Commitment (as defined below)), into an equal aggregate principal amount of First Lien Term Loans under the Credit Agreement.

WHEREAS, the parties hereto have agreed to amend the Existing Credit Agreement on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1.                            Amendments to the Existing Credit Agreement.  The Existing Credit Agreement is, effective as of the Amendment No. 3 Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

(a)                                 The Existing Credit Agreement shall be amended as set forth in Exhibit A attached hereto, such that all of the newly inserted double-underlined provisions therein (indicated textually in the same manner as the following example: double-underlined text) shall be deemed to be inserted and all of the stricken text therein (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted therefrom.

(b)                                 The Existing Credit Agreement is amended to add a new Exhibit U thereto as set forth on Exhibit B hereto.

(c)                                  Schedule 5.11 of the Existing Credit Agreement is amended and restated in its entirety as set forth on Exhibit C hereto.

(d)                                 Schedule 12.8 of the Existing Credit Agreement is amended and restated in its entirety as set forth on Exhibit D hereto.

SECTION 2.                            Refinancing Amendment.    For all purposes of the Credit Agreement and each of the other Loan Documents, (i) this Amendment shall constitute a “Refinancing Amendment” and (ii) the First Lien Term Loans shall constitute “Other Loans” and “Credit Agreement Refinancing Indebtedness”.  For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 3 Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations in respect of the First Lien Term Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 3.                            Conditions to Effectiveness.  This Amendment shall become effective as of the first date (the “Amendment No. 3 Effective Date”) when, and only when, each of the following conditions have been satisfied (or waived) in accordance with the terms herein:

(a)                                 The Administrative Agent shall have received counterparts of this Amendment executed by Holdings, the Borrower, the other Loan Parties, the Administrative Agent and each Affiliated Lender.

(b)                                 The Administrative Agent shall have received a duly executed and delivered Conversion Notice from Converting Lenders representing at least 85% of the aggregate outstanding principal amount of Tranche B-2 Loans (excluding Tranche B-2 Loans held by Affiliated Lenders).

(c)                                  The Borrower shall have paid (A) all reasonable, documented and invoiced fees payable to the Administrative Agent and any other agents and advisors as

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agreed in writing between any such Person and the Borrower and (B) all reasonable fees, expenses and disbursements of Paul Hastings LLP, as counsel for the Administrative Agent, incurred in connection with the preparation, negotiation and execution of this Amendment to the extent invoiced at least three (3) Business Days prior to the date hereof.

(d)                                 The Borrower shall have paid to the Administrative Agent, for the ratable account of each Converting Lender, an upfront fee in an amount equal to 0.50% of the aggregate principal amount of the First Lien Term Loans.

(e)                                  The Administrative Agent shall have received a solvency certificate from the chief financial officer or other Responsible Officer of the Borrower, in form and substance consistent with the solvency certificate delivered at closing of the Existing Credit Agreement, attesting to the Solvency of the Borrower and its Subsidiaries, on a Consolidated basis, immediately after giving effect to the transactions contemplated by this Amendment and the exchange or refinancing of Tranche B-2 Loans for or with First Lien Term Loans and the reallocation of a portion of the Loans to the Second Lien Facility.

(f)                                   On and as of the Amendment No. 3 Effective Date, both immediately before and immediately after giving effect to the effectiveness of this Amendment and the exchange or refinancing of Tranche B-2 Loans for or with First Lien Term Loans and the reallocation of a portion of the Loans to the Second Lien Facility, (1) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects; provided that, to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; and provided, further that, any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (2) no Default or Event of Default shall exist, or would result therefrom.  The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying as to the matters set forth in this Section 3(f) and in Sections 3(h), (i) and (j).

(g)                                  The Administrative Agent shall have received (i) a certificate of a Responsible Officer of the Borrower which shall (A) certify the resolutions of the board of directors, members or other body authorizing the execution, delivery and performance by each Loan Party of this Amendment, (B) identify by name and title and bear the signatures of the officers of each Loan Party authorized to sign this Amendment (or certify that the signatures of such officers previously delivered to the Administrative Agent remain true and correct) and (C) contain appropriate attachments, including the organization documents of each Loan Party certified, if applicable, by the relevant authority of the jurisdiction of organization of such Loan Party (or certify that the organization documents of such Loan Party previously delivered to the Administrative Agent remain true and correct) and (ii) a good standing certificate as of a recent date for the Borrower and each Guarantor from its jurisdiction of organization.

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(h)                                 All conditions to effectiveness contained in Section 2 of that certain Amendment No. 6 to the ABL Credit Agreement, dated as of the date hereof, among the Borrower, Holdings, the loan parties party thereto, each lender party thereto, Royal Bank, as ABL Facility Administrative Agent and TPG Specialty Lending, Inc., as FILO Agent, shall have been, or concurrently with the effectiveness of this Amendment shall be, satisfied (or waived).

(i)                                     (i) The First Amendment to Intercreditor Agreement, dated as of the date hereof (the “First Amendment to Intercreditor Agreement”), among Holdings, the Borrower, the Administrative Agent, the Collateral Agent and the ABL Facility Administrative Agent shall have been duly executed and delivered by each party thereto, and shall be in full force and effect and (ii) the First Lien/Second Lien Intercreditor Agreement, dated as of the date hereof, among Holdings, the Borrower, the Administrative Agent and the Second Lien Administrative Agent shall have been duly executed and delivered by each party thereto, and shall be in full force and effect.

(j)                                    The reallocation of 100% of the Loans under the Existing Credit Agreement held by Affiliated Lenders to the Second Lien Facility shall have occurred or shall occur substantially simultaneously with the effectiveness of this Amendment and all conditions to effectiveness contained in Article IV of the Second Lien Credit Agreement shall have been, or concurrently with the effectiveness of this Amendment shall be, satisfied (or waived). The Second Lien Facility Documentation shall have been duly executed and delivered by each party thereto and shall be in full force and effect.

(k)                                 The Administrative Agent shall have received, on behalf of itself and the Lenders, dated the Amendment No. 3 Effective Date, a favorable written opinion of Proskauer Rose, LLP, special counsel for the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent.

(l)                                     The Administrative Agent and the Converting Lenders shall have received on or prior to the Amendment No. 3 Effective Date, all documentation and other information reasonably requested by them in writing at least three (3) Business Days prior to the Amendment No. 3 Effective Date in order to allow the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(m)                             The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property.

(n)                                 The Borrower shall have delivered to the Administrative Agent a perfection certificate in form and substance substantially consistent with the corresponding certificate most recently delivered pursuant to the ABL Facility (but including, for the avoidance of doubt, a reasonably detailed list of all owned real property, including, where applicable, an identification of such owned real property as Material Real Property and/or of the type that is eligible for an Exempt Permitted Sale-Leaseback Transaction).

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SECTION 4.                            Execution and Delivery of First Amendment to Intercreditor Agreement. The Administrative Agent is hereby authorized and directed to execute and deliver the First Amendment to Intercreditor Agreement on the date hereof.

SECTION 5.                            Second Lien Facility; Intercreditor Arrangements. Each Converting Lender and each Affiliated Lender hereby acknowledge that it has received a copy of the Second Lien Credit Agreement, the First Lien/Second Lien Intercreditor Agreement and the form of Notes Intercreditor Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into or consent in writing to this Amendment, and each Converting Lender and each Affiliated has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender or Person.

SECTION 6.                            Mechanics upon Effectiveness.  On the Amendment No. 3 Effective Date, upon the satisfaction of the conditions set forth in Section 3 hereof:

(a)                                 With respect to each Converting Lender:

(i)                                     the outstanding amount of Tranche B-2 Loans of such Converting Lender shall be deemed to be converted to an equal outstanding amount of First Lien Term Loans under the Credit Agreement;

(ii)                                  pursuant to the terms of the Conversion Notice and this Agreement, for purposes of Section 12.1 of the Existing Credit Agreement, each Converting Lender shall be deemed to have consented to this Amendment and the amendment of the Existing Credit Agreement contemplated hereby; and

(iii)                               the Loans under the Existing Credit Agreement held by Affiliated Lenders shall be deemed (A) to have been automatically exchanged for loans under the Second Lien Facility and (B) repaid in full and no longer outstanding under the Credit Agreement.

(b)                                 Each conversion of Tranche B-2 Loans pursuant to Section 6(a) above shall be deemed, automatically and without further act by any Person, to constitute a simultaneous (i) Borrowing by the Borrower of First Lien Term Loans pursuant to Section 2.1(d) of the Credit Agreement from the applicable Converting Lender and (ii) prepayment of Tranche B-2 Loans of such Converting Lender pursuant to Section 2.3(a) of the Existing Credit Agreement, in each case in the amount of such conversion, provided that, the accrued and unpaid interest on such Tranche B-2 Loans shall not be payable at the time of such deemed prepayment, but instead be payable on the last day of the initial Interest Period with respect to the First Lien Term Loans into which such Tranche B-2 Loans are converted.

(c)                                  With respect to Section 6(a) above, the conversion of outstanding Tranche B-2 Loans by each Converting Lender shall be effected by book entry to the extent that any portion of the amount converted by such Converting Lender will be an outstanding amount of First Lien Term Loans of such Converting Lender after giving effect to this

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Amendment, in each case in such manner, and with such supporting documentation, as may be reasonably determined by the Administrative Agent.

SECTION 7.                            Post-Closing Covenant.  (a) To the extent reasonably requested by the Administrative Agent, the Borrower or such other applicable Loan Party shall deliver (or cause to be delivered) to the Administrative Agent within ninety (90) days of the Amendment No. 3 Effective Date one or more mortgage amendments, supplements or restatements in form and substance reasonably satisfactory to the Administrative Agent (the “Mortgage Amendments”) with respect to the Mortgages, duly executed, acknowledged and delivered by a duly authorized officer of each party thereto, in form suitable for filing and recording in all applicable filing or recording offices.

(b)                                       The applicable Loan Parties shall deliver the documents and take the actions required by Section 8.13 of the Credit Agreement.

SECTION 8.                            Consent and Affirmation of the Loan Parties.  Each Loan Party (prior to and after giving effect to this Amendment) hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended or modified by this Amendment.  For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

SECTION 9.                            Representations and Warranties.  (a) Each Loan Party represents and warrants, on and as of the Amendment No. 3 Effective Date, that: (i) it has the corporate or other organizational power to execute and deliver this Amendment, and all corporate or other organizational action required to be taken by it for the execution, delivery and performance by it of this Amendment and the consummation of the transactions contemplated hereby has been taken; (ii) this Amendment has been duly authorized, executed and delivered by it; and (iii) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required to be obtained by it in connection with the execution and delivery of this Amendment, except for such actions, consents, approvals, registrations or filings as have been taken or the failure of which to be obtained or made could not reasonably be expected to have a Material Adverse Effect.

(b)                                       Each Loan Party hereby represents and warrants that, on and as of the Amendment No. 3 Effective Date, both immediately before and immediately after giving effect to this Amendment, the representations and warranties of such Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects; provided that, to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; and provided, further that, any representation or warranty that is qualified as to “materiality,”

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“Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(c)                                  Each Loan Party hereby represents and warrants that, on and as of the date hereof, both immediately before and immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

SECTION 10.                     Reference to and Effect on the Credit Agreement.

(a)                                 On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’ or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by this Amendment.

(b)                                 The Existing Credit Agreement, as specifically amended and otherwise modified by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.  The amendment of the Existing Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection with this Amendment do not constitute a novation of the Existing Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 3 Effective Date, and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement shall, to the extent not paid or deemed paid on or prior to the Amendment No. 3 Effective Date, continue to be owing under the Credit Agreement.  This Amendment shall be a “Loan Document” for purposes of the definition thereof in the Credit Agreement.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document.

SECTION 11.                     Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 12.                     Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 13.                     Headings.  Section headings are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 14.                     Severability.  In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of

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the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired hereby.

SECTION 15.                     Notices; Successors; Waiver of Jury Trial.  All communications and notices hereunder shall be given as provided in the Credit Agreement; provided that each of the Administrative Agent and the Lenders party hereto waive any notice, demand or other communication required to request or make a prepayment or borrowing of Loans made in connection with this Amendment.  The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.  Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.

SECTION 16.                     Waiver.  Subject to the conditions to effectiveness set forth in Section 3 hereof, each Affiliated Lender that has executed a counterpart hereto and each Converting Lender that has delivered a duly executed Conversion Notice hereby waives any compensation that may be required to be made pursuant to Section 3.5 of the Credit Agreement with respect to (a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day prior to the last day of the Interest Period for such Loan or (b) any assignment of a Eurocurrency Rate Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.7 of the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized officers as of the date first above written.

NUMBER HOLDINGS, INC.,
as Holdings

By:	/s/ Felicia Thornton
Name:	Felicia Thornton
Title:	Chief Financial Officer

99 CENTS ONLY STORES LLC,
as the Borrower

By:	/s/ Felicia Thornton
Name:	Felicia Thornton
Title:	Chief Financial Officer

99 CENTS ONLY STORES TEXAS, INC.,
as a Guarantor

By:	/s/ Felicia Thornton
Name:	Felicia Thornton
Title:	Chief Financial Officer

[99 Cents — Signature Page to Amendment No. 3 to Term Loan Credit Agreement]

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Susan, Khokher
Name:	Susan, Khokher
Title:	Manager, Agency

[99 Cents — Signature Page to Amendment No. 3 to Term Loan Credit Agreement]

AF III HOLDINGS A S.À.R.L., a Luxembourg limited liability company, as an Affiliated Lender

By:	/s/ Michael Thomas
Name:	Michael Thomas
Title:	Class A Manager

By:	/s/ Paul Galliver
Name:	Paul Galliver
Title:	Class B Manager

[99 Cents — Signature Page to Amendment No. 3 to Term Loan Credit Agreement]

CANADA PENSION PLAN INVESTMENT BOARD, as an Affiliated Lender

By:	/s/ Pierre Lavallée
Name:	Pierre Lavallée
Title:	Authorized Signatory

By:	/s/ Ryan Selwood
Name:	Ryan Selwood
Title:	Authorized Signatory

[99 Cents — Signature Page to Amendment No. 3 to Term Loan Credit Agreement]

Exhibit A

(see attached)

~~Conformed Copy, incorporating:~~EXHIBIT A

~~Amendment No. 1, dated as of April 4, 2012 and~~

~~Amendment No. 2, dated as of October 8, 2013~~

~~[Published CUSIP Number:           ]~~

~~$525,000,000~~

CREDIT AGREEMENT

Dated as of January ~~13~~

13, 2012, as amended by

Amendment No. 1 dated as of April 4, 2012,

Amendment No. 2 dated as of October 8, 2013, and

Amendment No. 3 dated as of November 7, 2017

among

NUMBER MERGER SUB, INC.,

as the initial Borrower,

which on the Effective Date shall be merged within and into

99 CENTS ONLY STORES LLC (f/k/a 99¢ ONLY STORES),

with 99 CENTS ONLY STORES LLC (f/k/a 99¢ ONLY STORES) surviving such merger as the Borrower,

NUMBER HOLDINGS, INC.,

as Holdings,

ROYAL BANK OF CANADA,

as Administrative Agent,

and

THE OTHER LENDERS PARTY HERETO

BMO CAPITAL MARKETS+,

and DEUTSCHE BANK SECURITIES INC.,

as Co-Syndication Agents,

and

RBC CAPITAL MARKETS,*

BMO CAPITAL MARKETS

and

+ BMO Capital Markets is a brand name for the capital markets activities of Bank of Montreal and its affiliates

~~*~~* RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates

Paul Hastings Draft

December 2, 2011

DEUTSCHE BANK SECURITIES INC.

as Joint Lead Arrangers and as Joint Bookrunners

Page

ARTICLE I	Definitions, Interpretation and Accounting Terms	~~1~~2

SECTION 1.1	Defined Terms	2
SECTION 1.2	Other Interpretive Provisions	~~60~~67
SECTION 1.3	Accounting Terms	~~61~~68
SECTION 1.4	Rounding	~~61~~68
SECTION 1.5	References to Agreements, Laws, Etc.	~~61~~68
SECTION 1.6	Times of Day	~~62~~68
SECTION 1.7	Pro Forma Calculations	~~62~~68

ARTICLE II	The Facility	~~63~~70

SECTION 2.1	The Loans	~~63~~70
SECTION 2.2	Borrowings, Conversions and Continuations of Loans	~~63~~70
SECTION 2.3	Optional Prepayments	~~65~~73
SECTION 2.4	Mandatory Prepayments	~~73~~80
SECTION 2.5	Reduction and Termination of Commitments ~~76~~; Etc.	84
SECTION 2.6	Repayment of Loans	~~76~~84
SECTION 2.7	Evidence of Indebtedness	~~77~~85
SECTION 2.8	Interest	~~78~~86
SECTION 2.9	Fees	~~79~~87
SECTION 2.10	Payments and Computations	~~79~~87
SECTION 2.11	Determination of Adjusted Eurocurrency Rate	~~80~~88
SECTION 2.12	Incremental Borrowings	~~80~~88
SECTION 2.13	Extensions of Loans	~~82~~90
SECTION 2.14	Refinancing Amendments	~~84~~93
SECTION 2.15	~~Loan Repricing Protection~~Prepayment Premium	~~85~~94

ARTICLE III	~~TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY~~Taxes, Increased Costs Protection and Illegality	~~86~~95

SECTION 3.1	Taxes	~~91~~95
SECTION 3.2	Illegality	~~92~~100
SECTION 3.3	Inability to Determine Rates	~~92~~101
SECTION 3.4	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans	~~92~~102

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(continued)

Page

SECTION 3.5	Funding Losses	~~94~~103
SECTION 3.6	Matters Applicable to All Requests for Compensation	~~94~~104
SECTION 3.7	Replacement of Lenders under Certain Circumstances	~~95~~105
SECTION 3.8	Survival	~~96~~106

ARTICLE IV	Conditions Precedent	~~96~~106

SECTION 4.1	Conditions Precedent to Initial Borrowing	~~96~~106
SECTION 4.2	Conditions Precedent to Each Loan	~~100~~109

ARTICLE V	Representations and Warranties	~~100~~110

SECTION 5.1	Existence, Qualification and Power; Compliance with Laws	~~101~~110
SECTION 5.2	Authorization; No Contravention	~~101~~110
SECTION 5.3	Governmental Authorization	~~101~~111
SECTION 5.4	Binding Effect	~~102~~111
SECTION 5.5	Financial Statements; No Material Adverse Effect	~~102~~111
SECTION 5.6	Litigation	~~103~~112
SECTION 5.7	Ownership of Property; Liens	~~103~~112
SECTION 5.8	Environmental Matters	~~103~~112
SECTION 5.9	Taxes	~~103~~112
SECTION 5.10	ERISA Compliance	~~103~~113
SECTION 5.11	Subsidiaries	~~104~~113
SECTION 5.12	Margin Regulations; Investment Company Act	~~104~~114
SECTION 5.13	Disclosure	~~104~~114
SECTION 5.14	Intellectual Property; Licenses, Etc.	~~105~~114
SECTION 5.15	Solvency	~~105~~114
SECTION 5.16	Subordination of Junior Financing	~~105~~115
SECTION 5.17	USA PATRIOT Act	~~105~~115
SECTION 5.18	Collateral Documents	~~106~~115
SECTION 5.19	Use of Proceeds	~~106~~115
SECTION 5.20	Insurance	~~106~~116
~~SECTION 5.21~~	~~Broker’s or Finder’s Commissions~~	~~106~~

(continued)

Page

ARTICLE VI	[~~Reserved~~RESERVED]	~~107~~116

ARTICLE VII	Reporting Covenants	~~107~~116

SECTION 7.1	Financial Statements, Etc.	~~107~~116
SECTION 7.2	Certificates; Other Information	~~108~~118
SECTION 7.3	Notices	~~110~~120

ARTICLE VIII	Affirmative Covenants	~~110~~120

SECTION 8.1	Preservation of Existence, Etc.	~~110~~120
SECTION 8.2	Compliance with Laws, Etc.	~~111~~120
SECTION 8.3	Designation of Subsidiaries	~~111~~121
SECTION 8.4	Payment of Taxes, Etc.	~~111~~121
SECTION 8.5	Maintenance of Insurance	~~112~~121
SECTION 8.6	Inspection Rights	~~112~~122
SECTION 8.7	Books and Records	~~112~~122
SECTION 8.8	Maintenance of Properties	~~113~~122
SECTION 8.9	Use of Proceeds	~~113~~122
SECTION 8.10	Compliance with Environmental Laws	~~113~~123
SECTION 8.11	Covenant to Guarantee Obligations and Give Security	~~113~~123
SECTION 8.12	Interest Rate Protection	~~115~~125
SECTION 8.13	Further Assurances and Post-Closing Covenants	~~115~~125

ARTICLE IX	Negative Covenants	~~116~~126

SECTION 9.1	Liens	~~116~~126
SECTION 9.2	Investments	~~120~~130
SECTION 9.3	Indebtedness	~~123~~133
SECTION 9.4	Fundamental Changes	~~127~~137
SECTION 9.5	Dispositions	~~128~~139
SECTION 9.6	Restricted Payments	~~131~~141
SECTION 9.7	Change in Nature of Business	~~135~~145
SECTION 9.8	Transactions with Affiliates	~~135~~146
SECTION 9.9	Burdensome Agreements	~~138~~148

(continued)

Page

SECTION 9.10	Fiscal Year	~~140~~151
SECTION 9.11	Prepayments, Etc. of Junior Financing	~~140~~151
SECTION 9.12	Modification of Agreements	~~141~~152
SECTION 9.13	Holdings	~~141~~152
~~SECTION 9.14~~	~~Capital Expenditures~~	~~142~~

ARTICLE X	Events of Default	~~143~~153

SECTION 10.1	Events of Default	~~143~~153
SECTION 10.2	Remedies upon Event of Default	~~146~~156
SECTION 10.3	Application of Funds	~~146~~156

ARTICLE XI	The Administrative Agent	~~147~~157

SECTION 11.1	Appointment and Authorization	~~147~~157
SECTION 11.2	Rights as a Lender	~~148~~158
SECTION 11.3	Exculpatory Provisions	~~148~~158
SECTION 11.4	Reliance by the Administrative Agent	~~149~~159
SECTION 11.5	Delegation of Duties	~~150~~160
SECTION 11.6	Resignation of Administrative Agent or the Collateral Agent	~~150~~160
SECTION 11.7	Non-Reliance on Administrative Agent and Other Lenders; Disclosure of Information by Agents	~~151~~161
SECTION 11.8	No Other Duties; Other Agents, Arrangers, Managers, Etc.	~~152~~162
SECTION 11.9	Intercreditor ~~Agreement~~Agreements	~~152~~162
SECTION 11.10	Administrative Agent May File Proofs of Claim	~~152~~163
SECTION 11.11	Collateral and Guaranty Matters	~~153~~164
SECTION 11.12	Secured Cash Management Agreements and Secured Hedge Agreements	~~154~~165
SECTION 11.13	Indemnification of Agents	~~155~~166

ARTICLE XII	Miscellaneous	~~156~~166

SECTION 12.1	Amendments, Etc.	~~156~~166
SECTION 12.2	Successors and Assigns	~~159~~169
SECTION 12.3	Costs and Expenses	~~165~~176

(continued)

Page

SECTION 12.4	Indemnities	~~166~~177
SECTION 12.5	Limitation of Liability	~~167~~178
SECTION 12.6	Right of Setoff	~~167~~178
SECTION 12.7	Sharing of Payments	~~168~~179
SECTION 12.8	Notices and Other Communications; Facsimile Copies	~~168~~180
SECTION 12.9	No Waiver; Cumulative Remedies	~~171~~182
SECTION 12.10	Binding Effect	~~171~~182
SECTION 12.11	Governing Law; Submission to Jurisdiction; Service of Process	~~171~~182
SECTION 12.12	Waiver of Jury Trial	~~173~~184
SECTION 12.13	Marshaling; Payments Set Aside	~~173~~184
SECTION 12.14	Execution In Counterparts	~~173~~184
SECTION 12.15	Electronic Execution of Assignments and Certain Other Documents	~~173~~184
SECTION 12.16	Confidentiality	~~174~~185
SECTION 12.17	Use of Name, Logo, etc.	~~175~~186
SECTION 12.18	USA PATRIOT Act Notice	~~175~~186
SECTION 12.19	No Advisory or Fiduciary Responsibility	~~175~~186
SECTION 12.20	Severability	~~176~~187
SECTION 12.21	Survival of Representations and Warranties	~~176~~187
SECTION 12.22	Lender Action	~~176~~187
SECTION 12.23	Interest Rate Limitation	~~177~~188
SECTION 12.24	Amendments to the First Lien/Second Lien Intercreditor Agreement and Notes Intercreditor Agreement	188
SECTION 12.25	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	189

v

(continued)

Page

SCHEDULES

Schedule I	-	Term Commitments
Schedule II	-	Subsidiary Guarantors
Schedule 1.1A	-	Certain Security Interests and Guarantees
Schedule 1.7(b)	-	Adjustments to Consolidated EBITDA
Schedule 5.10(a)	-	ERISA Compliance
Schedule 5.11	-	Subsidiaries and Other Equity Investments
Schedule 8.13	-	Post-Closing Items
Schedule 9.1(b)	-	Existing Liens
Schedule 9.2(f)	-	Existing Investments
Schedule 9.3(b)	-	Existing Indebtedness
Schedule 9.6(c)	-	Permitted Restricted Payments
Schedule 9.8(h)	-	Existing Transactions with Affiliates
Schedule 9.9	-	Burdensome Agreements
Schedule 12.8	-	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Exhibit A	-	Form of Acceptance and Prepayment Notice
Exhibit B	-	Form of Assignment and Assumption
Exhibit C	-	Form of Committed Loan Notice
Exhibit D	-	Form of Compliance Certificate
Exhibit E	-	Form of Discount Range Prepayment Notice
Exhibit F	-	Form of Discount Range Prepayment Offer
Exhibit G	-	Form of Guaranty
Exhibit H	-	Form of Intercompany Subordination Agreement
Exhibit I	-	Form of Intercreditor Agreement
Exhibit J	-	Form of Security Agreement
Exhibit K	-	Form of Solicited Discounted Prepayment Notice
Exhibit L	-	Form of Solicited Discounted Prepayment Offer
Exhibit M	-	Form of Specified Discount Prepayment Notice
Exhibit N	-	Form of Specified Discount Prepayment Response
Exhibit O	-	Form of Note
Exhibit P	-	Form of Non-Bank Certificate
Exhibit Q-1	-	Form of Opinion of Proskauer Rose LLP, New York and California Counsel for the Loan Parties
Exhibit Q-2	-	Form of Opinion of Greenberg Traurig, LLP, Nevada Counsel for the Loan Parties
Exhibit R	-	Form of Solvency Certificate
Exhibit S	-	Form of Affiliated Lender Notice
Exhibit T	-	Form of Mortgage

(continued)

Page

Exhibit U-1	-	Form of First Lien/Second Lien Intercreditor Agreement
Exhibit U-2	-	Form of Notes Intercreditor Agreement

This CREDIT AGREEMENT ~~(“Agreement”)~~ is entered into as of January 13, 2012 among NUMBER MERGER SUB, INC., a California corporation and the initial Borrower (which on the Effective Date shall be merged with and into 99 CENTS ONLY STORES LLC (f/k/a 99¢ ONLY STORES), a California ~~corporation~~limited liability company (the “Company”), with the Company surviving such merger as the successor Borrower), NUMBER HOLDINGS, INC., a Delaware corporation (“Holdings”), ROYAL BANK OF CANADA, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) under the Loan Documents, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

Pursuant to the Merger Agreement (as this and other capitalized terms used in these preliminary statements are defined in Section 1.1 below), Number Merger Sub, Inc., a California corporation and a direct wholly owned subsidiary of Holdings (“Merger Sub”), will merge (the “Merger”) with and into the Company, with (i) subject to dissenters’ rights, the Merger Consideration being paid, and (ii) the Company surviving as a wholly owned subsidiary of Holdings.

The Borrower has requested that, substantially simultaneously with the consummation of the Merger, (i) the Lenders extend credit to the Borrower in the form of Loans on the Effective Date in an initial aggregate principal amount of up to $525,000,000 pursuant to this Agreement, and (ii) certain other lenders extend credit to the Borrower in the form of an ABL Facility in an initial aggregate principal amount of $175,000,000 pursuant to the ABL Facility Credit Agreement.

The proceeds of the Loans, together with (i) a portion of the Company’s cash on hand, (ii) borrowings under the ABL Facility, (iii) the proceeds of the issuance of the Senior Notes (or, if and to the extent the Borrower does not, or is unable to, issue the Senior Notes generating gross proceeds of at least $250,000,000 on or before the Effective Date, the proceeds of loans under a bridge facility in the aggregate principal amount of at least $250,000,000, less the aggregate gross proceeds of the Senior Notes, if any, issued on or before the Effective Date) and (iv) the proceeds of the Equity Contribution, will be used to pay the Merger Consideration and the Transaction Expenses.

The applicable Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

SECTION 1.1                                             Defined Terms.

As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ABL Facility Administrative Agent” means Royal Bank of Canada in its capacity as administrative agent and collateral agent under the ABL Facility Credit Agreement, or any successor administrative agent and collateral agent under the ABL Facility Credit Agreement.

“ABL Facility Credit Agreement” means that certain asset-based ~~revolving~~ credit agreement dated as of the ~~date hereof~~Effective Date, among the Borrower, Holdings, the lenders party thereto ~~and Royal Bank of Canada, as administrative agent and collateral agent,~~, the ABL Facility Administrative Agent and the FILO Agent, as amended on April 4, 2012, October 8, 2013, August 24, 2015, April 8, 2016, September 6, 2017, November 7, 2017 and as the same may be further amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced, from time to time, in whole or in part, in one or more agreements (in each case with the same or new lenders, institutional investors or agents), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, and in each case any Permitted Refinancing thereof, in each case as and to the extent permitted by this Agreement and the Intercreditor Agreement.

“ABL Facility” means the asset-based ~~revolving~~ credit facilities under the ABL Facility Credit Agreement.

“ABL Facility Documentation” means the ABL Facility Credit Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith.

“ABL Facility Lenders” means the lenders from time to time party to the ABL Facility Credit Agreement.

“Acceptable Discount” has the meaning specified in Section 2.3(d)(iv)(B).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.3(d)(iv)(C).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit A.

“Acceptance Date” has the meaning specified in Section 2.3(d)(iv)(B).

“ACOF III” means Ares Corporate Opportunities Fund III, L.P., and its Affiliates.

“Acquisition” means the purchase or other acquisition by any Person of property and assets or businesses of any other Person or of assets constituting a business unit, a line of business or division of any Person, a Store or Equity Interests in any Person that, upon the consummation thereof, will be or become part of a direct or indirect wholly owned Restricted Subsidiary of such Person (including as a result of a merger, consolidation or amalgamation).

“Acquisition Documents” means the Merger Agreement and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to the Effective Date or thereafter.

“Additional Lender” means, at any time, any bank, financial institution or other institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of any (a) Incremental Loans in accordance with Section 2.12 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.14.

“Adjusted Eurocurrency Rate” means with respect to any Eurocurrency Rate Loan for any Interest Period, an interest rate per annum equal to the greater of (a) the Eurocurrency Rate for such Interest Period multiplied by the Statutory Reserve Rate and (b) 1.00% per annum.  The Adjusted Eurocurrency Rate will be adjusted automatically as to all Eurocurrency Rate Loans then outstanding as of the effective date of any change in the Statutory Reserve Rate.

“Administrative Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 12.8, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender” means, at any time, any Lender that is a Sponsor or an Affiliate of Holdings (other than Holdings, the Borrower or any of their respective Subsidiaries) at such time.

“Affiliated Lender Cap” has the meaning specified in Section 12.2(h)(iv).

“Agent Parties” has the meaning specified in Section 12.8(d).

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, attorney-in-fact, partners and trustees of such Persons and of such Persons’ Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, each Co-Syndication Agent and each co-agent or sub-agent (if any) appointed by the Administrative Agent from time to time pursuant to Section 11.5 and the Arrangers.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

“All-In Yield” means, as to any Indebtedness, the yield thereon, whether in the form of interest rate, margin, OID, upfront fees or a Eurocurrency Rate greater than 1.00% (with such increased amount being equated to interest margins for purposes of determining any increase to the Applicable Margin, and without taking into account any fluctuations in the Eurocurrency Rate), or otherwise; provided that OID and upfront fees (which shall be deemed to constitute like amounts of OID) shall be equated to interest rate margins assuming a 4-year life to maturity, and shall be calculated in a manner consistent with generally accepted financial practices~~)~~; provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, underwriting fees or similar fees paid to arrangers for such Indebtedness.

“Amendment No. 1” means Amendment No. 1 to the Credit Agreement, dated as of April 4, 2012, among Holdings, the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means the date of satisfaction (or waiver) of the conditions precedent set forth in Section 3 of Amendment No. 1.

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of October 8, 2013, among Holdings, the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” means the “Amendment Effective Date” under and as defined in Amendment No. 2.

“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of November 7, 2017, among Holdings, the Borrower, the other Loan Parties party thereto, the Lenders party thereto or consenting in writing thereto and the Administrative Agent.

“Amendment No. 3 Converting Lender” means each Lender that has executed and delivered a Conversion Notice (as defined in Amendment No. 3) indicating its request to have the entire principal amount of its outstanding Tranche B-2 Loans converted to First Lien Term Loans on the Amendment No. 3 Effective Date.

“Amendment No. 3 Effective Date” means the “Amendment No. 3 Effective Date” under and as defined in Amendment No. 3.

“Amendment No. 6 to the ABL Facility Credit Agreement” means Amendment No. 6 to the ABL Facility Credit Agreement, dated as of November 7, 2017, among the Borrower, Holdings, the lenders party thereto, the ABL Facility Administrative Agent and the FILO Agent.

“Annual Financial Statements” means the audited Consolidated balance sheets of the Company as of the Saturday closest to each of March 31, 2011 and 2010, and the related Consolidated statements of operations, changes in stockholders’ equity and cash flows for the Company for the Fiscal Years then ended.

“Applicable Discount” has the meaning specified in Section 2.3(d)(iii)(B).

“Applicable Margin” means a percentage per annum equal to, (a) in the case of Initial Loans, (i) for Eurocurrency Rate Loans, 5.50%, and (ii) for Base Rate Loans, 4.50%, (b) in the case of Tranche B-1 Loans, (i) for Eurocurrency Rate Loans, 4.00%, and (ii) for Base Rate Loans, 3.00%, ~~and~~ (c) in the case of Tranche B-2 Loans, (i) for Eurocurrency Rate Loans, 3.50%, and (ii) for Base Rate Loans, 2.50% and (d) in the case of the First Lien Term Loans, (i) for Eurocurrency Rate Loans, 6.50%, and (ii) for Base Rate Loans, 5.50%.

“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Approved Fund” means, with respect to any Lender, any Fund that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender.

“Arrangers” means RBC Capital Markets*, BMO Capital Markets• and Deutsche Bank Securities Inc., each in its capacity as a joint lead arranger under this Agreement as of the Effective Date.

“Asset Sale” means any Disposition of any property by any Loan Party other than any Disposition of any property permitted by Section 9.5(a), (b), (c), (d), (e), (g), (h), (i), (k), (m), (n), (o), (p) and (r).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Attorney Costs” means all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative

~~*~~* RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

~~•~~• BMO Capital Markets is a brand name for the capital markets activities of Bank of Montreal and its affiliates.

Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 2.3(d); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Available Amount” means, at any time (the “Reference Date”), the sum of (without duplication):

(a)                                 ~~an amount equal to $25,000,000; provided that, after giving effect to the Share Repurchase, such amount shall be reset at $20,000,000; plus~~[reserved]; plus

(b)                                 ~~an amount, determined for all Fiscal Years commencing with the Fiscal Year ending on or around March 31, 2013, equal to (A) the cumulative amount of Excess Cash Flow (which amount shall not be less than zero in any Fiscal Year) of the Borrower and the Restricted Subsidiaries for each Fiscal Year ending after the Effective Date and prior to such time of determination minus (B) the portion of such Excess Cash Flow that has been (or is required to be) applied to the prepayment of Loans in accordance with Section 2.4(a); provided that, from and after March 31, 2013, such amount shall equal 50% of Consolidated Net Income of the Borrower for the period (taken as one accounting period) from March 31, 2013 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of determination (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus~~[reserved]; plus

(c)                                  the amount of any capital contributions made in cash or Cash Equivalents to the Borrower or Net Cash Proceeds from the issuance or sale of Qualified Equity Interests of any direct or indirect parent of the Borrower (other than any amount designated as a Cure Amount (as defined in the ABL Facility Credit Agreement), or an Excluded Contribution or any amount (x) increasing Restricted Payment capacity under clause (ii) of the proviso of Section 9.6(f) or (y) applied to (1) prepay Indebtedness under Sections 9.11(iii) or 9.11(vi) or (2) finance Capital Expenditures under clause (viii) of the proviso to the definition thereof) received by the Borrower (or any direct or indirect parent thereof and contributed by such parent, directly or indirectly, to the Borrower) during the period from and including the Business Day immediately following the Amendment No. 3 Effective Date through and including the Reference Date; provided that any such equity contribution made by, or Net Cash Proceeds received from, the Sponsors in connection with the exchange or refinancing of the Tranche B-2 Loans or the Senior Notes shall not be included in the Available Amount until on or following the 12 month anniversary of the Amendment No. 3 Effective Date; plus

(d)                                 in the event that the Available Amount has been reduced as a result of an Investment made pursuant to Section 9.2(r), to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment or required to be applied to prepay Loans in accordance with Section 2.4(b), the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the Disposition of any such Investment, and the aggregate amount of all returns, profits, dividends, other distributions and similar amounts received by the Borrower or any Restricted Subsidiary in cash or Cash Equivalents in respect of such Investment, in each case, from and including the

Business Day immediately following the Effective Date through and including the Reference Date; plus

(e)                                  ~~in the event that the Available Amount has been reduced as a result of an any Investment made pursuant to Section 9.2(r), in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, in the event any such Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, an amount equal to the lesser of Fair Market Value (as determined in good faith by the Borrower) of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary (i) at the time of such redesignation, merger, combination or transfer (or of the assets transferred or conveyed, as applicable), and (ii) at the time of the original Investment by the Borrower or any Restricted Subsidiary in such Unrestricted Subsidiary, during the period from and including the Business Day immediately following the Effective Date through and including the Reference Date; minus~~[reserved]; minus

(f)                                   the aggregate amount, without duplication, of any Investment made pursuant to Section 9.2(r)~~, any Investment made pursuant to Section 9.2(i)~~, any Restricted Payment made pursuant to Section 9.6(l) or any payment made pursuant to Section 9.11(i) during the period commencing on the Amendment No. 3 Effective Date and ending on the Reference Date.

It is understood and agreed that any and all Retained Declined Proceeds shall be disregarded for purposes of calculating the Available Amount.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as announced from time to time by the Administrative Agent as its “prime rate” at its principal office in New York City, and (c) the Adjusted Eurocurrency Rate on such day for an Interest Period of one (1) month plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day); provided, however, that during the period from the Effective Date to the date that is 30 days after the Effective Date (or such earlier date as shall be specified by the Administrative Agent on which a Eurocurrency Rate Loan has become available), the “Base Rate” shall mean the rate per annum equal to the Adjusted Eurocurrency Rate for an Interest Period of one month as in effect on the Effective Date.  The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the Base Rate due to a change in such rate announced by the Administrative Agent or in the Federal Funds Effective Rate shall take effect at the opening of business on the day specified in the announcement of such change.

“Base Rate Loan” means any Loan during any period in which it bears interest based on the Base Rate.

“Beneficial Owner” has the meaning given to such term in Rules 13(d)-3 and 13(d)-5 under the Exchange Act.  “Beneficially Owned” has the meaning correlative thereto.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Bona Fide Debt Fund Affiliate” means any debt fund or investment vehicle that is an Affiliate of any Disqualified Lender described in clause (i) or (ii) of the definition thereof (a) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (b) with respect to which no personnel involved in the investment in, or management of, the relevant Disqualified Lender described in clause (i) or (ii) of the definition thereof (1) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund or investment vehicle or (2) has access to any information (other than information that is publicly available) relating to Holdings, the Company and/or their respective Subsidiaries.

“Borrower” means (i) prior to the effectiveness of the Merger, Merger Sub, and (ii) thereafter, the Company.

“Borrower Materials” has the meaning specified in Section 12.8(b).

“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Loans at a specified discount to par pursuant to Section 2.3(d)(ii).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Loans at a specified range of discounts to par pursuant to Section 2.3(d)(iii).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Loans at a discount to par pursuant to Section 2.3(d)(iv).

“Borrowing” means a borrowing consisting of Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurocurrency Rate Loans, having the same Interest Period.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Los Angeles, California or in the jurisdiction where the Administrative Agent’s Office with respect to Obligations is located and if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank Eurocurrency market.

“Capital Expenditures” means, for any period, the aggregate of (a) all amounts that would be reflected as additions to property, plant or equipment on a Consolidated statement of cash flows of the Borrower and the Restricted Subsidiaries in accordance with GAAP and (b) the value of all assets under Capitalized Leases incurred by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a Consolidated statement of cash flows of the Borrower and the Restricted Subsidiaries; provided that the term “Capital Expenditures” shall not include: (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the proceeds of Dispositions of Collateral that are not required to be applied to prepay the Loans pursuant to Section 2.4(b) (including any Retained Declined Proceeds in respect thereof) or prepay loans under the Second Lien Facility pursuant to the Second Lien Credit Agreement or the ABL Facility pursuant to the ABL Facility Credit Agreement, (iv) expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for, or reimbursed to the Borrower or any Restricted Subsidiary in cash or Cash Equivalents, by a Person other than the Borrower or any Restricted Subsidiary and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation (other than rent) in respect of such expenditures to such Person or any other Person (whether before, during or after such period), (v) expenditures to the extent constituting any portion of an Acquisition permitted under this Agreement (but shall include Capital Expenditures made with the cash proceeds of such Acquisition by the Borrower or any Restricted Subsidiary that is a recipient thereof), (vi) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (A) used or surplus equipment traded in at the time of such purchase and (B) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business, (vii) expenditures relating to the construction, acquisition, replacement, reconstruction, development, refurbishment, renovation or improvement of any property which has been transferred to a Person other than the Borrower or a Restricted Subsidiary during the same Fiscal Year in which such expenditures were made pursuant to a Permitted Sale-Leaseback Transaction to the extent of the cash proceeds received by the Borrower or such Restricted Subsidiary pursuant to such Permitted Sale-Leaseback Transaction; or (viii) expenditures financed with the proceeds of an issuance of Equity Interests of Holdings, any direct or indirect parent thereof, or a capital contribution to the Borrower or Indebtedness permitted to be incurred hereunder.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Collateral Account” means an account held at, and subject to the sole dominion and control of, the Collateral Agent.

“Cash Equivalents” means:

(a)                                 Dollars, Canadian dollars, pounds sterling, euros or in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business and not for speculation;

(b)                                 readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of two (2) years or less from the date of acquisition;

(c)                                  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, or bankers’ acceptances, in each case, with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250,000,000 and whose long-term debt is rated at least “A-2” or the equivalent thereof by Moody’s or at least “A” or the equivalent thereof by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(d)                                 repurchase obligations for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)                                  commercial paper issued by a corporation (other than an Affiliate of the Borrower) rated at least P-1 by Moody’s or A-1 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another internationally recognized rating agency), in each case maturing within 12 months after the date of acquisition thereof;

(f)                                   readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another internationally recognized rating agency), in each case with maturities of two (2) years or less from the date of acquisition;

(g)                                  Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of at least A-2 by Moody’s or A by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another internationally recognized rating agency), in each case with maturities not exceeding two years from the date of acquisition;

(h)                                 investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (g) above; and

(i)                                     auction rate securities held by the Borrower on the Effective Date in an aggregate amount not to exceed $10,000,000.

“Cash Interest Election” means the election by the Borrower to pay all or a portion of the PIK Interest on the First Lien Term Loans in cash (and not payable in kind) under Section 2.8(a)(ii) with respect to the interest due on any applicable interest payment date set forth in Section 2.8(b); provided that any such election shall be made by notice to the Administrative Agent at least three (3) Business Days prior to such applicable interest payment date (or such shorter period as agreed to by the Administrative Agent in its reasonable discretion).

“Cash Management Bank” means any Person that is a Lender or an Affiliate of a Lender at the time it provides any Cash Management Services, whether or not such Person subsequently ceases to be a Lender or an Affiliate of a Lender.

“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of or in connection with any Cash Management Services and designated by the Cash Management Bank and the Borrower in writing to the Administrative Agent as “Cash Management Obligations”.

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty (excluding the taking effect after the date of this Agreement of a law, rule, regulation or treaty adopted prior to the date of this Agreement), (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.  It is understood and agreed that (i) (x) the Dodd—Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173), all Laws relating thereto, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all rules or directives and any compliance by a Lender with any requests or guidelines promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, for the purposes of this Agreement, be deemed to be adopted subsequent to the ~~date hereof~~Effective Date and (ii) for purposes of this Agreement, the adoption of a successor provision that is substantially equivalent to the promulgation of Treasury regulations in respect of or the issuance of official interpretations of FATCA shall be deemed not an occurrence described in the preceding sentence.

“Change of Control” means the earliest to occur of:

(a)                                 at any time prior to the consummation of a Qualifying IPO: any Person or group of Persons (other than Permitted Holders) acquiring, beneficially, directly or indirectly, greater than 50% of the aggregate ordinary voting power for the election of directors represented by the issued and outstanding Equity Interests of Holdings (in each case, determined on a fully diluted basis but not giving effect to contingent voting rights that have not vested); or

(b)                                 at any time upon or after the consummation of a Qualifying IPO (1) any Person (other than a Permitted Holder) or (2) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the Beneficial Owner, directly or indirectly, of Equity Interests representing more than thirty-five percent (35%) of the aggregate ordinary voting power for the election of directors represented by the issued and outstanding Equity Interests of Holdings (in each case, determined on a fully diluted basis but not giving effect to contingent voting rights that have not vested) and the percentage of aggregate ordinary voting power for the election of directors so held is greater than the percentage of the aggregate ordinary voting power for the election of directors represented by the Equity Interests of Holdings Beneficially Owned, directly or indirectly, in the aggregate by the Permitted Holders (in each case, determined on a fully diluted basis but not giving effect to contingent voting rights that have not vested);

unless, in the case of either clause (a) or (b) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors of Holdings; or

(c)                                  any “Change of Control” (or any comparable term) in any document pertaining to the Second Lien Facility (or any Permitted Refinancing thereof), the ABL Facility (or any Permitted Refinancing thereof), the Senior Notes or the Senior Notes Indenture, any indenture governing notes issued in a Permitted Refinancing of the Senior Notes, or any documents governing any Credit Agreement Refinancing Indebtedness (or any Permitted Refinancing thereof); or

(d)                                 the Borrower ceases to be a direct Wholly-Owned Subsidiary of Holdings (or any successor (a “Permitted Holdings Successor”) of Holdings that (A) becomes the direct parent of the Borrower and owns no other direct Subsidiaries and (B) has expressly assumed (and is in compliance with) all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent); provided that ACOF III or one or more of its designees may own up to 20% of the Class B Equity Interests (determined on a fully diluted basis but not giving effect to contingent voting rights that have not vested), so long as Holdings has collaterally assigned its call rights set forth in the Shareholders Agreement with respect to such Class B Equity Interests to the Collateral Agent to secure the Secured Obligations.

The merger of Merger Sub with and into the Company shall in no event constitute a Change of Control.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Loans, Incremental Loans, Other Loans or Extended Loans, (b) any Commitment, refers to whether such Commitment is a Commitment in respect of Initial Loans, Other Commitment (and, in the case of an Other Commitment, the Class of Loans to which such Commitment relates), or a Commitment in respect of a Class of Loans to be made pursuant to an Incremental Amendment or an Extension Amendment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.  Other Commitments, Other Loans, Incremental Loans and Extended Loans that have different terms and conditions shall be construed to be in different Classes.  For the avoidance of doubt, Tranche B-2 Loans and First Lien Term Loans shall be construed to be in different Classes.

“Class B Equity Interests” means the Class B Common Stock of the Borrower.

“Closing Date Material Adverse Effect” means any change, development, event, effect or occurrence (each, an “Event”) that, individually or in the aggregate:

(a)                                 has or would reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; or

(b)                                 prevents or materially delays the Company from performing its obligations under the Merger Agreement in any material respect or from consummating the Merger; provided, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Closing Date Material Adverse Effect pursuant to clause (a) above:

(i)                                     any Event generally affecting (A) the geographic regions or the industry in which the Company primarily operates to the extent that they do not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, in relation to other companies in the industry in which the Company primarily operates, or (B) the economy or financial, debt, credit, banking, foreign exchange, securities or capital markets, including any change in interest, currency or exchange rates, or in any commodity, security or market index, and including any disruption of any thereof, in the United States or elsewhere in the world to the extent that they do not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, in relation to other companies in the industry in which the Company primarily operates; or

(ii)                                  to the extent (but only to the extent) arising or resulting from any of the following:

(A)                               changes in applicable Law or applicable accounting regulations or principles or interpretations thereof to the extent that they do not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, in relation to other companies in the geographic area or industry in which the Company primarily operates;

(B)                               the announcement or pendency of the Merger Agreement or any related agreement or the anticipated consummation of the Merger (including the identity of Holdings or any of its affiliates as the acquiror of the Company, or any action taken, delayed or omitted to be taken by the Company at the request or with the prior consent of Holdings or Merger Sub), including the impact thereof on relationships, contractual or otherwise, with employees, customers, subcontractors or partners;

(C)                               national or international political conditions, any outbreak or escalation of hostilities, insurrection or war, whether or not pursuant to declaration of a national emergency or war, acts of terrorism, sabotage, strikes, freight embargoes or other calamity or crisis to the extent that they do not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, in relation to other companies in the geographic area or industry in which the Company primarily operates;

(D)                               any decline in the market price, or change in trading volume, of the capital stock of the Company or any change in or failure to meet publicly announced revenue or earnings projections (whether such projections or predictions were made by the Company or independent third parties) or internal projections (it being understood that any Event giving rise to such failure (other than any Event described in clause (i) or (ii) of this paragraph) may be taken into account in determining whether there has been or will be a Closing Date Material Adverse Effect);

(E)                                any proceeding by any of the Company’s stockholders (other than the Rollover Investors) arising out of, concerning or related to the Merger Agreement or the Merger or any related proposals or processes that were announced or became known publicly (whether before or after the date of the Merger Agreement); or

(F)                                 fires, epidemics, quarantine restrictions, earthquakes, hurricanes, tornadoes or other natural disasters to the extent that they do not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, in relation to other companies in the geographic area or industry in which the Company primarily operates.  For purposes of this definition, “Company Subsidiaries”, “Law”, “Merger” and “Rollover Investors” shall have the meanings assigned to such terms in the Merger Agreement.

“Co-Syndication Agents” means BMO Capital Markets• and Deutsche Bank Securities Inc., each as a Co-Syndication Agent under this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the Treasury regulations promulgated thereunder.

~~•~~• BMO Capital Markets is a brand name for the capital markets activities of Bank of Montreal and its affiliates.

“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document and shall include the Mortgaged Properties.

“Collateral Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)                                 the Collateral Agent shall have received each Collateral Document required to be delivered on the Effective Date pursuant to Section 4.1(a)(iv) or pursuant to Section 8.11 or Section 8.13 at such time, duly executed by each Loan Party thereto;

(b)                                 all Obligations shall have been unconditionally guaranteed by Holdings, each wholly-owned Material Domestic Subsidiary of the Borrower that is not an Excluded Subsidiary, including those Subsidiaries that are listed on Schedule II hereto and any Restricted Subsidiary of the Borrower that Guarantees the Senior Notes, any Indebtedness incurred by the Borrower pursuant to the Second Lien Facility or the ABL Facility, any Junior Financing or any Credit Agreement Refinancing Indebtedness (or, in each case, any Permitted Refinancing thereof) (each such guarantor, a “Guarantor”);

(c)                                  the Obligations and the Guaranty shall have been secured by a perfected first-priority security interest (subject, as to priority, only to (i) non-consensual Liens permitted by Section 9.1, (ii) Liens permitted under Section 9.1 (including under clause (v) thereof) securing the Obligations (as defined under the ABL Facility Credit Agreement) or any Permitted Refinancing thereof (in each case, subject to the terms of the Intercreditor Agreement and the Notes Intercreditor Agreement) and (iii) Liens permitted under Section 9.1(p), and any modification, replacement, renewal or extension of any such Liens to the extent permitted under Section 9.1(y)) in (A) the Equity Interests of the Borrower (other than any Class B Equity Interests owned by ACOF III or one or more of its designees as permitted hereunder; provided that Holdings shall collaterally assign its call rights set forth in the Shareholders Agreement with respect to such Class B Equity Interests to the Collateral Agent to secure the Secured Obligations), (B) all Equity Interests of each Domestic Subsidiary that is a Restricted Subsidiary (other than a Domestic Subsidiary described in the following clause (C)(1)) and that is a direct Wholly-Owned Subsidiary of the Borrower or any Subsidiary Guarantor and (C) 65% of the issued and outstanding Equity Interests of (1) each Domestic Subsidiary that is a Restricted Subsidiary and a direct Wholly-Owned Subsidiary of the Borrower or any Subsidiary Guarantor and that is a disregarded entity for United States Federal income tax purposes substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries and (2) each Foreign Subsidiary that is a Restricted Subsidiary and a direct Wholly-Owned Subsidiary of the Borrower or any Subsidiary Guarantor  (it being understood, for the avoidance of doubt, that each of the preceding clauses (1) and (2) shall be interpreted as intended to prevent the application of Section 956 of the Code to Holdings, the Borrower and any of their respective Subsidiaries as a result of the Obligations, the Secured Obligations and the Guaranty); provided that Holdings, the Borrower and their respective Subsidiaries shall not be required to enter into any pledge or other collateral agreements governed by foreign Law; and

(d)                                 except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 9.1, or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected first-priority security interest (to the extent such security interest may be perfected by delivering certificated securities, filing financing statements under the UCC or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in substantially all tangible and intangible personal property Collateral of the Borrower and each Guarantor, in each case, as, and with the priority, required by the Collateral Documents, in each case subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents; provided that any such security interests in Collateral shall be subject to the terms of the Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and the Notes Intercreditor Agreement.

The foregoing definition shall not require (i) Holdings, the Borrower or any of their respective Subsidiaries to enter into any Collateral Documents (or any foreign equivalent thereof), or any other pledge or collateral documents, governed or purported to be governed by foreign Law, ~~or~~ (ii) the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, surveys, abstracts or appraisals with respect to, particular assets if and for so long as, in the reasonable judgment of both the Collateral Agent and the Borrower, the cost, difficulty, burden or consequences of creating or perfecting such pledges or security interests in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect to such assets shall be excessive in relation to the benefit to the Lenders to be afforded thereby or (iii) with respect to any Loan Party, the Guarantee of any Obligation that constitutes an Excluded Swap Obligation with respect to such Loan Party.

Subject to the immediately preceding paragraph, the Collateral Agent may grant extensions of time for the creation or perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond (x) the Effective Date or, if later, the date required by the proviso at the end of Section 4.1(a) or Section 8.13 for the creation or perfection of security interests in the assets of the Loan Parties on such date, or (y) the closing date of any Acquisition permitted by this Agreement or, if later, the date required by Section 8.11 or Section 8.13 for the creation or perfection of security interests in the assets acquired in such Acquisition on such date) where it reasonably determines, in consultation with the Borrower, that creation or perfection cannot reasonably be accomplished without undue effort, difficulty, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, each of the mortgages, collateral assignments, the Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Agents and the Lenders pursuant to Section 4.1(a)(iv), Section 8.11 or Section 8.13, the Guaranty, the Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement, the Notes Intercreditor Agreement and each of the other agreements, instruments or documents executed and delivered by one or more Loan Parties that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent for the benefit of the Secured Parties to secure or Guarantee the Obligations.

“Commitment” means, as to each Lender, its obligation to make a Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Loan to be made by such Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.5 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension Amendment.  The initial amount of each Lender’s Commitment is set forth on Schedule I under the caption “Commitment” or, otherwise, in the Assignment and Assumption, Incremental Amendment, Refinancing Amendment or Extension Amendment pursuant to which such Lender shall have assumed its Commitment, as the case may be.  ~~The initial aggregate amount of the Commitments is $525,000,000.~~

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.2(a), which, if in writing, shall be substantially in the form of Exhibit C.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the introductory paragraph to this Agreement.

“Company Parties” means the collective reference to Holdings and its Subsidiaries, including the Borrower, and “Company Party” means any one of them.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D and which certificate shall in any event be a certificate of the chief financial officer (a) certifying as to whether to such chief financial officer’s knowledge, except as otherwise disclosed to the Administrative Agent pursuant to this Agreement, an Event of Default has occurred and is continuing and, if applicable, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth a reasonably detailed calculation, in the case of financial statements delivered under Section 7.1, beginning with the financial statements for the Fiscal Year of the Borrower ending on or around March 31, 2013, of Excess Cash Flow for such fiscal year and (c) setting forth reasonably detailed calculations, in the case of financial statements delivered under Section 7.1, beginning with the financial statements for the Fiscal Year of the Borrower ending on March 31, 2012, of the Net Cash Proceeds received during the applicable period by or on behalf of, the Borrower or any of the Restricted Subsidiaries in respect of any Disposition subject to prepayment pursuant to Section 2.4(b)(i).

“Consolidated” means, with respect to any Person, the consolidation of accounts of such Person and any other Person in accordance with GAAP, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary shall be accounted for as an Investment.  Unless the context otherwise requires “Consolidated” refers to the consolidated of accounts of the Borrower and the Restricted Subsidiaries in accordance with GAAP.  “Consolidation” has a correlative meaning.

“Consolidated Current Assets” means, as at any date of determination, the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents, and excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transaction or any consummated acquisition.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (a) the current portion of any Funded Debt, (b) the current portion of interest, (c) accruals for current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, disposed, abandoned or discontinued operations or business optimization (including consolidation initiatives, accrued severance and facility closure costs), (e) revolving loans, swingline loans and letter of credit obligations under the ABL Facility or any other revolving credit facility, (f) the current portion of any Capitalized Lease Obligation, (g) deferred revenue arising from cash receipts that are earmarked for specific projects, (h) liabilities in respect of unpaid earn-outs, (i) the current portion of deferred acquisition costs and (j) the current portion of any other long-term liabilities, and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transaction or any consummated acquisition.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of key money and other intangible assets and deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and the Restricted Subsidiaries for such period on a Consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)                                 increased, in each case to the extent deducted (and not added back) or, in the case of clause (l) not already included, in Consolidated Net Income, and in each case, without duplication, by:

(a)                                 provision for taxes based on income or profits or capital, including state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued, including any penalties and interest relating to any tax examinations; plus

(b)                                 Fixed Charges of such Person for such period (including (i) net losses on Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk and (ii) expenses of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a) through (c) thereof; plus

(c)                                  Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d)                                 extraordinary, non-recurring, unusual and exceptional losses, charges and expenses; plus

(e)                                  losses, charges and expenses relating to the Transaction; business optimization (including consolidation initiatives), relocation or integration; consolidation or closing of stores, distribution centers or other facilities or exiting lines of business; acquisitions after the Effective Date; initiatives aimed at profitability improvement; strategic initiatives; personnel relocation, restructuring, redundancy, severance, termination, settlement or judgment; one-time compensation charges; and the amount of any signing, retention and completion bonuses; plus

(f)                                   losses, charges and expenses attributable to Disposed or discontinued operations and losses, charges and expenses related to the disposal of Disposed, abandoned or discontinued operations; plus

(g)                                  losses, charges and expenses attributable to asset Dispositions or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business, as determined in good faith by a Responsible Officer or the Board of Directors of the Borrower; plus

(h)                                 losses, charges and expenses attributable to the early extinguishment or conversion of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing expenses written off and premiums paid); plus

(i)                                     the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary; plus

(j)                                    the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities, charges and expenses paid or accrued to or on behalf of any direct or indirect parent of the Borrower or any of the Permitted Holders, in each case to the extent permitted under Section 9.8; plus

(k)                                 losses, charges and expenses related to internal software development that are expensed but could have been capitalized under alternative accounting policies in accordance with GAAP; plus

(l)                                     the amount of net cost savings and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken or expected to be taken prior to or during or after such period (which cost savings or synergies shall be subject only to certification by management of the Borrower and shall be calculated on a Pro Forma Basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable, and (B) such actions have been taken or are to be taken within twelve (12) months after the date of determination to take such action; and provided, further that the aggregate amount added back to pursuant to this clause (l) in any four-quarter period shall not exceed the greater of (i) $25,000,000 and (ii) 15% of Consolidated EBITDA for such period (calculated after giving effect to all adjustments pursuant to this definition, including this clause (l)); plus

(m)                             losses, charges and expenses related to the pre-opening and opening of Stores, distribution centers or other facilities; provided that the aggregate amount added back to Consolidated EBITDA pursuant to this clause (m) in any four-quarter period shall not exceed $12,500,000 for such period; plus

(n)                                 losses, charges and expenses related to payments made to option holders of the Borrower or any of its direct or indirect parents in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under the Senior Notes Indenture; plus

(o)                                 with respect to any Joint Venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (a), (b) and (c) above relating to such Joint Venture corresponding to the Borrower’s and the Restricted Subsidiaries’ proportionate share of such Joint Venture’s Consolidated Net Income (determined as if such Joint Venture were a Restricted Subsidiary); plus

(p)                                 cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such cash receipts or netting arrangement were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any prior period and not added back; plus

(q)                                 any other non-cash losses, charges and expenses, including any write offs or write downs, reducing Consolidated Net Income for such period, excluding any such loss, charge or expense that represents an accrual or reserve for a cash expenditure for a future period; and

(2)                                 decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period.

“Consolidated Indebtedness” shall mean, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting of Indebtedness of the types described in clauses (a) and (f) of the definition of “Indebtedness”; provided that Consolidated Indebtedness shall not include (a) any letter of credit, except to the extent of unreimbursed obligations in respect of drawn letters of credit (provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Indebtedness until three Business Days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement shall be counted)) and (b) obligations under Swap Contracts.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a)                                 Consolidated interest expense of such Person and the Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Swap Contracts and excluding additional interest in respect of the Senior Notes, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees); plus

(b)                                 Consolidated capitalized interest of such Person and the Restricted Subsidiaries for such period, whether paid or accrued; plus

(c)                                  any amounts paid or payable pursuant to Section 9.6(g)(vii); minus

(d)                                 interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication:

(a)                                 the cumulative effect of a change in accounting principles shall be excluded;

(b)                                 the net after-tax effect of extraordinary, non-recurring, unusual and exceptional gains, losses, charges and expenses shall be excluded;

(c)                                  the net after-tax effect of any losses, charges and expenses related to the Transaction; business optimization (including consolidation initiatives), relocation or integration; consolidation or closing of Stores, distribution centers or other facilities or exiting lines of business; acquisitions after the Effective Date; initiatives aimed at profitability improvement; strategic initiatives; personnel relocation, restructuring, redundancy, severance, termination, settlement or judgment; one-time compensation charges; and the amount of any signing, retention and completion bonuses; shall in each case be excluded;

(d)                                 the net after-tax effect of gains, losses, charges and expenses attributable to disposed or discontinued operations and any net after-tax gains, losses, charges and expenses related to the disposal of disposed, abandoned or discontinued operations shall be excluded;

(e)                                  the net after-tax effect of gains, losses, charges and expenses attributable to asset Dispositions or the sale or other Disposition of any Equity Interests of any Person other than in the ordinary course of business, as determined in good faith by a Responsible Officer or the Board of Directors of the Borrower, shall be excluded;

(f)                                   the net after-tax effect of gains, losses, charges and expenses attributable to the early extinguishment or conversion of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing expenses written off and premiums paid) shall be excluded;

(g)                                  the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that (i) are actually paid to the referent Person or a Restricted Subsidiary thereof in respect of such period in cash, or (ii) as reasonably determined in good faith by a Responsible Officer or the Board of Directors of the Borrower could have been so paid to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(h)                                 solely for the purpose of determining the amount available under clause (b) of the definition of Available Amount, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash to the Borrower or a Restricted Subsidiary in respect of such period, to the extent not already included therein;

(i)                                     the effects of adjustments (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries) in any line item in such Person’s Consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in connection with the Transaction, any acquisition or any joint venture investments or the amortization or write off of any amounts thereof, net of taxes, shall be excluded;

(j)                                    impairment charges, asset write offs and write downs, including impairment charges, asset write offs and write downs related to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(k)                                 (i) non-cash compensation charges and expenses, including any such charges and expenses arising from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights or equity incentive programs and (ii) non-cash deemed finance charges in respect of any pension liabilities or other provisions shall be excluded;

(l)                                     (i) charges and expenses pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement or any distributor equity plan or agreement and (ii) charges, expenses, accruals and reserves in connection with the rollover, acceleration or payout of Equity Interests held by management of the Borrower or any of the Restricted Subsidiaries, in the case of each of (i) and (ii), to the extent that (in the case of any cash charges and expenses) such charges, expenses, accruals and reserves are funded with cash proceeds contributed to the capital of the Borrower or any direct or indirect parent of the Borrower or Net Cash Proceeds of an issuance of Equity Interests (other than Disqualified Equity Interests and except to the extent that such proceeds do not increase the amount available under clause (c) of the definition of Available Amount) of the Borrower or any direct or indirect parent of the Borrower shall be excluded;

(m)                             charges, expenses and fees incurred, or any amortization thereof, in connection with any Equity Offering, acquisition, Investment, recapitalization, asset Disposition, incurrence or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any non-recurring charges and expenses (including non-recurring merger expenses) incurred as a result of any such transaction shall be excluded;

(n)                                 accruals and reserves that are established or adjusted, in each case within 12 months of the subject transaction, as a result of the Transaction or any acquisition, Investment, asset Disposition, write down or write off (including the related tax benefit) in accordance with GAAP (including any adjustment of estimated payouts on earn-outs) or charges as a result of the adoption or modification of accounting policies shall be excluded;

(o)                                 to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a good faith determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that (i) such coverage is not denied by the applicable carrier or indemnifying party in writing within 180 days and (ii) such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within 365 days), losses, charges, expenses, accruals and reserves with respect to liability or casualty events or business interruption shall be excluded;

(p)                                 losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or asset Disposition, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded;

(q)                                 (i) non-cash or unrealized gains or losses in respect of obligations under Swap Contracts or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of obligations under Swap Contracts, and (ii) gains or losses resulting from currency translation gains or losses related to currency remeasurements of Indebtedness (including gains or losses resulting from (A) Swap Contracts for currency exchange risk and (B) intercompany Indebtedness) and all other foreign currency translation gains or losses to the extent such gains or losses are non-cash items shall be excluded; and

(r)                                    deferred tax expenses associated with tax deductions or net operating losses arising as a result of the Transaction, or the release of any valuation allowance related to such item, shall be excluded.

Notwithstanding the foregoing, for the purpose of determining the Available Amount (other than clauses (d) or (e) of the definition thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Borrower and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Borrower and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Borrower or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the Available Amount pursuant to clauses (d) or (e) of the definition thereof.

~~“Consolidated Total Net Debt” means, as of any date of determination, Consolidated Indebtedness of the Borrower and its Restricted Subsidiaries reflected on the Borrower’s Consolidated balance sheet less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the Borrower’s Consolidated balance sheet as of such date of determination, in an aggregate amount not to exceed $50,000,000.~~

“Consolidated Senior Secured Net Debt” means, as of any date of determination, Consolidated Indebtedness of the Borrower and its Restricted Subsidiaries reflected on the Borrower’s Consolidated balance sheet that is secured by a Lien less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the Borrower’s Consolidated balance sheet as of such date of determination, in an aggregate amount not to exceed $50,000,000.

“Consolidated Total Net Debt” means, as of any date of determination, Consolidated Indebtedness of the Borrower and its Restricted Subsidiaries reflected on the Borrower’s Consolidated balance sheet less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the Borrower’s Consolidated balance sheet as of such date of determination, in an aggregate amount not to exceed $50,000,000.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Constituent Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow”.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.  For the avoidance of doubt, none of the Arrangers, the Agents or their respective lending affiliates shall be deemed to be an Affiliate of Holdings, the Borrower or any of their respective Subsidiaries.

“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, (1) existing Loans (2) existing Extended Loans of any given Extension Series, (3) existing Incremental Loans of any given Extension Series or (4) existing Other Loans (including, in each case, any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to unpaid accrued or capitalized interest thereon, any make-whole payments and premium (including tender premium) thereon, any swap breakage costs and other termination costs related to Swap Contracts and other customary fees and expenses (including upfront fees and OID) in connection with such exchange, modification, refinancing, refunding, renewal, replacement or extension, (ii) such Indebtedness has a maturity not earlier than, and a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt, (iii) the terms and conditions of such Indebtedness (except (A) as otherwise provided in clause (ii) above, (B) subject to clause (v) below, with respect to pricing (including interest rate, fees, funding discounts and other pricing terms), prepayment or other premiums, optional prepayment or redemption terms and subordination, and (C) for covenants or other provisions applicable only to periods after the Latest Maturity Date determined at the time of incurrence of such Indebtedness) are substantially identical to, or (taken as a whole) are no more favorable to the lenders or holders providing such Indebtedness, than those applicable to the Refinanced Debt being refinanced, taken as a whole (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the material documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees)) (it being understood and agreed that the Tranche B-2 Loans shall be deemed to have substantially identical terms and conditions as the First Lien Term Loans for purposes of this clause (iii) and the immediately preceding clause (ii)), ~~and~~ (iv) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid with 100% of the Net Cash Proceeds of the applicable Credit Agreement Refinancing Indebtedness, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained and (v) solely with respect to any Permitted Pari Passu Secured Refinancing Debt, Extended Loans or Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained in exchange for, or to extend, renew, replace or refinance, in whole or part, any Tranche B-2 Loans after the Amendment No. 3 Effective Date (“Pari Passu Stub Refinancing Debt”), in the event that the All-In Yield of such Pari Passu Stub Refinancing Debt (the “Stub Refinancing Yield”) exceeds the All-In Yield of the First Lien Term Loans hereunder by more than 0.50%, then the interest rate margins for the First Lien Term Loans hereunder shall automatically be increased to a level such that the All-In Yield of such First Lien Term Loans is 0.50% below the Stub Refinancing Yield; provided that up to $30,000,000 (less the aggregate principal amount of Extended Loans excluded by operation of clause (E) of the second proviso to Section 2.13(a)) in aggregate principal amount of Pari Passu Stub Refinancing Debt may be excluded by the Borrower from the operation of this clause (v).

“Credit Extension” means a Borrowing.

“Debt Fund Affiliate” means any Affiliate of Holdings that is (a) any bona fide bank, debt fund, distressed asset fund, hedge fund, mutual fund, insurance company, financial institution or an investment vehicle that is engaged in the business of investing in, acquiring or trading commercial loans, bonds and similar extensions of credit in the ordinary course, in each case, that is not organized primarily for the purpose of making equity investments, or (b) any investment fund or account of a Permitted Investor ~~managed by third parties~~ (including by way of a managed account, a fund or an index fund in which a Permitted Investor has invested) that is not organized or used primarily for the purpose of making equity investments, in each case of clauses (a) and (b), with respect to which Sponsor or a Permitted Investor does not, directly or indirectly, possess the power to direct or cause the direction of investment policies of such entity.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.4(f).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would constitute an Event of Default.

“Default Rate” means an interest rate equal to the Base Rate, plus 2.0% per annum; provided that with respect to the outstanding principal amount of any Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan (giving effect to Section 2.2, if applicable) plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Designated Non-Cash Consideration” means the Fair Market Value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 9.5(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

~~“Designated Sale-Leaseback Property” means Material Real Property, other than distribution centers, that the Borrower or a Restricted Subsidiary intends to Dispose of in a Permitted Sale-Leaseback Transaction, to the extent that (x) the Borrower designates such Material Real Property, in writing to the Administrative Agent, on or our prior to the first anniversary of the Effective Date, as “Designated Sale-Leaseback Property” and (y) the Loan Parties Dispose of such Material Real Property in a transaction permitted hereunder prior to the expiration of the 90-day period (or such longer period as the Collateral Agent may agree in its reasonable discretion) following the earlier of (1) the first anniversary of the Effective Date and (2) delivery by the Borrower to the Administrative Agent of the designation notice referred to in the foregoing clause (x).~~

“Discharge of Obligations” means the time at which all the Secured Obligations (other than (i) contingent indemnification and reimbursement obligations as to which no claim has been asserted by the Person entitled thereto, (ii) Obligations under Secured Hedge Agreements and (iii) Cash Management Obligations) have been paid in full in cash and all Commitments have been terminated.

“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.3(d)(ii)(B).

“Discount Range” has the meaning assigned to such term in Section 2.3(d)(iii)(A).

“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.3(d)(iii)(A).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.3(d)(iii)(A) substantially in the form of Exhibit E.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit F, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.3(d)(iii)(A).

“Discount Range Proration” has the meaning assigned to such term in Section 2.3(d)(iii)(C).

“Discounted Loan Prepayment” has the meaning assigned to such term in Section 2.3(d)(i).

“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.3(d)(iv)(C).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.3(d)(ii)(A), Section 2.3(d)(iii)(A) or Section 2.3(d)(iv)(A), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Disposition” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.  “Dispose” shall have a meaning correlative to the foregoing.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale to the extent that (i) such Equity Interest provides that such Equity Interest shall not be required to be repurchased or redeemed until the Latest Maturity Date has occurred, determined as of the time of issuance of such Equity Interest, or (ii) such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)) or (b) is redeemable at the option of the holder thereof (other than (i) solely for Qualified Equity Interests, (ii) as a result of a change of control or asset sale to the extent that such Equity Interest provides that such Equity Interest shall not be required to be repurchased or redeemed until the Latest Maturity Date has occurred, determined as of the time of issuance of such Equity Interest, or (iii) such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date of the Loans determined as of the time of issuance of such Equity Interest; provided that if such Equity Interests are issued pursuant to any equity or incentive compensation or benefit plan or arrangement of Holdings, the Borrower or any of its Subsidiaries, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Holdings, the Borrower or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Lenders” means ~~those banks, financial institutions and other institutional lenders, investors or competitors of the Borrower or any of~~(i) any person identified by the Company in writing that is or becomes a competitor of the Company and/or any its Subsidiaries ~~who are specified by the Borrower~~, (ii) any Person that is identified in writing to the Administrative Agent ~~in writing~~ prior to the Amendment No. 3 Effective Date ~~(and such other Persons as otherwise mutually agreed between the Borrower and the Administrative Agent after the Effective Date and added to such list in writing, with each of the Borrower and the Administrative Agent acting reasonably)~~and (iii) an Affiliate of any Person described in clauses (i) or (ii) above that is either (x) reasonably identifiable on the basis of such Affiliate’s name or (y) identified in writing by the Company from time to time, other than, in either case, any Bona Fide Debt Fund Affiliate (except to the extent expressly identified pursuant to clause (ii) above); provided that no written notice delivered pursuant to the foregoing clauses (i) or (iii) shall apply retroactively to cause any Person that has previously acquired an assignment or participation interest in the Facility to become a Disqualified Lender.

“Dollars” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“~~ECF Percentage” has the meaning specified in Section 2.4(a).~~EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“ECF Percentage” has the meaning specified in Section 2.4(a).

“Effective Date” ~~has the meaning specified in Section 4.1.~~means January 13, 2012, being the date on which the conditions precedent in Section 4.1 were satisfied or waived in accordance with Section 12.1.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.2(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 12.2(b)(iii)).

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than reports prepared for internal purposes by or on behalf of any Loan Party or any of the Restricted Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings with respect to any Environmental Liability (hereinafter “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means any and all applicable Laws relating to the protection of the environment or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of the Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any written contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed on any Loan Party or any of the Restricted Subsidiaries with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law in connection with the operation of the business or the real property of each Loan Party and each of the Restricted Subsidiaries.

“Equity Contribution” means the contribution by the Sponsors of an aggregate amount of cash as Qualified Equity Interests, directly or indirectly to Holdings, which will in turn be contributed to the Borrower in the form of common stock, which, together with any rollover equity, will constitute an aggregate amount of not less than 40% of the debt and equity capitalization of Holdings and its Subsidiaries on the Effective Date, after giving effect to the Transaction; provided that (i) the aggregate amount of rollover equity does not exceed 20% of such sum and (ii) for purposes of this definition, debt shall exclude obligations under Secured Hedge Agreements, Swap Contracts or similar arrangements.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Offering” means any public or private sale after the Effective Date of common stock of the Borrower or any direct or indirect parent of the Borrower, as applicable (other than Disqualified Equity Interests), other than:

(a)                                 public offerings with respect to the Borrower’s or such direct or indirect parent’s common stock registered on Form S-8;

(b)                                 issuances to any Subsidiary of the Borrower; and

(c)                                  any such public or private sale that constitutes an Excluded Contribution.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Loan Party is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Multiemployer Plan, written notification of any Loan Party or any of their respective ERISA Affiliates concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA; (d) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any of their respective ERISA Affiliates, (f) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Pension Plan, (g) the imposition of a lien under Section 303(k) of ERISA with respect to any Pension Plan or (h) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 303 of ERISA).

“Escrow Agent” means Wilmington Trust, National Association.

“Escrow Agreement” means that certain escrow agreement, dated as of December 29, 2011, among the Borrower, and Wilmington Trust, National Association, as Trustee and as Escrow Agent.

“Escrowed Funds” means (i) an amount equal to the gross proceeds of the offering of the Senior Notes sold on the Effective Date, (ii) funds sufficient to pay interest with respect to the Senior Notes up to, but not including, the latest possible date on which the Borrower will redeem all of the Senior Notes pursuant to the Senior Notes Indenture and (iii) any other property from time to time held by the Escrow Agent.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Rate” means, for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to ~~the British Bankers Association LIBOR Rate~~LIBOR calculated and published by ICE Benchmark Administration, as published on LIBOR01 Page as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if at any time the Eurocurrency Rate shall be less than zero the Eurocurrency Rate shall instead be deemed to be zero.  If such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Royal Bank of Canada and with a term equivalent to such Interest Period would be offered by Royal Bank of Canada’s London Branch (or other Royal Bank of Canada branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request as of 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Adjusted Eurocurrency Rate.

“Event” has the meaning specified in the definition of “Closing Date Material Adverse Effect”.

“Event of Default” has the meaning specified in Section 10.1.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(1)                                 the Consolidated Net Income of the Borrower for such period, increased, in each case, without duplication, by

(a)                                 an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period,

(b)                                 decreases in Consolidated Working Capital for such period,

(c)                                  an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,

(d)                                 the amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid in such period, and

(e)                                  cash receipts in respect of Swap Contracts during such fiscal year to the extent not otherwise included in such Consolidated Net Income; over

(2)                                 the sum, in each case, without duplication, of:

(f)                                   ~~(a)~~ an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (1)(a) above) and cash charges excluded by virtue of clauses (a) through (r) of the definition of Consolidated Net Income,

(g)                                  ~~(b)~~ without duplication of amounts deducted pursuant to clause (k) below in prior fiscal years, the amount of Capital Expenditures, Acquisitions and acquisitions of intellectual property accrued or made in cash during such period, except to the extent financed with the proceeds of Indebtedness (except to the extent such Indebtedness has been repaid),

(h)                                 ~~(c)~~ the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (i) the principal component of payments in respect of Capitalized Leases, (ii) the amount of any mandatory prepayment of Loans pursuant to Section 2.4(b) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase ~~and~~, (iii) the amount of any voluntary prepayments of Loans made pursuant to Section 2.3(d) (in an amount equal to the discounted amount actually paid in respect of the principal amount of such Loans), (iv) the amount of any voluntary prepayments of Second Lien Term Loans made pursuant to Section 2.3(d) of the Second Lien Credit Agreement (in an amount equal to the discounted amount actually paid in respect of the principal amount of such Second Lien Term Loans) and (v) the amount of any prepayments in respect of the FILO Loan (as defined in the ABL Facility Credit Agreement), but excluding (A) all other prepayments of Loans (other than voluntary prepayments made pursuant to Section 2.3(d)), (B) all prepayments in respect of any revolving credit facility (other than the FILO Loan (as defined in the ABL Facility Credit Agreement), except to the extent there is an equivalent permanent reduction in commitments thereunder and (C) payments of any subordinated Indebtedness except to the extent permitted to be paid pursuant to Section 9.11) made during such period, in each case except to the extent financed with the proceeds of other Indebtedness of the Borrower or the Restricted Subsidiaries and in each case excluding any prepayments or repayments of (i) Initial Loans made in connection with the conversion or refinancing of such Loans into Tranche B-1 Loans pursuant to Amendment No. ~~1 and in each case excluding any prepayments or repayments of Tranche B-1~~1, (ii) Tranche B-1 Loans made in connection with the exchange or refinancing of such Loans for or with Tranche B-2 Loans pursuant to Amendment No. 2 and (iii) Tranche B-2 Loans made in connection with the exchange or refinancing of such Loans for or with ~~Tranche B-2~~First Lien Term Loans or the Second Lien Facility pursuant to Amendment No. ~~2,~~3,

(i)                                     ~~(d)~~ an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income and the net cash loss on Dispositions to the extent otherwise added to arrive at Consolidated Net Income,

(j)                                    ~~(e)~~ increases in Consolidated Working Capital for such period,

(k)                                 ~~(f)~~ cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income,

(l)                                     ~~(g)~~ without duplication of amounts deducted pursuant to clauses (h) and (k) below in prior Fiscal Years, the aggregate amount of cash consideration paid by the Borrower and the Restricted Subsidiaries in connection with Investments (including Acquisitions) under Section 9.2 (excluding items eliminated in Consolidation) and financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(m)                             ~~(h)~~ the amount of Restricted Payments paid during such period pursuant to Sections 9.6(f), (g), (h), ~~(i)~~ and (~~k~~i) in each case to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(n)                                 ~~(i)~~ the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income,

(o)                                 ~~(j)~~ the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings, the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment, early extinguishment or conversion of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income (excluding any such premium, make-whole or penalty payments made in connection with the conversion or refinancing of Initial Loans into Tranche B-1 Loans pursuant to Amendment No. 1, to the extent financed with Tranche B-1 Loans),

(p)                                 ~~(k)~~ without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Acquisitions, Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that, to the extent the aggregate amount of internally generated cash flow actually utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(q)                                 ~~(l)~~ the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(r)                                    ~~(m)~~ cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income,

(s)                                   ~~(n)~~ the aggregate amount of Consolidated Net Income attributable to investments in Joint Ventures or Excluded Subsidiaries, except to the extent actually paid to the Borrower or a Restricted Subsidiary in the form of a cash dividend or cash distribution,

(t)                                    ~~(o)~~ the aggregate amount of cash fees, costs and expenses in connection with, and any payments of, Transaction Expenses, to the extent not expensed and not deducted in calculating Consolidated Net Income,

(u)                                 ~~(p)~~ the aggregate amount of any non-cash gain recognized as a result of any Asset Sale or Recovery Event pursuant to Section 2.4 that resulted in an increase to Consolidated Net Income (up to the amount of such increase), and

(v)                                 ~~(q)~~ cash indemnity payments received pursuant to indemnification provisions in any Acquisition Document, any Acquisition or any other Investment permitted under this Agreement, in each case that resulted in an increase to Consolidated Net Income (up to the amount of such increase).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Borrower) received by the Borrower after the Effective Date from:

(a)                                 contributions to its common equity capital, and

(b)                                 the sale (other than to a Subsidiary of the Borrower or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Equity Interests (other than Disqualified Equity Interests) of the Borrower, in each case other than any amount designated as a Cure Amount (as defined in the ABL Facility Credit Agreement) or any amount (w) increasing the Available Amount pursuant to clause (c) of the definition thereof, (x) increasing Restricted Payment capacity under clause (ii) of the proviso of Section 9.6(f), (y) applied to prepay Indebtedness under Sections 9.11(iii) or 9.11(vi) or (z) applied to finance Capital Expenditures under clause (viii) of the proviso to the definition thereof, and in each case designated as Excluded Contributions pursuant to a certificate from a Responsible Officer of the Borrower executed on or promptly after the date such capital contributions are made or the date such Equity Interests are sold, as the case may be~~.~~; provided that any such equity contribution made by, or Net Cash Proceeds received from, the Sponsors in connection with the exchange or refinancing of the Tranche B-2 Loans or the Senior Notes shall not be an Excluded Contribution until on or following the 12 month anniversary of the Amendment No. 3 Effective Date.

“Excluded Real Property” means fee-owned real property that the Borrower or a Restricted Subsidiary intends to Dispose of in a Permitted Sale-Leaseback Transaction or Asset

Sale, to the extent that (x) the Borrower designates such fee-owned real property, in writing to the Administrative Agent, on or prior to the Amendment No. 3 Effective Date, as “Excluded Real Property” (which designation may be included in the perfection certificate delivered by the Borrower in connection with Amendment No. 3) and (y) the Loan Parties Dispose of such fee-owned real property in a transaction permitted hereunder prior to the expiration of the 90-day period (or such longer period as the Administrative Agent may agree in its reasonable discretion) following the first anniversary of the Amendment No. 3 Effective Date.

“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly-Owned Subsidiary of the Borrower or a Guarantor, (b)  any direct or indirect Domestic Subsidiary of Holdings if substantially all of its assets consist of Equity Interests or Indebtedness or Disqualified Equity Interests of one or more direct or indirect Foreign Subsidiaries, (c) Immaterial Subsidiaries, (d) any direct or indirect Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary of Holdings, (e) any Subsidiary that is prohibited or restricted by applicable Law or Contractual Obligation existing on the Effective Date or on the date any such Subsidiary is acquired or organized (so long as, in the case of an acquisition of a Subsidiary, such prohibition did not arise as part of such acquisition) from providing a Guaranty or if such Guaranty would require governmental (including regulatory) consent, approval, license or authorization, (f) any other Subsidiary with respect to which the Administrative Agent and the Borrower reasonably agree that the cost, difficulty, burden or consequences (including any adverse tax consequences) to the Borrower of providing the Guaranty is excessive in relation to the benefit to the Lenders to be obtained therefrom and (f) each Unrestricted Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Exempt Permitted Sale-Leaseback Transaction” means a Permitted Sale-Leaseback Transaction involving a sale and leaseback of any asset acquired by the Borrower or any of its Restricted Subsidiaries after January 13, 2012.

“Existing Tranche” has the meaning specified in Section 2.13(a).

“Extended Loans” has the meaning specified in Section 2.13(a).

“Extended Notes” has the meaning specified in the definition of “Term/Notes Refinancing Date”.

“Extending Lender” has the meaning specified in Section 2.13(b).

“Extension” means any establishment of Extended Loans pursuant to Section 2.13 and the applicable Extension Amendment.

“Extension Amendment” has the meaning specified in Section 2.13(d).

“Extension Election” has the meaning specified in Section 2.13(b).

“Extension Request” has the meaning specified in Section 2.13(a).

“Extension Series” has the meaning specified in Section 2.13(a).

“Facility” means the Initial Loans, the Tranche B-2 Loans, the First Lien Term Loans, any Extended Loans, any Incremental Loans or any Other Loans, as the context may require.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

~~“Facility” means the Initial Loans, any Extended Loans, any Incremental Loans or any Other Loans, as the context may require.~~

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the ~~date hereof~~Effective Date or any successor provision that is substantively the equivalent thereof and not materially more onerous to comply with (and, in each case, any regulations promulgated thereunder or official interpretations thereof).

“Federal Funds Rate” means, for any day, the rate per annum, not less than zero, equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Fee Letter” means the amended and restated Fee Letter dated October 31, 2011, among Holdings and the Arrangers.

“FILO Agent” means TPG Specialty Lending, Inc., as agent for the FILO Lenders (as defined in the ABL Facility Credit Agreement) under the ABL Facility Credit Agreement, or any successor agent under the ABL Facility Credit Agreement.

“Financial Statements” means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Sections 7.1(a) and 7.1(b).

“First Lien/Second Lien Intercreditor Agreement” means the intercreditor agreement dated as of November 7, 2017 among Holdings, the Borrower, the Administrative Agent, the Collateral Agent and the Second Lien Administrative Agent, substantially in the form of Exhibit U-1 hereto, as amended, restated, supplemented or otherwise modified from time to time in accordance therewith and herewith.

“First Lien Term Loans” means a Loan into which Tranche B-2 Loans are converted pursuant to Section 2.1(d), 2.14(b) or 12.2(k)(i).

“First Lien Term Loan Lender” means any Lender that holds First Lien Term Loans.

“First Lien Term Loan Lender Party” means (x) each First Lien Term Loan Lender and (y) the Administrative Agent and the Collateral Agent.

“Fiscal Quarter” means ~~a fiscal quarter of any Fiscal Year~~the quarterly period of the Borrower and the Restricted Subsidiaries ending on the Friday closest to the last day in April, July, October or January of each calendar year.

“Fiscal Year” means the fiscal year of the Borrower and the Restricted Subsidiaries ending on the ~~Saturday~~Friday closest to ~~March~~January 31 in the following calendar year.

~~“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period.~~ “Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(a)                                 Consolidated Interest Expense of such Person for such period, and

(b)                                 all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Equity Interests of such Person and its Restricted Subsidiaries.

“Foreign Lender” has the meaning specified in Section 3.1(b).

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means, as of any date of determination, all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from such date of determination or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that (a) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof (including through the adoption of IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Requisite Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through the adoption of IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (b) unless any such notice delivered pursuant to clause (a) above has been withdrawn, the Borrower and the requisite Lenders under Section 12.1 shall negotiate in good faith to amend the provisions of this Agreement that relate to the operation of such provision with the intent of having the respective positions of the Borrower and the Lenders after such change in GAAP or the application thereof conform as nearly to their respective positions as of the Effective Date, and (c) GAAP as applied herein with respect to accounting for leases (including Capitalized Leases, Capitalized Lease Obligations and Permitted Sale-Leaseback Transactions) shall be GAAP as in effect on the Effective Date.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 12.2(g).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or monetary other obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, indemnity obligations in effect on the Effective Date or customary and reasonable indemnity obligations entered into following the Effective Date in the ordinary course of business in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement”.  For avoidance of doubt, the Borrower may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute a supplement to the Guaranty in substantially the form attached thereto, and any such Restricted Subsidiary shall be a Guarantor hereunder and thereunder for all purposes.

“Guaranty” means (a) the guaranty made by Holdings and the other Guarantors in favor of the Administrative Agent on behalf of the Secured Parties pursuant to clause (b) of the definition of “Collateral and Guarantee Requirement,” substantially in the form of Exhibit G, and (b) each other guaranty and guaranty supplement delivered pursuant to Section 8.11.

“Hazardous Materials” means all explosive or radioactive substances or wastes, all hazardous or toxic substances, and all wastes or pollutants, including petroleum or petroleum distillates, friable asbestos or friable asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes in each case that are regulated pursuant to any applicable Environmental Law.

“Hedge Bank” means, with respect to any Swap Contract, as of any date of determination, (a) any Person that is a Lender or an Affiliate of a Lender on such date or (b) any Person who (i) was a Lender or an Affiliate of a Lender at the time such Swap Contract was entered into or on the Effective Date and who is no longer a Lender or an Affiliate of a Lender, (ii) is, and at all times remains, in compliance with the provisions of Section 11.12(b)(i) and (iii) agrees in writing that the Agents and the other Secured Parties shall have no duty to such Person (other than the payment of any amounts to which such Person may be entitled under Section 10.3) and acknowledges that the Agents and the other Secured Parties may deal with the Loan Parties and the Collateral as they deem appropriate (including the release of any Loan Party or all or any portion of the Collateral) without notice or consent from such Person, whether or not such action impairs the ability of such Person to be repaid Obligations owing to it in respect of the Secured Hedge Agreements to which it is a party) and agrees to be bound by Section 11.12(b)(ii).

“Holdings” has the meaning specified in the preamble to this Agreement and shall include any Permitted Holdings Successor.

“Identified Participating Lenders” has the meaning specified in Section 2.3(d)(iii)(C).

“Identified Qualifying Lender” has the meaning specified in Section 2.3(d)(iv)(C).

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, with respect to the Borrower, any Subsidiary thereof that is not a Material Subsidiary.

“Incremental Amendment” has the meaning specified in Section 2.12(a).

“Incremental Facility Effective Date” has the meaning specified in Section 2.12(a).

“Incremental Loans” has the meaning specified in Section 2.12(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a)                                 all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 the maximum amount (after giving effect to any prior drawings or reductions that may have been reimbursed) of all letters of credit (including standby and commercial) or bankers’ acceptances issued or created for the account of such Person;

(c)                                  net obligations of such Person under any Swap Contract;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until both (A) such obligation is not paid within thirty (30) days after becoming due and payable and (B) such obligation becomes a liability on the balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP, and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business);

(e)                                  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                   all Capitalized Lease Obligations;

(g)                                  all obligations of such Person in respect of Disqualified Equity Interests; and

(h)                                 all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person (A) shall include the Indebtedness of any partnership or Joint Venture (other than a Joint Venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt and (B) in the case of Restricted Subsidiaries that are not Loan Parties, shall exclude loans and advances made by Loan Parties having a term not exceeding 364 days (inclusive of any roll over or extensions of terms) and made in the ordinary course of business solely to the extent that such intercompany loans and advances are evidenced by one or more notes in form and substance reasonably satisfactory to the Administrative Agent and pledged as Collateral.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value (as determined by such Person in good faith) of the property encumbered thereby.

“Indemnified Liabilities” has the meaning specified in Section 12.4.

“Indemnitees” has the meaning specified in Section 12.4.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.

“Information” has the meaning specified in Section 12.16.

“Initial Loan” means a Loan made pursuant to Section 2.1(a).

“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.

“Intercompany Subordination Agreement” means an agreement executed by each Restricted Subsidiary of the Borrower, in substantially the form of Exhibit H.

“Intercreditor Agreement” means the intercreditor agreement dated as of the ~~date hereof~~Effective Date among Holdings, the Borrower, the Administrative Agent, the Collateral Agent and the ABL Facility Administrative Agent, substantially in the form attached as Exhibit I, as amended on the Amendment No. 3 Effective Date and as may be further amended, restated, supplemented or otherwise modified from time to time in accordance therewith and herewith.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent consented to by each applicable Lender, nine or twelve months (or such period of less than one month as may be consented to by each applicable Lender), as selected by the Borrower in its Committed Loan Notice; provided that:

(a)                                 any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)                                 any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                                  no Interest Period shall extend beyond the applicable Scheduled Termination Date of the Class of Loans of which the Eurocurrency Rate Loan is a part.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person in any other Person, in the form of (a) the purchase or other acquisition (including without limitation by merger or otherwise) of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions, including without limitation by merger or otherwise) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of any return representing a return of capital with respect to such Investment.

“IP Rights” has the meaning specified in Section 5.14.

“IRS” means the United States Internal Revenue Service.

“Joint Bookrunner” means each of RBC Capital Markets*, BMO Capital Markets+ and Deutsche Bank Securities Inc.

“Joint Venture” means a business enterprise comprised of the Borrower or any of the Restricted Subsidiaries and one or more Persons, whether in the form of a partnership,

~~*~~* RBC Capital Markets is a brand name for the capital market activities of Royal Bank of Canada and its affiliates.

+ BMO Capital Markets is a brand name for the capital market activities of Bank of Montreal and its affiliates.

corporation, limited liability company or other entity or joint ownership or operating arrangement, in which 50% or less of the partnership interests, outstanding voting stock or other Equity Interests is owned, directly or indirectly, by the Borrower and/or any of the Restricted Subsidiaries.

“Junior Financing” means (a) the Senior Notes~~,~~ and the Second Lien Facility and in each case any Permitted Refinancing Indebtedness in respect thereof, (b) any Permitted Unsecured Refinancing Debt~~,~~ or Permitted Junior Secured Refinancing Debt, (c) Indebtedness incurred pursuant to Section 9.3(s)~~,~~ and (d) any Indebtedness of a Loan Party that is subordinated to the Obligations expressly by its terms (other than Indebtedness between or among any of Holdings, the Borrower and the Restricted Subsidiaries).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Lien” means any Lien that ranks (i) prior to the Discharge of Obligations, junior to the Liens securing all or any portion of the Obligations, and (ii) prior to the Discharge of Obligations (as defined in the ABL Facility Credit Agreement), junior to the Liens securing all or any portion of the Obligations (as defined in the ABL Facility Credit Agreement).

“Junior Lien Intercreditor Agreement” means a “junior lien” intercreditor agreement among the Administrative Agent, the ABL Facility Administrative Agent and one or more Senior Representatives for holders of Permitted Junior Secured Refinancing Debt in form and substance reasonably satisfactory to the Administrative Agent, the ABL Facility Administrative Agent and the Borrower.

“Latest Maturity Date” means, at any date of determination, the latest Scheduled Termination Date applicable to any Loan or Commitment hereunder at such time, including the latest termination date of any Other Loan or Other Commitment, any Extended Loans or Incremental Loans, as applicable, as extended in accordance with this Agreement from time to time.  For the avoidance of doubt, the Latest Maturity Date shall be determined without giving effect to the proviso to clause (a)(ii) of the “Scheduled Termination Date” definition.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lease Letter Agreement” means the Letter Agreement, dated October 11, 2011, among Holdings, Merger Sub and each landlord party thereto, as amended, modified or supplemented in a manner that is not more disadvantageous to the Lenders in any material respect as determined by the Borrower in good faith, together with all transactions effected pursuant thereto.

“Lender” means each financial institution or other entity that (a) is listed on the signature pages hereof as a “Lender” or (b) from time to time becomes a party hereto by execution of an Assignment and Assumption or, in connection with any Incremental Loans, an Incremental

Amendment or, in connection with an Extended Loans, an Extension Amendment, or in connection with a Permitted Refinancing, a Refinancing Amendment.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided, that in no event shall an operating lease in and of itself be deemed a Lien.

“Loan” means an extension of credit by a Lender to the Borrower under Article II.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any Incremental Amendment, any Extension Amendment and any Refinancing Amendment, (d) the Fee Letter, (e) the Collateral Documents (including the Guaranty) and (f) each other agreement or document that the Administrative Agent and the Borrower shall designate in writing as a Loan Document.

“Loan Parties” means, collectively, (a) Holdings, (b) the Borrower and (c) each other Guarantor.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Company or any direct or indirect parent thereof, as the case may be, on the ~~Senior Notes Issue Date (including The Gold Revocable Trust dated October 26, 2005)~~Amendment No. 3 Effective Date together with (1) any new directors whose election by ~~such~~the applicable boards of directors or whose nomination for election by the shareholders of the Company or any direct or indirect parent of the Company, as applicable, was approved by a vote of a majority of the directors of the Company or any direct or indirect parent of the Company, as applicable, then still in office who were either directors on the ~~Senior Notes Issue~~Amendment No. 3 Effective Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Company or any direct or indirect parent of the Company, as applicable, who served or were hired at a time when the directors on the ~~Senior Notes Issue~~Amendment No. 3 Effective Date together with the directors so approved constituted a majority of the directors of the Borrower or any direct or indirect parent of the Company, as applicable.

“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means any event, circumstance or condition that has had a materially adverse effect on (a) the business, operations, assets or financial condition of Holdings and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under any Loan Document.

“Material Domestic Subsidiary” means, at any date of determination, each of the Borrower’s Domestic Subsidiaries (a) whose Total Assets at the last day of the most recent Test Period for which financial statements have been or are required to have been delivered pursuant to Section 7.1(a) or (b) were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the Consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Effective Date, Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recently ended Fiscal Quarter of the Borrower for which financial statements have been delivered pursuant to Section 7.1 or more than 5.0% of the Consolidated gross revenues of the Borrower and the Restricted Subsidiaries for the period of four consecutive Fiscal Quarters ending as of the last day of such Fiscal Quarter, then the Borrower shall, not later than forty-five (45) days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Sections 8.11 and 8.13 applicable to such Subsidiary.

“Material Foreign Subsidiary” means, at any date of determination, each of the Borrower’s Foreign Subsidiaries (a) whose Total Assets at the last day of the most recent Test Period for which financial statements have been or are required to have been delivered pursuant to Section 7.1(a) or (b) were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the Consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Material Real Property” means any fee owned real property owned by any Loan Party with a Fair Market Value (as determined in good faith by the Borrower) of at least $5,000,000.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Maximum Rate” has the meaning specified in Section 12.23.

“Merger” has the meaning specified in the preliminary statements to this Agreement.

“Merger Agreement” means the Agreement and Plan of Merger dated as of October 11, 2011, among Holdings, Merger Sub and the Company.

“Merger Agreement Representations” means the representations and warranties with respect to the Company made by the Company in the Merger Agreement, but only to the extent (i) such representations and warranties are material to the interests of the Lenders, and (ii) Holdings has the right to terminate its obligations under the Merger Agreement as a result of a breach of such representations and warranties under the Merger Agreement.

“Merger Consideration” means an amount equal to the total funds required to pay to (i) the holder of each share of issued and outstanding common stock of the Borrower immediately prior to the consummation of the Merger (subject to certain exceptions as set forth in the Merger Agreement) an aggregate amount of $22.00 per share in cash, (ii) the holders of certain outstanding options, with respect to any share of common stock of the Borrower issuable under a particular option, an aggregate amount in cash equal to the excess, if any, of (x) $22.00 per share and (y) the applicable exercise price payable in respect of such share of common stock of the Borrower issuable under such option, and (iii) the holders of certain restricted stock units and performance stock units, an aggregate amount in cash equal to the product of (a) $22.00 per share and (b) the number of unforfeited shares of common stock of the Borrower subject to the restricted stock unit or performance stock unit, as applicable.

“Merger Sub” has the meaning specified in the preamble to this Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning specified in Section 8.13(b)(ii) hereof.

“Mortgaged Properties” ~~has the meaning specified in paragraph (e) of the definition of “Collateral and Guarantee Requirement”~~means owned real property of the Loan Parties, in each case to the extent subject to a Mortgage.

“Mortgages” means, collectively, (a) mortgages or deeds of trust in the form of Exhibit T (subject to such conforming changes as shall be necessary to reflect local law requirements), or (b) the deeds of trust, trust deeds, hypothecs and mortgages executed and delivered by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Lenders in form and substance reasonably satisfactory to the Collateral Agent, and any other mortgages executed and delivered pursuant to Sections 8.11 or 8.13.

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)                                 with respect to the Disposition of any asset by the Borrower or any of the Restricted Subsidiaries or with respect to any Recovery Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) or Recovery Event, as the case may be, over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Recovery Event, as the case may be, and that is required to be repaid in connection with such Disposition or Recovery Event (other than Indebtedness under the Loan Documents, the Credit Agreement Refinancing Indebtedness or the ABL Facility Documentation or any Permitted Refinancing of the Indebtedness under the ABL Facility Documentation or ~~the Credit Agreement~~Indebtedness under the Second Lien Facility Documentation or any Permitted Refinancing ~~Indebtedness~~thereof), (B)  distributions permitted to be made pursuant to Section 9.6(g)(i) or (g)(ii) and taxes paid or reasonably estimated to be payable in connection therewith (including taxes imposed on the distribution or repatriation of any such Net Cash Proceeds), (C) in the case of any Disposition by a non-wholly owned Restricted Subsidiary or Recovery Event with respect to assets of a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (C)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such Recovery Event or Disposition, as the case may be, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (D) and (E) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with any of the foregoing~~; provided that, except in the case of proceeds from Permitted Sale-Leaseback Transactions, no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless, and only to the extent that, such net cash proceeds shall exceed $5,000,000; provided further that the aggregate amount of all such net cash proceeds so excluded as Net Cash Proceeds in any Fiscal Year shall not exceed $15,000,000~~; and

(b)                                 (i) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary or any Permitted Equity Issuance by the Borrower or any direct or indirect parent of the Borrower, the excess, if any, of (A) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (B) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and (ii) with respect to any Permitted Equity Issuance by any direct or indirect parent of the Borrower, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrower.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Non-Bank Certificate” has the meaning specified in Section 3.1(b).

“Non-Consenting Lender” has the meaning specified in Section 3.7.

“Non-Exempt Permitted Sale-Leaseback Transaction” means a Permitted Sale-Leaseback Transaction involving a sale and leaseback of any asset owned by the Borrower or any of its Restricted Subsidiaries as of January 13, 2012.

“Non-Loan Party” means any Subsidiary of the Borrower that is not a Loan Party.

“Note” means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender’s Commitment evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans of a given Class owing to such Lender.

“Notes Intercreditor Agreement” means (a) an intercreditor agreement substantially in the form of Exhibit U-2 hereto, (b) another intercreditor agreement not materially less favorable to the Lenders vis-à-vis such Junior Liens than the form of intercreditor agreement attached as Exhibit U-2 hereto (as determined by the Borrower in good faith) or (c) another intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens on a junior basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such liens, as determined by the Administrative Agent and the Borrower in the exercise of reasonable judgment.  For the avoidance of doubt, the Notes Intercreditor Agreement is a Junior Lien Intercreditor Agreement.

“Notes Refunding Deadline” has the meaning specified in the definition of “Scheduled Termination Date”.

“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) obligations of any Loan Party arising under any Secured Hedge Agreement (other than Excluded Swap Obligations of such Loan Party), and (c) Cash Management Obligations.  Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents to which such Subsidiaries are party) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document; provided that, notwithstanding anything to the contrary contained in this definition, Obligations of any Guarantor shall in no event include any Excluded Swap Obligations of such Loan Party.

“OFAC” has the meaning specified in Section 5.17(b).

“Offered Amount” has the meaning specified in Section 2.3(d)(iv)(A).

“Offered Discount” has the meaning specified in Section 2.3(d)(iv)(A).

“OID” means “original issue discount” within the meaning of Section 1273 of the Code.

“Other Commitments” means one or more Classes of loan commitments hereunder that result from a Refinancing Amendment.

“Other Loans” means one or more Classes of loans that result from a Refinancing Amendment.

“Other Taxes” has the meaning specified in Section 3.1(f).

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Pari Passu Intercreditor Agreement” means a “pari passu” intercreditor agreement among the Administrative Agent, the ABL Facility Administrative Agent and one or more Senior Representatives for holders of Permitted Pari Passu Secured Refinancing Debt in form and substance reasonably satisfactory to the Administrative Agent, the ABL Facility Administrative Agent and the Borrower.

“Pari Passu Stub Refinancing Debt” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness”.

“Participant” has the meaning specified in Section 12.2(d).

“Participant Register” has the meaning specified in Section 12.2(e).

“Participating Lender” has the meaning specified in Section 2.3(d)(iii)(B).

~~“Payment Conditions” means, at any time of determination, that (a) no Event of Default exists immediately prior to the making of the subject Specified Payment or would thereafter result from the making of the subject Specified Payment and (b) the Fixed Charge Coverage Ratio of the Borrower as of the end of the most recently ended Test Period for which internal financial statements are available shall be at least 2.00 to 1.00, after giving Pro Forma Effect to such Specified Payment (including a pro forma application of the net proceeds therefrom), and, in each case, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, (A) certifying that no Event of Default exists immediately prior to the~~

~~making of the subject Specified Payment or would thereafter result from the making of such subject Specified Payment and (B) setting forth a reasonably detailed calculation of such Fixed Charge Coverage Ratio.~~

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any of their respective ERISA Affiliates or to which any Loan Party or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions in the preceding five plan years.

“Permitted Acquisition” means any Acquisition by Holdings, the Borrower or any of the Restricted Subsidiaries; provided that, with respect to each such Acquisition:

(i)                                     (A) each applicable Loan Party and any newly created or acquired Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement and Section 8.11, the Subsidiaries of such created or acquired Subsidiary) shall be Guarantors and shall comply with the requirements of Section 8.11 and 8.13, within the times specified therein (for the avoidance of doubt, this clause (i) shall not override any provisions of the Collateral and Guarantee Requirement or Section 8.11, subject to the limit in clause (iii) below); (B) the Board of Directors of such acquired Person or its selling equity holders in existence at the time such purchase or acquisition is commenced shall have approved such purchase or other acquisition, and (C) the acquired property, assets, business or Person is in a business permitted under Section 9.7;

(ii)                                  the Borrower shall have delivered to the Administrative Agent (and the Borrower shall have used commercially reasonable efforts to deliver no later than five (5) Business Days before the date on which any such purchase or other acquisition is consummated), on behalf of the Lenders, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied in accordance with the requirements of this definition;

(iii)                               with respect to Acquisitions of Subsidiaries that do not become Guarantors, the consideration shall not exceed the greater of (1) $50,000,000 and (2) 2.75% of Total Assets (in each case, measured at the time of consummation of the subject Acquisition), in the aggregate with respect to all such Acquisitions;

(iv)                              no Event of Default exists immediately prior to, or would thereafter result from, the consummation of such Acquisition; and

(v)                                 immediately after giving effect to such Acquisition on a Pro Forma Basis, the Total Leverage Ratio shall not be greater than 4.50 to 1.00.

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of any direct or indirect parent of the Borrower (in which case the Net Cash Proceeds have been received by the Borrower as cash common equity), in each case to the extent permitted hereunder.

“Permitted Holder” means any of the Sponsors.

“Permitted Holdings Successor” has the meaning specified in the definition of “Change of Control”.

“Permitted Investors” means (a) ACOF III, (b) each of the affiliates and investment managers of ACOF III, (c) the Canada Pension Plan Investment Board, (d) each of the affiliates and investment managers of the Canada Pension Plan Investment Board, (e) any fund or account managed by any of the persons described in clause (a), (b), (c) or (d) of this definition, (f) any employee benefit plan of Holdings or any of its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (g) members of management of the Borrower.

“Permitted Junior Secured Refinancing Debt” means any secured Indebtedness issued or incurred by the Borrower or a Subsidiary Guarantor in the form of one or more series of Junior Lien secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a Junior Lien basis (subject to Liens permitted under Section 9.1) with the Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or other Disposition or casualty event or incurrence of indebtedness that is not permitted thereunder and customary acceleration rights after an event of default) prior to the Latest Maturity Date, determined at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of the Junior Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Secured Refinancing Debt incurred by the Borrower or a Subsidiary Guarantor, then Holdings, the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered a Junior Lien Intercreditor Agreement.  Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness issued or incurred by the Borrower or a Subsidiary Guarantor in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or other Disposition, casualty event or incurrence of indebtedness that is not permitted thereunder and customary acceleration rights after an event of default) prior to the Latest Maturity Date determined at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of the Pari Passu Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Pari Passu Secured Refinancing Debt incurred by the Borrower or a Subsidiary Guarantor, then the Borrower, Holdings, the Subsidiary Guarantors, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered a Pari Passu Intercreditor Agreement.  Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of, any Indebtedness (including any such Indebtedness incurred or issued pursuant to a Permitted Refinancing) of such Person with Indebtedness of such Person or Disqualified Equity Interests of such Person, or of any Disqualified Equity Interests (including any such Disqualified Equity Interests incurred or issued pursuant to a Permitted Refinancing) of such Person with Disqualified Equity Interests (any such resulting Indebtedness, “Permitted Refinancing Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) of any such Indebtedness or the liquidation preference of any such Disqualified Equity Interests does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness or the liquidation preference of any such Disqualified Equity Interests so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued or capitalized interest thereon, any make-whole payments and premium (including tender premiums) thereon, any swap breakage costs and other termination costs related to Swap Contracts, plus OID and upfront fees plus other fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Sections 9.3(b), (e), (p) and (u), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Equity Interests being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Sections 9.3(e), at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms (taken as a whole) at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended (or are otherwise acceptable to the Administrative Agent), (ii) the terms and conditions (including, if applicable, as to collateral but excluding (a) as to subordination, pricing (including interest rate, fees, funding discounts and other pricing terms, in each case other than the per annum rate of interest payable in cash, which shall not be so excluded), premiums, no call periods, liquidation preferences and optional prepayment or redemption provisions, and (b) covenants and other provisions applicable only to periods after the Latest Maturity Date, determined at the date of incurrence of such Indebtedness or Disqualified Equity Interests) of any such modified, refinanced, refunded, renewed or extended Indebtedness or Disqualified Equity Interests, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness or Disqualified Equity Interests being modified, refinanced, refunded, renewed or extended; provided that (I) the Senior Notes may be refinanced with Indebtedness secured by Junior Liens on the Collateral, provided that such Liens are subject to the Notes Intercreditor Agreement, (II) notwithstanding anything in this definition to the contrary, the stated interest rate payable in cash for any secured Permitted Refinancing Indebtedness in respect of the Senior Notes shall not exceed 11% per annum and (III) a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness or Disqualified Equity Interests, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or Disqualified Equity Interests or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness or Disqualified Equity Interests being modified, refinanced, refunded, renewed or extended and no additional obligors become liable for such Indebtedness or Disqualified Equity Interests, ~~and~~ (e) in the case of any Permitted Refinancing in respect of the ABL Facility, such Permitted Refinancing is secured only by assets pursuant to one or more security agreements subject to the Intercreditor Agreement (or another intercreditor agreement containing terms (taken as a whole) that are at least as favorable to the Secured Parties as those contained in the Intercreditor Agreement~~).~~, (f) in the case of any Permitted Refinancing in respect of the Second Lien Facility, such Permitted Refinancing is secured only by assets pursuant to one or more security agreements subject to the First Lien/Second Lien Intercreditor Agreement and the Intercreditor Agreement (in each case, or another intercreditor agreement containing terms (taken as a whole) that are at least as favorable to the Secured Parties as those contained in the First Lien/Second Lien Intercreditor Agreement or the Interecreditor Agreement, as the case may be) and (g) in the case of any secured Permitted Refinancing in respect of the Senior Notes, such Permitted Refinancing is secured only by assets pursuant to one or more security agreements subject to the Notes Intercreditor Agreement.

“Permitted Sale-Leaseback Transaction” means any sale and leaseback transaction of any assets of the Borrower or any of its Restricted Subsidiaries in a transaction or series of transactions in which the Borrower or any such Restricted Subsidiary receives Fair Market Value (as determined in good faith by the Borrower)  for each such sale; provided, that (a) no Event of Default has occurred and is continuing immediately prior to such sale or would occur as a result of such sale, (b) the lease pertaining to such assets is an operating lease for purposes of GAAP or a Capitalized Lease to the extent permitted under Section 9.3(e), and (c) the Net Cash Proceeds from such transaction are used by the Borrower or such Restricted Subsidiary to prepay outstanding Indebtedness (including any Junior Financing) or reinvested in accordance with Section 2.4(b).

“Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness issued or incurred by the Borrower or any Subsidiary Guarantor in the form of one or more series of unsecured notes or loans; provided that (i) such Indebtedness is not secured by any property or assets of the Borrower or any Restricted Subsidiary, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization prior to the Latest Maturity Date, determined at the time such Indebtedness is incurred (other than customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or other Disposition, casualty event or incurrence of indebtedness that is not permitted thereunder and customary acceleration rights after an event of default), and (iv) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors.  Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.

“Platform” has the meaning specified in Section 12.8(b).

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“PIK Interest” has the meaning specified in Section 2.8(a)(ii).

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Prepayment Premium” means in connection with (a) any optional prepayment of First Lien Term Loans made pursuant to Section 2.3(a), (b) any mandatory prepayment of the First Lien Term Loans made pursuant to Section 2.4(c), (c) any mandatory assignment of First Lien Term Loans made pursuant to Section 3.7, (d) any payment, refinancing or amendment of First Lien Term Loans made in connection with a Repricing Transaction, and (e) any payment (or deemed payment) of First Lien Term Loans following the acceleration thereof for any reason as contemplated by Section 2.15, a premium equal to the amount set forth below:

(i)                                     after the Amendment No. 3 Effective Date but before the second anniversary of the Amendment No. 3 Effective Date, 2.0% of the principal amount of the First Lien Term Loans to be prepaid, refinanced or repriced;

(ii)                                  on or after the second anniversary of the Amendment No. 3 Effective Date and before the third anniversary of the Amendment No. 3 Effective Date, 1.0% of the principal amount of the First Lien Term Loans to be prepaid, refinanced or repriced; and

(iii)                               thereafter, 0% of the principal amount of the First Lien Term Loans to be prepaid, refinanced or repriced.

“Pro Forma Balance Sheet” has the meaning specified in Section 5.5(a)(ii).

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.7.

“Pro Forma Financial Statements” has the meaning specified in Section 5.5(a)(ii).

~~“Pro Forma Total Leverage Ratio” has the meaning specified in the definition of “Payment Conditions”.~~

“Projections” shall have the meaning specified in Section 7.1(d).

“Public Lender” has the meaning specified in Section 12.8(b).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying IPO” means the issuance by Holdings or any direct or indirect parent of Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Qualifying Lender” has the meaning specified in Section 2.3(d)(iv)(C).

“Quarterly Financial Statements” means the unaudited Consolidated balance sheets and related statements of income and cash flows of the Company and its Subsidiaries for the most recent Fiscal Quarters after the date of the Annual Financial Statements and ended at least forty-five (45) days before the Effective Date.

“Ratable Portion”, “Pro Rata Share”, “ratable share” or (other than in the expression “equally and ratably”) “ratably” means, with respect to any Lender, the percentage obtained by dividing (a) the Commitment and, if applicable and without duplication, Loans of such Class of such Lender by (b) the aggregate Commitments and, if applicable and without duplication, Loans of all Lenders of such Class.

“Recovery Event” means the receipt by the Borrower or any of its Restricted Subsidiaries of any cash insurance proceeds (other than proceeds of business interruption insurance) or condemnation awards payable by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Restricted Subsidiaries included in the Collateral.

“Reference Date” has the meaning assigned to such term in the definition of “Available Amount.”

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower and Holdings, (b) the Administrative Agent and (c) each Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.14.

“Register” has the meaning specified in Section 12.2(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Rejection Notice” has the meaning specified in Section 2.4(f).

“Related Indemnified Person” of an Indemnitee means (a) any controlling person (including any member or other equity holders) or controlled affiliate of such Indemnitee, (b) the respective directors, officers, or employees of such Indemnitee or any of its controlling persons or controlled affiliates and (c) the respective agents, advisors or other representatives of such Indemnitee or any of its controlling persons or controlled affiliates, in the case of this clause (c), acting at the instructions of such Indemnitee, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this definition shall pertain to a controlled affiliate or controlling person involved in the negotiation or syndication of the Facility, the ABL Facility, the Second Lien Facility or the Senior Notes.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means (a) any prepayment or repayment of all or any portion of the Initial Loans ~~or~~, Tranche B-1 Loans ~~or~~, Tranche B-2 Loans or First Lien Term Loans with the proceeds of, or any conversion of, the Initial Loans ~~or~~, Tranche B-1 Loans ~~or~~, Tranche B-2 Loans or First Lien Term Loans into other Loans for the primary purpose of prepaying, repaying or replacing such Initial Loans ~~or~~, Tranche B-1 Loans ~~or~~, Tranche B-2 Loans or First Lien Term Loans and having or resulting in an All-In Yield less than the All-In Yield of the Initial Loans ~~or~~, Tranche B-1 Loans ~~or~~, Tranche B-2 Loans or First Lien Term Loans being prepaid or repaid or (b) any amendment to all or any portion of the Initial Loans ~~or~~, Tranche B-1 Loans ~~or~~, Tranche B-2 Loans or First Lien Term Loans that, directly or indirectly, reduces the All-In Yield of such Initial Loans ~~or~~, Tranche B-1 Loans ~~or~~, Tranche B-2 Loans or First Lien Term Loans;

provided that a Repricing Transaction shall not include any such prepayment, repayment, replacement, conversion or amendment made in connection with a Change of Control.

“Requisite Class Lenders” ~~shall mean~~means, with respect to any Class on any date of determination, Lenders having more than fifty percent (50%) of (i) the outstanding Loans under such Class and (ii) the aggregate unused Commitments under such Class; provided that, to the same extent set forth in Section 12.2(h) with respect to determination of Requisite Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Requisite Class Lenders.

“Requisite Lenders” means, collectively, Lenders having more than fifty percent (50%) of the sum of the (a) outstanding Loans and (b) aggregate unused Commitments; provided that the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Requisite Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party and, as to any document delivered on the Effective Date, any secretary or assistant secretary of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.  Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted Cash” means cash and Cash Equivalents that (a) would be listed as “restricted” on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries or (b) are subject to any Liens, except for Liens securing Indebtedness permitted under Section 9.3 that is secured by such cash or Cash Equivalents.

“Restricted Investment” means any Investment other than one permitted under Section 9.2 hereof.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any of the Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or Holdings’ stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Restricted Subsidiary Disposition” has the meaning specified in Section 2.4(g).

“Restricted Subsidiary Recovery Event” has the meaning specified in Section 2.4(~~j~~g).

“Retained Declined Proceeds” has the meaning specified in Section 2.4(f).

~~“Rollover Investor Put” means the put right held by certain members of the Management Group pursuant to each such member’s employment agreement with the Borrower, or the agreement by any such members to sell Equity Interests in the Borrower or its direct or indirect parent to the Borrower or its direct or indirect parent.~~

“Royal Bank of Canada” means Royal Bank of Canada, acting in its individual capacity, and its successors and assigns.

“S&P” means Standard & Poor’s ~~Rating~~Financial Services LLC and any successor thereto.

“Same Day Funds” means disbursements and payments in immediately available funds.

“Scheduled Debt Payments” means, with respect to any Person for any period, the sum of all regularly scheduled amortization payments of principal on Indebtedness of such Person and its Restricted Subsidiaries on a Consolidated basis for such period (including the principal component of payments due on Capitalized Leases during such period); provided, that, for the avoidance of doubt, any payments made pursuant to a mandatory prepayment, mandatory redemption or like provision shall not constitute Scheduled Debt Payments.

“Scheduled Termination Date” means (a) (i) with respect to the ~~Initial~~Tranche B-2 Term Loans, January 13, 2019 and (ii) with respect to First Lien Term Loans that have not been extended pursuant to Section 2.13, ~~the date that is seven years after the Effective Date~~January 13, 2022; provided that if less than the Specified Exchange Threshold in aggregate principal amount of the Senior Notes outstanding as of the Amendment No. 3 Effective Date has been converted, redeemed, repurchased or refinanced in full on or before that date that is three Business Days prior to June 1, 2019 (the “Notes Refunding Deadline”) pursuant to one or more transactions permitted under this Agreement, such that the stated maturity date in respect of the Senior Notes (and any Permitted Refinancing Indebtedness in respect thereof or any other Indebtedness all or any portion of which the Senior Notes have been converted into, exchanged for, or otherwise refinanced with the proceeds thereof) (other than up to 5% in aggregate principal amount of the Senior Notes outstanding as of the Amendment No. 3 Effective Date) is not at least 91 days after the Latest Maturity Date, the Scheduled Termination Date shall be the Notes Refunding Deadline, (b) with respect to any tranche of Extended Loans or New Loans, the final maturity date as specified in the applicable Extension Amendment accepted by the respective Lender or Lenders, (c) with respect to any Other Loans, the final maturity date as specified in the applicable Refinancing Amendment and (d) with respect to any Incremental Loans, the final maturity date as specified in the applicable Incremental Amendment; provided that, in each case, if such day is not a Business Day, the Scheduled Termination Date shall be the Business Day immediately preceding such day.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Administrative Agent” means Wilmington Trust, National Association in its capacity as administrative agent and collateral agent under the Second Lien

Credit Agreement, or any successor administrative agent and collateral agent under the Second Lien Credit Agreement.

“Second Lien Credit Agreement” means that certain second lien credit agreement dated as of November 7, 2017, among the Borrower, Holdings, the lenders party thereto and the Second Lien Administrative Agent, as the same may be amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced, from time to time, in whole or in part, in one or more agreements (in each case with the same or new lenders, institutional investors or agents), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof and in each case any Permitted Refinancing thereof, in each case as and to the extent permitted by this Agreement, the Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and the Notes Intercreditor Agreement.

“Second Lien Facility” means the term credit facility under the Second Lien Credit Agreement or any Permitted Refinancing thereof.

“Second Lien Facility Documentation” means the Second Lien Credit Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith.

“Second Lien Lenders” means the lenders from time to time party to the Second Lien Credit Agreement.

“Secured Cash Management Agreement” means any cash management agreement that is entered into by and between any Loan Party (or entered into by Merger Sub and existing at the time of the Merger) and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Section 9.3(f) that is entered into by and between any Loan Party (or entered into by Merger Sub and existing at the time of the Merger) or any Restricted Subsidiary and any Hedge Bank and designated in writing by the Hedge Bank and the Borrower to the Administrative Agent as a “Secured Hedge Agreement.”

“Secured Obligations” means, in the case of the Borrower, the Obligations, including, without limitation, each extension of credit under this Agreement and all obligations of the Loan Parties and their respective Subsidiaries which arise under the Loan Documents (including the Guaranty but excluding with respect to any Guarantor, Excluded Swap Obligations of such Guarantor) and the obligations of the Loan Parties in respect of Secured Hedge Agreements and Cash Management Obligations, in each case, whether outstanding on the date of this Agreement or extended or arising from time to time after the date of this Agreement.

“Secured Parties” means, collectively, the Lenders, the Administrative Agent, the Collateral Agent, each Hedge Bank, each Cash Management Bank and each co-agent or sub-agent (if any) appointed by the Administrative Agent from time to time pursuant to Section 11.5.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit J, together with each Security Agreement Supplement executed and delivered pursuant to Section 8.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Notes” means up to $250,000,000 in aggregate principal amount of the Borrower’s senior unsecured notes due 2019 and any Registered Equivalent Notes having terms, taken as a whole, that are on substantially identical terms and issued pursuant to the Senior Notes Indenture in exchange for the initial, unregistered senior unsecured notes, and in any case any Permitted Refinancing thereof.

“Senior Notes Indenture” means the Indenture for the Senior Notes, dated December 29, 2011, between the Borrower and Wilmington Trust, National Association, as trustee, as the same may be amended, modified, supplemented, replaced or refinanced to the extent not prohibited by this Agreement.

“Senior Notes Issue Date” means December 29, 2011.

“Senior Representative” means, with respect to any series of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured Leverage Ratio” means, with respect to any Test Period for which financial statements are required to have been delivered pursuant to Section 7.1(a) or (b), the ratio of (a) Consolidated Senior Secured Net Debt of the Borrower as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Share Repurchase” has the meaning specified in Amendment No. 2.

“Shareholders Agreement” means the Voting Agreement, dated as of the Effective Date, among the Company, Holdings and ACOF III.

“Solicited Discount Proration” has the meaning specified in Section 2.3(d)(iv)(C).

“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.3(d)(iv)(A).

“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.3(d)(iv)(A) substantially in the form of Exhibit K.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit L, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.3(d)(iv)(A).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person exceeds its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person is not engaged in, and is not about to engage in, business for which it has unreasonably small capital.  The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, would reasonably be expected to become an actual and matured liability.

“SPC” has the meaning specified in Section 12.2(g).

“Specified Discount” has the meaning specified in Section 2.3(d)(ii)(A).

“Specified Discount Prepayment Amount” has the meaning specified in Section 2.3(d)(ii)(A).

“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.3(d)(ii)(A) substantially in the form of Exhibit M.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit N, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.3(d)(ii)(A).

“Specified Discount Proration” has the meaning specified in Section 2.3(d)(ii)(C).

“Specified ~~Payment” means any Investment made pursuant to Section 9.2(r), any Restricted Payment made pursuant to Section 9.6(l) or any payment made pursuant to Section 9.11(i), that in each case is subject to the satisfaction of the Payment Conditions.~~Exchange Threshold” has the meaning specified in the definition of “Term/Notes Refinancing Date”.

“Specified Representations” means those representations and warranties made by the Borrower in Sections 5.1(a) (with respect to organizational existence only), 5.1(b)(ii), 5.2(a), 5.2(b)(i), 5.4, 5.12, 5.15, 5.16 and 5.18.

“Specified Transaction” means (i) any Investment that results in a Person becoming a Restricted Subsidiary, (ii) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (iii) any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation (as determined in accordance with GAAP), in each case with respect to an operating unit of a business that the Borrower or any Restricted Subsidiary has made, or (iv) any incurrence or repayment of Indebtedness, Restricted Payment, Investment or Incremental Loans that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Sponsor” means any of (a) ACOF III, the Canada Pension Plan Investment Board, and any of their respective Affiliates and funds or partnerships managed or advised by any of them or any of their respective Affiliates, but not including any portfolio company of any of the foregoing and (b) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with ACOF III, Canada Pension Plan Investment Board or any of their respective Affiliates and funds or partnerships managed or advised by any of them or any of their respective Affiliates, but not including any portfolio company of any of the foregoing.

“Sponsor Management Agreement” means any management services agreement by and among ACOF Operating Manager III, LLC and/or Canada Pension Plan Investment Board or certain of the management companies associated with each of them or their advisors and Holdings and/or the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Sponsor Termination Fees” means the one-time payment under any Sponsor Management Agreement of a termination fee to one or more of the Sponsors in the event of either a Change of Control or the completion of a Qualifying IPO.

“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurocurrency Rate Loans shall be deemed to constitute eurodollar funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Store” means any retail store (which includes any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by the Borrower or any Restricted Subsidiary.

“Stub Indebtedness” has the meaning specified in Section 10.1(c)(ii).

“Stub Refinancing Yield” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness”.

“Submitted Amount” has the meaning specified in Section 2.3(d)(iii)(A).

“Submitted Discount” has the meaning specified in Section 2.3(d)(iii)(A).

“Subsidiary” means, with respect to any Person (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or Controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (b) any partnership, joint venture or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise Controls such entity.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means any Guarantor other than Holdings.

“Successor Borrower” has the meaning specified in Section 9.4(d).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Taxes” has the meaning specified in Section 3.1(a).

“Term/Notes Refinancing Date” means the first date on which (a) the “Term/Notes Refinancing Date” (as defined in the ABL Facility Credit Agreement (as in effect on the Amendment No. 3 Effective Date after giving effect to Amendment No. 6 to the ABL Facility Credit Agreement)) has occurred and (b) at least 95% (such percentage, the “Specified Exchange Threshold”) of the aggregate principal amount of the Senior Notes outstanding as of the Amendment No. 3 Effective Date has been converted, redeemed, repurchased or refinanced pursuant to one or more transactions permitted under this Agreement, such that the stated maturity date (including any scheduled principal payment date) in respect of such Senior Notes that have been so converted, redeemed, repurchased or refinanced (and any Permitted Refinancing Indebtedness in respect thereof) is at least 91 days after the Latest Maturity Date (the “Extended Notes”).

“Term Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Termination Date” means the earliest of (a) the Scheduled Termination Date and (b) the date on which the Obligations become due and payable pursuant to Section 10.2.

“Test Period” in effect at any time means the most recent period of four consecutive Fiscal Quarters of the Borrower ended on or prior to such time (taken as one accounting period).  A Test Period may be designated by reference to the last day thereof (~~i.~~e.g., the “April ~~2, 2012~~28, 2017 Test Period” refers to the period of four consecutive Fiscal Quarters of the Borrower ended April ~~2, 2012~~28, 2017), and a Test Period shall be deemed to end on the last day thereof.

“Total Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a Consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Sections 7.1(a) or 7.1(b) or, for the period prior to the time any such statements are so delivered pursuant to Sections 7.1(a) or 7.1(b), the Pro Forma Financial Statements.

“Total Leverage Ratio” means, with respect to any Test Period for which financial statements are required to have been delivered pursuant to Section 7.1(a) or (b), the ratio of (a) Consolidated Total Net Debt of the Borrower as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Tranche B-1 Commitments” has the meaning specified in Amendment No. 1.

“Tranche B-1 Loan” means a Loan made pursuant to Section 2.1(b).

“Tranche B-2 Commitment” has the meaning specified in Amendment No. 2.

“Tranche B-2 Loan” means a Loan into which Tranche B-1 Loans are exchanged pursuant to Section 2.1(c) and, upon the Borrowing of the New Term Loans (as defined in Amendment No. 2) on the Amendment No. 2 Effective Date pursuant to Section 2.1(c), shall include such New Term Loans (as defined in Amendment No. 2).

“Transaction” means, collectively, (a) the Equity Contribution, (b) the Merger, (c) the issuance of the Senior Notes, if any, (d) the funding of the loans under the ABL Facility Credit Agreement on the Effective Date, (e) the execution and delivery of this Agreement and the funding of the Loans on the Effective Date, if any, (f) the funding of the loans under the senior bridge facility on the Effective Date, if any, (g) the consummation of any other transactions in connection with the foregoing, and (i) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transaction Expenses” means any fees or expenses incurred or paid by Holdings or any of its Subsidiaries in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 8.3 subsequent to the ~~date hereof~~Effective Date, in each case, until such Person ceases to be an Unrestricted Subsidiary of the Borrower in accordance with Section 8.3 or ceases to be a Subsidiary of the Borrower.

“U.S. Lender” has the meaning specified in Section 3.1(d).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Equity Interests or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (a) the sum of the product of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Equity Interests or Preferred Stock multiplied by the amount of such payment, by (b) the sum of all such payments.

“Wholly-Owned Subsidiary” of a Person means a Subsidiary of such Person, all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y)

nominal shares issued to foreign nationals to the extent required by applicable Law) are  owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.2                                             Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 (i)                                     The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)                                  References in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears,

(iii)                               The term “including” is by way of example and not limitation, subject, in the case of computations of time periods, to clause (d) below,

(iv)                              The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form,

(v)                                 Unless otherwise expressly indicated herein, the words “above” and “below”, when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause; and

(vi)           The words “assets” and “property” shall be construed to have the same meaning and effect.

(c)                                  The terms “Lender” and “Administrative Agent” include, without limitation, their respective successors.

(d)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(e)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.3                                             Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

SECTION 1.4                                             Rounding.  Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.5                                             References to Agreements, Laws, Etc.  Unless otherwise expressly provided herein, (a) references to Constituent Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all appendices, exhibits and schedules thereto and all subsequent amendments, restatements, extensions, supplements and other modifications thereto (but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document); and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.6                                             Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.7                                             Pro Forma Calculations.

(a)                                 Notwithstanding anything to the contrary herein, subject to Section 1.7(f), the Total Leverage Ratio and the Senior Secured Leverage ~~Ratio and the Fixed Charge Coverage~~ Ratio shall be calculated in the manner prescribed by this Section 1.7.

(b)                                 For purposes of calculating the Total Leverage Ratio and the Senior Secured Leverage Ratio ~~and the Fixed Charge Coverage Ratio~~, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made, in each case without duplication, (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period.  If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, or consolidated with or into the Borrower or any of the Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.7, then the Total Leverage Ratio and the Senior Secured Leverage ~~Ratio and the Fixed Charge Coverage~~ Ratio shall be calculated to give pro forma effect thereto for such period as if the Specified Transaction had occurred on the first day of the applicable Test Period in accordance with this Section 1.7.  Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Borrower as set forth in a certificate from a Responsible Officer, to reflect, in each case without duplication, (i) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event (including, to the extent applicable, the Transaction) based on actions already taken and for which the full run-rate effect of such actions is expected to be realized within eighteen (18) months of such action, and (ii) all adjustments of the nature set forth in Schedule 1.7(b) to the extent such adjustments, without duplication, continue to be applicable to the relevant Test Period.

(c)                                  In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Total Leverage Ratio and the Senior Secured Leverage ~~Ratio and the Fixed Charge Coverage~~ Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Total Leverage Ratio and the Senior Secured Leverage ~~Ratio and the Fixed Charge Coverage~~ Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the first day of the applicable Test Period.

(d)                                 Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurodollar interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower may designate.

(e)                                  Any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating Consolidated EBITDA for the applicable period.

(f)                                   Notwithstanding anything to the contrary herein, when calculating the Total Leverage Ratio for the purposes of the ECF Percentage of Excess Cash Flow, the events described in this Section 1.7 subsequent to the end of the applicable Test Period shall not be given pro forma effect or calculated on a pro forma basis.

ARTICLE II

THE FACILITY

SECTION 2.1                                             The Loans.

(a)                                 Subject to the terms and conditions set forth herein, the Lenders severally made to the Borrower a single loan denominated in Dollars equal to $525,000,000 on the Effective Date.  Amounts borrowed under this Section 2.1(a) and repaid or prepaid may not be reborrowed.  Initial Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b)                                 Subject to the terms and conditions set forth herein, each Lender severally agrees to make to the Borrower a single loan denominated in Dollars equal to such Lender’s Tranche B-1 Commitment on the Amendment No. 1 Effective Date.  Amounts borrowed under this Section 2.1(b) and repaid or prepaid may not be reborrowed.  Tranche B-1 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.  Notwithstanding the foregoing, Tranche B-1 Loans shall be made as converted or refinanced Initial Loans on the terms and subject to the conditions set forth in Amendment No. 1.

(c)                                  Subject to the terms and conditions set forth herein, (i) each Converting Lender (as defined in Amendment No. 2) severally agrees to exchange, on the Amendment No. 2 Effective Date, the aggregate principal amount of its Tranche B-1 Loans (or such lesser amount as the Lead Arranger (as defined in Amendment No. 2) may allocate and/or as such Converting Lender may specify in its Tranche B-2 Commitment) for a like principal amount of Tranche B-2 Loans, on the terms and subject to the conditions set forth in Amendment No. 2 and (ii) each Incremental Lender (as defined in Amendment No. 2) severally agrees to make to the Borrower a single loan denominated in Dollars equal to such Lender’s New Term Loan Commitment (as defined in Amendment No. 2) on the Amendment No. 2 Effective Date.  Amounts borrowed, converted or exchanged under this Section 2.1(c) and repaid or prepaid may not be reborrowed.  Tranche B-2 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(d)                                 Subject to the terms and conditions set forth in Amendment No. 3, each Amendment No. 3 Converting Lender severally agrees to convert, on the Amendment No. 3 Effective Date, the aggregate principal amount of its Tranche B-2 Loans into an equal principal amount of First Lien Term Loans, on the terms and subject to the conditions set forth in Amendment No. 3.  Amounts borrowed, converted or exchanged under this Section 2.1(d) and repaid or prepaid may not be reborrowed.  First Lien Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

SECTION 2.2                                             Borrowings, Conversions and Continuations of Loans.

(a)                                 Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than (i) ~~12~~1:00 ~~noon~~p.m. three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (ii) ~~11~~12:00 ~~a.m.~~noon on the requested date of Borrowing with respect to any Borrowing of Base Rate Loan.  Each telephonic notice by the Borrower pursuant to this Section 2.2(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Class and Type of Loans to be borrowed or to which existing Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.  Notwithstanding anything to the contrary set forth in this Section 2.2(a), solely with respect to the First Lien Term Loans made (or deemed made) on the Amendment No. 3 Effective Date, there shall commence automatically on the Amendment No. 3 Effective Date an initial Interest Period with respect to such First Lien Term Loans, which Interest Period shall end on the last day of the Interest Period applicable to the Tranche B-2 Loans as in effect immediately prior to the Amendment No. 3 Effective Date.

(b)                                 Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans described in Section 2.2(a).  In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.2 (and, if such Borrowing is on the Effective Date, Section 4.1), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)                                  Notwithstanding the foregoing, the Administrative Agent or the Requisite Lenders may require by notice to the Borrower that no conversion in whole or in part of Base Rate Loans to Eurocurrency Rate Loans, and no continuation in whole or in part of Eurocurrency Rate Loans upon the expiration of any applicable Interest Period shall be permitted at any time at which (i) an Event of Default shall have occurred and be continuing or (i) the continuation of, or conversion into, a Eurocurrency Rate Loan would violate any provision of Section 3.3.

(d)                                 The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.  At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent; provided that after the establishment of any new Class of Loans pursuant to an Extension Amendment or Refinancing Amendment, the number of Interest Periods otherwise permitted by this Section 2.2(e) shall increase by three (3) Interest Periods for each applicable Class so established.

(f)                                   The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g)                                  Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.2(g) shall be conclusive in the absence of manifest error.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.3                                             Optional Prepayments.

(a)                                 The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty (except for the Prepayment Premium, if any, as set forth in Section 2.15); provided that (1) such notice must be received by the Administrative Agent not later than 12:00 noon (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any partial prepayment of Eurocurrency Rate Loans of any applicable Class shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; and (3) any prepayment of Base Rate Loans of any applicable Class shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and the payment amount specified in such notice shall be due and payable on the date specified therein.  The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section ~~3.5.~~3.5 and the Prepayment Premium (if any).  Each prepayment of the Loans pursuant to this Section 2.3 shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Share.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.3 if such prepayment would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(c)                                  Voluntary prepayments of any Class of Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.6 in a manner determined at the discretion of the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity).

(d)                                 Notwithstanding anything in any Loan Document to the contrary, so long as (x) no Event of Default has occurred and is continuing and (y) no proceeds of Loans under the ABL Facility are used for this purpose, the Borrower may prepay the outstanding Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon acquisition by the Borrower) (or Holdings or any of its Subsidiaries may purchase such outstanding Loans and immediately cancel them) on the following basis:

(i)                           Any Company Party shall have the right to make a voluntary prepayment of Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Loan Prepayment”), in each case made in accordance with this Section 2.3(d); provided that no Company Party shall initiate any action under this Section 2.3(d) in order to make a Discounted Loan Prepayment unless (A) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date; or (B) at least three (3) Business Days shall have passed since the date the Company Party was notified that no Lender was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers.

(ii)

(A)                               Subject to the proviso to subsection (i) above, any Company Party may from time to time offer to make a Discounted Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (1) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (2) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (3) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 (or such lesser amounts as may be agreed to by the Administrative Agent) in excess thereof and (4) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date.  The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third (3rd) Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).

(B)                               Each Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Loans to be prepaid at such offered discount.  Each acceptance of a Discounted Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable.  Any Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(C)                               If there is at least one Discount Prepayment Accepting Lender, the relevant Company Party will make a prepayment of outstanding Loans pursuant to this paragraph (ii) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (B) above; provided that, if the aggregate principal amount of Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”).  The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (1) the relevant Company Party of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (2) each Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Loans to be prepaid at the Specified Discount on such date and (3) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Lender to be prepaid at the Specified Discount on such date.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company Party and such Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (vi) below (subject to subsection (x) below).

(iii)

(A)                               Subject to the proviso to subsection (i) above, any Company Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (1) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (2) any such notice shall specify the maximum aggregate principal amount of the relevant Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Loans with respect to each relevant tranche of Loans willing to be prepaid by such Company Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section), (3) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 (or such lesser amounts as may be agreed to by the Administrative Agent) in excess thereof and (4) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date.  The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third (3rd) Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”).  Each Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount.  Any Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Loan Prepayment of any of its Loans at any discount to their par value within the Discount Range.

(B)                               The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Loans to be prepaid at such Applicable Discount in accordance with this subsection (iii). The relevant Company Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Loan Prepayment in an aggregate principal amount equal to the lower of (1) the Discount Range Prepayment Amount and (2) the sum of all Submitted Amounts.  Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (C)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(C)                               If there is at least one Participating Lender, the relevant Company Party will prepay the respective outstanding Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”).  The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (1) the relevant Company Party of the respective Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (2) each Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Loans to be prepaid at the Applicable Discount on such date, (3) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (4) if applicable, each Identified Participating Lender of the Discount Range Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Company Party and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (vi) below (subject to subsection (x) below).

(iv)

(A)                               Subject to the proviso to subsection (i) above, any Company Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (1) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (2) any such notice shall specify the maximum aggregate amount of the Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section), (3) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 (or such lesser amounts as may be agreed to by the Administrative Agent) in excess thereof and (4) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date.  The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third (3rd) Business Day after the date of delivery of such notice to such Lenders (the “Solicited Discounted Prepayment Response Date”).  Each Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Lender is willing to allow prepayment of its then outstanding Loan and the maximum aggregate principal amount and tranches of such Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount.  Any Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Loans at any discount.

(B)                               The Auction Agent shall promptly provide the relevant Company Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date.  Such Company Party shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company Party (the “Acceptable Discount”), if any.  If the Company Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third (3rd) Business Day after the date of receipt by such Company Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (B) (the “Acceptance Date”), the Company Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount.  If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company Party by the Acceptance Date, such Company Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(C)                               Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Company Party at the Acceptable Discount in accordance with this Section 2.3(d)(iv)(C).  If the Company Party elects to accept any Acceptable Discount, then the Company Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount.  Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”).  The Company Party will prepay outstanding Loans pursuant to this subsection (iv) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”).  On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (1) the relevant Company Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Loan Prepayment and the tranches to be prepaid, (2) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (3) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (4) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company Party and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to such Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (vi) below (subject to subsection (x) below).

(v)                       In connection with any Discounted Loan Prepayment, the Company Parties and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Loan Prepayment, the payment of customary fees and expenses from a Company Party in connection therewith.

(vi)                    If any Loan is prepaid in accordance with subsections (ii) through (iv) above, a Company Party shall prepay such Loans on the Discounted Prepayment Effective Date.  The relevant Company Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans on a pro-rata basis across such installments.  The Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date.  Each prepayment of the outstanding Loans pursuant to this Section 2.3(d) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Share.  The aggregate principal amount of the tranches and installments of the relevant Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Loan Prepayment.  In connection with each prepayment pursuant to this Section 2.3(d), the relevant Company Party shall make a representation to the Lenders that it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).

(vii)                 To the extent not expressly provided for herein, each Discounted Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.3(d), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(viii)              Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.3(d), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(ix)                    Each of the Company Parties and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.3(d) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate.  The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this Section 2.3(d) as well as activities of the Auction Agent.

(x)                       Each Company Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Company Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.3(d) shall not constitute a Default or Event of Default under Section 10.1 or otherwise).

SECTION 2.4                                             Mandatory Prepayments.

(a)                                 Within five (5) Business Days after financial statements are required to have been delivered pursuant to Section 7.1(a), the Borrower shall prepay an aggregate principal amount of Loans equal to (i) ~~50% (such percentage as it~~(A) with respect to each Fiscal Year ending on or prior to January 26, 2018, 50% of Excess Cash Flow, if any, for the Fiscal Year covered by such financial statements and (B) with respect to each Fiscal Year ending after January 26, 2018, 100% (such percentage described in the foregoing clauses (A) and (B), as each may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the Fiscal Year covered by such financial statements ~~(commencing with the Fiscal Year ended March 31, 2013)~~ minus (ii) the sum of (A) all voluntary prepayments of Loans during such Fiscal Year pursuant to Section 2.3(a) and ~~(B~~the applicable Prepayment Premium, if any, (B) all voluntary prepayments of Loans during such Fiscal Year pursuant to Section 2.3(a) of the Second Lien Credit Agreement and the applicable Prepayment Premium (as defined in the Second Lien Credit Agreement), if any, and (C) all voluntary prepayments of loans under the ABL Facility during such Fiscal Year to the extent accompanied by a corresponding permanent reduction in the commitments, as applicable, under the ABL Facility and the applicable FILO Prepayment Premium (as defined in the ABL Facility Credit Agreement), if any, in the case of each of the immediately preceding clauses (A), (B) and (~~B~~C), to the extent such prepayments are not funded with the proceeds of Indebtedness and excluding prepayments or repayments of (x) Initial Loans made in connection with the conversion or refinancing of such Loans into Tranche B-1 Loans pursuant to Amendment No. ~~1 and excluding prepayments or repayments of~~1, (y) Tranche B-1 Loans made in connection with the exchange or refinancing of such Loans for or with Tranche B-2 Loans pursuant to Amendment No. 2~~; provided that~~ and (z) Tranche B-2 Loans made in connection with the exchange or conversion of such Loans for or with or into the First Lien Term Loans pursuant to Amendment No. 3 or deemed repaid under Section 2.5(c); provided that with respect to each Fiscal Year ending on or prior to January 26, 2018, (1) the ECF Percentage shall be 25% if the Total Leverage Ratio as of the last day of the Fiscal Year covered by such financial statements was less than or equal to 4.00 to 1.00 and greater than 3.00 to 1.00 and (2) the ECF Percentage shall be 0% if the Total Leverage Ratio as of the last day of the Fiscal Year covered by such financial statements was less than or equal to 3.00 to 1.00.

(b)

(i)                           Not later than ten (10) Business Days after the date of the realization or receipt by the Borrower or any Restricted Subsidiary of Net Cash Proceeds of any Asset Sale or Recovery Event, subject to clause (ii) below, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds realized or received; provided, that if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase Permitted Pari Passu Secured Refinancing Debt (or any Permitted Refinancing thereof that is secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Asset Sale or Recovery Event (such Permitted Pari Passu Secured Refinancing Debt (or Permitted

Refinancing thereof) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans and Other Applicable Indebtedness at such time; provided that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Loans in accordance with the terms hereof) to the prepayment of the Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Loans that would have otherwise been required pursuant to this Section 2.4(b) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Loans in accordance with the terms hereof; provided, further, that no prepayment shall be required pursuant to this Section 2.4(b)(i) ~~(A)~~ with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.4(b)(ii) ~~and (B) with respect to Net Cash Proceeds from Permitted Sale-Leaseback Transactions to the extent such Net Cash Proceeds are utilized to permanently prepay, redeem, purchase, defease or otherwise satisfy other Indebtedness of the Borrower and so long as after giving pro forma effect to such prepayment, redemption, purchase, defeasance or other satisfaction, the Senior Secured Leverage Ratio would not exceed 2.75 to 1.00.~~. Notwithstanding anything to the contrary herein or in any other Loan Document, the provisions of this Section 2.4(b)(i) shall not apply to any Net Cash Proceeds realized or received by the Borrower or any Restricted Subsidiary from any Exempt Permitted Sale-Leaseback Transaction.

(ii)                        ~~(A)~~ With respect to ~~any~~up to $5,000,000 in the aggregate of Net Cash Proceeds realized or received ~~with respect to any Asset Sale (other than a Permitted Sale-Leaseback Transaction) or any Recovery Event and (B) with respect to (1) 100% of $50,000,000 of Net Cash Proceeds realized or received~~ by the Borrower or any of its Restricted Subsidiaries following the Amendment No. 3 Effective Date from ~~one or more Non-Exempt Permitted Sale-Leaseback Transactions and (2) without duplication of the amount in the foregoing clause (1), 50% of an additional $50,000,000 of Net Cash Proceeds realized or received by the Borrower or any of its Restricted Subsidiaries following the Effective Date from one or more Non-Exempt Permitted Sale-Leaseback Transactions, in each case~~any Asset Sale (including Non-Exempt Permitted Sale-Leaseback Transactions) or Recovery Event, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business within 450 days following receipt of such Net Cash Proceeds; provided that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of intent to reinvest by the Borrower to the Administrative Agent, and subject to clause (d) of this Section 2.4, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Loans as set forth in this Section 2.4.  Notwithstanding anything to the contrary herein or in any other Loan Document, the provisions of this Section 2.4(b)(ii) shall not restrict in any manner the application or use of any Net Cash Proceeds realized or received by the Borrower or any Restricted Subsidiary from any Exempt Permitted Sale-Leaseback Transaction.

(c)                                  If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness (i) not expressly permitted to be incurred or issued pursuant to Section 9.3 or (ii) that constitutes Credit Agreement Refinancing Indebtedness, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom and the Prepayment Premium, if applicable, on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(d)                                 (i) Except as may otherwise be set forth in any Refinancing Amendment, Extension Amendment or any Incremental Amendment, each prepayment of Loans pursuant to this Section 2.4 shall be applied ratably to each Class of Loans then outstanding (provided, that any prepayment of Loans with the Net Cash Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt), (ii) with respect to each Class of Loans, each prepayment pursuant to clauses (a) through (c) of this Section 2.4 shall be applied to the next eight (8) scheduled installments of principal thereof following the date of prepayment pursuant to Section 2.6 in direct order of maturity and to the remaining installments pro rata; and (iii) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.  Each prepayment pursuant to Section 2.6 shall be applied first to Base Rate Loans and second to Eurocurrency Rate Loans.

(e)                                  All prepayments under this Section 2.4 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.5.

(f)                                   The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Loans required to be made pursuant to clauses (a), (b), and (c) of this Section 2.4 at least five (5) Business Days prior to the date of such prepayment.  Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.  Each Appropriate Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Loans required to be made pursuant to clauses (a)~~, (b),~~ and ~~(c)~~(b) of this Section 2.4 by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. three (3) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment.  Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Loans to be rejected by such Lender.  If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Loans.  Any Declined Proceeds shall be, to the extent required under the Second Lien Credit Agreement, offered to the Second Lien Lenders, and if any such amounts are rejected pursuant to the Second Lien Facility Documentation and to the extent that such rejected amounts are not required to be offered to prepay or redeem any other Indebtedness, such amounts may be retained by the Borrower (“Retained Declined Proceeds”).

(g)                                  Notwithstanding any other provisions of this Section 2.4, (i) to the extent any of or all the Net Cash Proceeds of any Asset Sale by a Restricted Subsidiary (a “Restricted Subsidiary Disposition”), the Net Cash Proceeds of any Recovery Event from a Restricted Subsidiary giving rise to a prepayment pursuant to Section 2.4(b)(ii) (a “Restricted Subsidiary Recovery Event”), or Excess Cash Flow are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in Section 2.4(a), or the Borrower shall not be required to make a prepayment at the time provided in Section 2.05(b), as the case may be, and instead, such amounts may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all commercially reasonable actions available under applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be promptly effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than three (3) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.4 to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Restricted Subsidiary Disposition, any Restricted Subsidiary Recovery Event or Excess Cash Flow would have an adverse tax cost consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Restricted Subsidiary, provided that, if not applied, or repatriated and applied, to prepayments pursuant to this Section 2.4 within twelve (12) months after the date on which such Net Cash Proceeds or Excess Cash Flow so retained would otherwise have been required to be applied to prepayments pursuant to this Section 2.4, such Net Cash Proceeds or Excess Cash Flow shall be applied (x) by the Borrower to such prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrower rather than such Restricted Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Restricted Subsidiary) or (y) to the repayment of Indebtedness of a Restricted Subsidiary.

(h)                                 Notwithstanding any of the other provisions of this Section 2.4, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.4 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.4 in respect of any such Eurocurrency Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.4.  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.4.

SECTION 2.5                                             Reduction and Termination of Commitments; Etc.

(a)                                 The Borrower may, upon at least three (3) Business Days’ prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused Commitments of any Class, in each case, without premium or penalty other than any amount required to be paid by the Borrower pursuant to Section 3.5; provided, however, that each partial reduction shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the entire amount thereof.  Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b)                                 The Commitment of each Lender shall be automatically and permanently reduced to $0 upon the making of such Lender’s Loans pursuant to Section 2.1.

(c)                                  Upon the effectiveness of Amendment No. 3, all Loans held by Affiliated Lenders immediately prior to such effectiveness, together with all accrued and unpaid interest thereon, shall automatically be deemed repaid in full and no longer outstanding under this Agreement.

SECTION 2.6                                             Repayment of Loans.  The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (a) on the last Business Day of each March, June, September and December, commencing with the last Business Day of March, 2012, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Loans outstanding on the Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.3), (b) on the last Business Day of each March, June, September and December, commencing with the last Business Day of March, 2012, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Tranche B-1 Loans outstanding on the Amendment No. 1 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.3), (c) on the last Business Day of each March, June, September and December, commencing with the last Business Day of December, 2013, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Tranche B-2 Loans outstanding on the Amendment No. 2 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.3) ~~and (d~~, (d) on the last Business Day of each March, June, September and December, commencing with the last Business Day of December, 2017, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all First Lien Term Loans outstanding on the Amendment No. 3 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.3 of this Agreement) and (e) on the Termination Date, the aggregate principal amount of all Loans outstanding on such date.

SECTION 2.7                                             Evidence of Indebtedness.

(a)                                 The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as non-fiduciary agent for the Borrower, in each case in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(b)                                 (i) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.7(a) and by each Lender in its account or accounts pursuant to Section 2.7(a) shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

(ii)                        Notwithstanding anything to the contrary contained in this Agreement, the Loans (including the Notes, if any, evidencing such Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register.  A Note shall only evidence the Lender’s or a registered assignee’s right, title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation.  This Section 2.7(b) and Section 12.2 shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).

(c)                                  The entries made in the Register and in the accounts therein maintained pursuant to clauses (a) and (b) above and Section 12.2 hereof shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.  In addition, the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement.  Information contained in the Register with respect to any Lender shall be available for inspection by the Borrower, the Administrative Agent, such Lender (as to its interest only) at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a Note payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver such Note to such Lender evidencing the Loans of such Lender, substantially in the form of Exhibit O.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto; provided that the failure to do so shall in no way affect the obligations of the Borrower or any other Loan Party under any Loan Document.

SECTION 2.8                                             Interest.

(a)                                 Rate of Interest.  All Loans and the outstanding amount of all other Obligations owing under the Loan Documents shall bear interest, in the case of any Class of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:

(i)                           (x) if a Base Rate Loan or such other Obligation (except as otherwise provided in this Section 2.8(a)), at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin for Base Rate Loans; and~~(ii)~~  (y) if a Eurocurrency Rate Loan, at a rate per annum equal to the sum of (A) the Adjusted Eurocurrency Rate determined for the applicable Interest Period and (B) the Applicable Margin applicable to Eurocurrency Rate Loans in effect from time to time during such Interest Period; and

(ii)                        all interest on each First Lien Term Loan calculated pursuant to Section 2.8(a)(i) above shall be payable (I) at the times and as set forth in Section 2.8(b) and (II) as follows: (x) at the rate set forth in clause (d) of the definition of Applicable Margin, of which 1.50% per annum shall be payable-in-kind (“PIK Interest”) by capitalizing such interest and treating it for all purposes as outstanding principal amount of First Lien Term Loans, and (y) the remaining amount of the rate set forth in clause (d) of the definition of Applicable Margin shall be payable in cash (which, for the avoidance of doubt, shall not result in any adjustment to the overall rate of interest payable pursuant to Section 2.8(a)(i)); provided that, if the Borrower makes a Cash Interest Election at least three (3) Business Days prior to the applicable interest payment date as set forth in Section 2.8(b) (or such shorter period as agreed to by the Administrative Agent in its reasonable discretion), all or a portion of the PIK Interest for such applicable period, as specified in such Cash Interest Election, shall be payable in cash.  PIK Interest, as reduced by any portion thereof paid in cash pursuant to a Cash Interest Election, shall be payable as an increase in the principal amount of the applicable First Lien Term Loans in arrears on each payment date set forth in Section 2.8(b) without any further action on the part of the Administrative Agent or the Borrower.

(b)                                 Interest Payments.  (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the first Business Day of each ~~January, April, July and October~~Fiscal Quarter, commencing on the first such day following the making of such Base Rate Loan, and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on each Eurocurrency Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three (3) months, on each date during such Interest Period occurring every three (3) months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurocurrency Rate Loan and (iii) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

(c)                                  Default Interest.  Following the occurrence and during the continuation of an Event of Default under Section 10.1(a) or Section 10.1(f), the Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable in cash upon demand.

SECTION 2.9                                             Fees.  The Borrower shall pay to the Administrative Agent and the Arrangers such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Except as otherwise provided in any written agreement among the Borrower, the Administrative Agent and the Arrangers, such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

SECTION 2.10                                      Payments and Computations.

(a)                                 All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  The Borrower shall make each payment and prepayment hereunder (including fees and expenses) not later than 2:00 p.m. on the day when due, in Dollars, in each case to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment and in Same Day Funds without condition or deduction for any defense, recoupment, set-off or counterclaim.  The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall, in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)                                 All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one (1) day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)                                  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurocurrency Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.  All repayments of any Loans shall be applied as follows:  first, to repay any such Loans outstanding as Base Rate Loans and then, to repay any such Loans outstanding as Eurocurrency Rate Loans, with those Eurocurrency Rate Loans, as applicable, having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods.

(d)                                 Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may (but shall not be so required to), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent that the Borrower shall not have made such payment to the Administrative Agent in Same Day Funds in Dollars, then each Lender shall repay to the Administrative Agent forthwith on demand the portion of such assumed payment that was made available to such Lender in Same Day Funds in Dollars, together with interest thereon in respect of each day from and including the date such amount was made available to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds in Dollars at the applicable Overnight Rate from time to time in effect.

(e)                                  Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of Section 10.2(b) below (or required to be applied in accordance with Section 2.4), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second, to pay all other Obligations then due and payable and third, as the Borrower so designates.  Payments in respect of Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender’s Ratable Portion; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

SECTION 2.11                                      Determination of Adjusted Eurocurrency Rate.  The Adjusted Eurocurrency Rate for each Interest Period for Eurocurrency Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of “Eurocurrency Rate”.  The Administrative Agent’s determination shall be presumed to be correct and binding on the Loan Parties, absent manifest error.

SECTION 2.12                                      Incremental Borrowings.

(a)                                 The Borrower may at any time or from time to time after the Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more additional tranches of Loans (the “Incremental Loans”); provided that (i) before and after giving effect to the incurrence of such Incremental Loans, no Default or Event of Default shall exist, (ii) any Incremental Loans will rank pari passu in right of payment with existing Loans and the Liens securing any Incremental Loans will rank pari passu with the Liens securing the existing Loans, (iii) the final maturity date of such Incremental Loans shall be no earlier than the then Latest Maturity Date of any other Loans hereunder, (iv) the Weighted Average Life to Maturity of such Incremental Loans shall not be shorter than that of the then-existing Loans, (v) the representations and warranties contained in Article V or any other Loan Document shall be true and correct in all material respects both before and after the effectiveness of any Incremental Amendment; provided that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects both before and after the effectiveness of any Incremental Amendment, and (vi) the Senior Secured Leverage Ratio shall be no greater than 3.50 to 1.00 as of the end of the Test Period most recently ended after giving Pro Forma Effect to such Incremental Loans and any Acquisition permitted under this Agreement and/or any other transactions related to such Incremental Loans. Each tranche of Incremental Loans shall be in an aggregate principal amount that is not less than $25,000,000 (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence).  Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Loans after the Amendment No. 3 Effective Date shall ~~not exceed $150,000,000.~~be $0. Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Loans.  Incremental Loans may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to provide a portion of any Incremental Loans), in each case on terms permitted in this Section 2.12 and otherwise on terms reasonably acceptable to the Administrative Agent, or by any other bank or other financial institution or institutional lender or investor (any such other bank or other financial institution or institutional lender or investor being called an “Additional Lender”), provided that the Administrative Agent shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to such Lender’s or Additional Lender’s providing such Incremental Loans if such consent by the Administrative Agent would be required under Section 12.2(b) for an assignment of Loans to such Lender or Additional Lender.  Commitments in respect of Incremental Loans shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any Person other than the Administrative Agent, the Borrower and the Lenders providing the applicable Incremental Loans, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The effectiveness of any Incremental Amendment and the Borrowing of Incremental Loans hereunder shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Effective Date”) of each of the conditions set forth in Section 4.2 (it being understood that all references to “the date of such Loan” or similar language in such Section 4.2 shall be deemed to refer to the effective date of such Incremental Amendment) and the satisfaction of such other conditions (if any) as the parties thereto shall agree and, to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received legal opinions, Board of Director resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Effective Date, together with such supplements and/or amendments to the Collateral Documents as the Administrative Agent shall reasonably request (including, in the case of the Mortgages, mortgage amendments and date down endorsements with respect to the applicable title insurance policies.  The Borrower shall use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.  Subject to clauses (iii) and (iv) of the first proviso of this clause (a), the amortization schedule applicable to any Incremental Loans shall be determined by the Borrower and the lenders thereunder. The interest rate margin, upfront fees and OID applicable to any Incremental Loans will be determined by the Borrower and the lenders providing such Incremental Loans, provided that, in the event that the All-In Yield applicable to such Incremental Loans exceeds the All-In Yield of any Class of Loans existing at such time by more than 50 basis points, then the interest rate margins for each such Class of Loans shall be increased to the extent necessary so that the All-In Yield of such Loans is equal to the All-In Yield of such Incremental Loans minus 50 basis points.  Except as otherwise required or permitted in this Section 2.12, all other terms of such Incremental Loans, if not consistent with the terms of the existing Loans, shall be reasonably satisfactory to the Administrative Agent.  Any Incremental Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Incremental Amendment.

(b)                                 This Section 2.12 shall supersede any provisions in Section 12.1 or Section 12.7 to the contrary.

SECTION 2.13                                      Extensions of Loans.

(a)                                 Extension of Loans.  The Borrower may at any time and from time to time request that all or a portion of the Loans of a given Class (each, an “Existing Tranche”) be amended to extend the Scheduled Termination Date with respect to all or a portion of any principal amount of such Loans (any such Loans which have been so amended, “Extended Loans”) and to provide for other terms consistent with this Section 2.13; provided that there shall be no more than three (3) Classes of Loans outstanding pursuant to this Section 2.13 at any time.  In order to establish any Extended Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Tranche) (each, an “Extension Request”) setting forth the proposed terms (which shall be determined in consultation with the Administrative Agent) of the Extended Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Tranche and (y) be identical to the Loans under the Existing Tranche from which such Extended Loans are to be amended, except that: (i) the Scheduled Termination Date of the Extended Loans shall be later than the Scheduled Termination Date of the Loans of such Existing Tranche, (ii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Loans); and (iii) all borrowings of the Loans and repayments thereof shall be made on a pro rata basis (except for (I)  payments of interest and fees at different rates on Extended Loans and (II) repayments required upon the Termination Date of the non-extending Loans); provided, further, that (A) the conditions precedent to a Borrowing set forth in Section 4.2 shall be satisfied or duly waived as of the date of such Extension Amendment and at the time when any Extended Loans, (B) in no event shall the final maturity date of any Extended Loans of a given Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Loans hereunder or a shorter

Weighted Average Life to Maturity than the First Lien Term Loans, (C) any such Extended Loans (and the Liens securing the same) shall be permitted by the terms of the Intercreditor ~~Agreements (to the extent any~~Agreement and the First Lien/Second Lien Intercreditor Agreement and Notes Intercreditor Agreement (in each case to the extent any such agreement is then in effect) ~~and~~, (D) all documentation in respect of the such Extension Amendment shall be consistent with the foregoing and (E) solely with respect to any Extended Loans incurred in respect of any Tranche B-2 Loans after the Amendment No. 3 Effective Date, in the event that the All-In Yield of such Extended Loans exceeds the All-In Yield of the First Lien Term Loans hereunder by more than 0.50%, then the interest rate margins for the First Lien Term Loans hereunder shall automatically be increased to a level such that the All-In Yield of such First Lien Term Loans is 0.50% below the All-In Yield for such Extended Loans; provided that up to $30,000,000 (less the aggregate principal amount of Pari Passu Stub Refinancing Debt excluded by operation of clause (v) of the first proviso to the “Credit Agreement Refinancing Indebtedness” definition) in aggregate principal amount of such Extended Loans may be excluded by the Borrower from the operation of this clause (E).  Any Extended Loans amended pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Loans for all purposes of this Agreement; provided that any Extended Loans amended from an Existing Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Existing Tranche.  Each Extension Series of Extended Loans incurred under this Section 2.13 shall be in an aggregate principal amount equal to not less than ~~$35,000,000.~~(i) $35,000,000 or (ii) in the case of Extended Loans in respect of Tranche B-2 Loans, $25,000,000 or, if less, the aggregate outstanding principal amount of the Tranche B-2 Loans.

(b)                                 Extension Request.  The Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Tranche are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purposes of this Section 2.13.  No Lender shall have any obligation to agree to provide any Extended Loans pursuant to any Extension Request.  Any Lender (each, an “Extending Lender”) wishing to have all or a portion of its Loans under the Existing Tranche subject to such Extension Request amended into Extended Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Loans under the Existing Tranche which it has elected to request be amended into Extended Loans (subject to any minimum denomination requirements imposed by the Administrative Agent).  In the event that the aggregate principal amount of Loans under the Existing Tranche in respect of which applicable Lenders shall have accepted the relevant Extension Request exceeds the amount of Extended Loans requested to be extended pursuant to the Extension Request, Loans subject to Extension Elections shall be amended to reflect allocations of the Extended Loans, which Extended Loans shall be allocated as agreed by Administrative Agent and the Borrower.

(c)                                  New Lenders.  Following any Extension Request made by the Borrower in accordance with Sections 2.13(a) and 2.13(b), if the Lenders shall have declined to agree during the period specified in Section 2.13(b) above to provide Extended Loans in an aggregate principal amount equal to the amount requested by the Borrower in such Extension Request, the Borrower may request that Lenders and/or banks, financial institutions or other institutional lenders or investors other than the Lenders ~~or Extending Lenders~~ (in such capacities, the “New Lenders”), which New Lenders may elect to provide an Extended Loan hereunder (each, a “New Loan”); provided that such Extended Loans of such New Lenders (i) shall be in an aggregate principal amount for all such New Lenders not to exceed the aggregate principal amount of Extended Loans so declined to be provided by the existing Lenders and (ii) shall be on identical terms to the terms applicable to the terms specified in the applicable Extension Request (and any Extended Loans provided by existing Lenders in respect thereof); provided further that, as a condition to the effectiveness of any Extended Loans of any New Lender, the Administrative Agent shall have consented (such consent not to be unreasonably withheld, delayed or conditioned) to each New Lender if such consent would be required under Section 12.2(b)(iii) for an assignment of Loans to such Person.  Notwithstanding anything herein to the contrary, any Extended Loans provided by New Lenders shall be pro rata to each New Lender.  The Extended Loans of New Lenders will be incorporated as Loans hereunder in the same manner in which Extended Loans of existing Lenders are incorporated hereunder pursuant to this Section 2.13, and for the avoidance of doubt, all Borrowings and repayments of Loans from and after the effectiveness of such Extension Amendment shall be made pro rata across all Classes of Loans including such New Lenders (based on the outstanding principal amounts of the respective Classes of Loans) except for (x) payments of interest and fees at different rates for each Class of Loans (and related outstanding amounts thereof) and (y) repayments required on the Termination Date for any particular Class of Loans.

(d)                                 Extension Amendment.  Extended Loans and New Loans shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Lender and each New Lender, if any, providing an Extended Loan or a New Loan, as applicable, thereunder, which shall be consistent with the provisions set forth in Sections 2.13(a), (b) and (c) above (and shall not require the consent of any other Person).  The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Sections 4.2(a) and (b) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Effective Date (other than changes to such legal opinion resulting from a Change in Law, change in fact or change to counsel’s form of opinion) or otherwise reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Collateral Agent in order to ensure that the Extended Loans or the New Loans, as the case may be, are provided with the benefit of the applicable Loan Documents (including, in the case of the Mortgages, mortgage amendments and date down endorsements with respect to the applicable title insurance policies).  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment.  Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Person other than the Administrative Agent, the Borrower and the Lenders providing the applicable Extended Loans, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Loans or the New Loans, as the case may be, incurred pursuant thereto, (ii) make such other changes to this Agreement and the other Loan Documents (without the consent of the Requisite Lenders) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section, and the Requisite Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e)                                  No conversion of Loans pursuant to any Extension in accordance with this Section 2.13 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

SECTION 2.14                                      Refinancing Amendments.  (a)  After the Effective Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Loans then outstanding under this Agreement in each case pursuant to a Refinancing Amendment; provided that there shall be no obligors in respect of any Credit Agreement Refinancing Indebtedness that are not Loan Parties; provided, further that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.  Any Other Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment.  The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.2(a) and (b) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of customary legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Effective Date under Section 4.1 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion) or otherwise reasonably satisfactory to the Administrative Agent~~)~~ (including, in the case of the Mortgages, mortgage amendments and date down endorsements with respect to the applicable title insurance policies). Each incurrence of Credit Agreement Refinancing Indebtedness under this Section 2.14 shall be in an aggregate principal amount of not less than ~~$75,000,000.~~(i) $75,000,000 or (ii) in the case of Credit Agreement Refinancing Indebtedness in respect of Tranche B-2 Loans, $25,000,000 or, if less, the aggregate outstanding principal amount of the Tranche B-2 Loans.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Loans and/or Other Commitments).  Any Refinancing Amendment may, without the consent of any Person other than the Administrative Agent, the Borrower and the Lenders providing the applicable Credit Agreement Refinancing Indebtedness, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14.  This Section 2.14 shall supersede any provisions in Section 12.7 or 12.1 to the contrary.  It is understood that (x) any Lender approached to provide all or a portion of Credit Agreement Refinancing Indebtedness may elect or decline, in its sole discretion, to provide such Credit Agreement Refinancing Indebtedness (it being understood that there is no obligation to approach any existing Lenders to provide any Other Commitment), and (y) the Administrative Agent shall have consented (such consent not to be unreasonably withheld, delayed or conditioned) to such Person’s providing such Credit Agreement Refinancing Indebtedness if such consent would be required under Section 12.2 for an assignment of Loans or Commitments to such Person.

(b)                                 Anything in this Section 2.14 to the contrary notwithstanding, following the Amendment No. 3 Effective Date, a holder of Tranche B-2 Loans may elect to convert such Loans into First Lien Term Loans pursuant to documentation reasonably acceptable to the Borrower, the Administrative Agent and such Lender and following such conversion, such converted Loans shall be deemed to be additional First Lien Term Loans for all purposes of this Agreement and the other Loan Documents.

SECTION 2.15                                      ~~Loan Repricing Protection.  In the event that, on or prior to the date that is one year after the Amendment No. 2 Effective Date, the Borrower (a) makes any prepayment of Tranche B-2 Loans in connection with any Repricing Transaction or (b) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender, (i) in the case of clause (a), a prepayment premium of 1.0% of the principal amount of the Tranche B-2 Loans being prepaid and (ii) in the case of clause (b), a payment equal to 1.0% of the aggregate principal amount of the applicable Tranche B-2 Loans outstanding immediately prior to such amendment.  Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.~~Prepayment Premium.  Each optional prepayment of First Lien Term Loans made after the Amendment No. 3 Effective Date pursuant to Section 2.3(a), each mandatory prepayment of the First Lien Term Loans made after the Amendment No. 3 Effective Date pursuant to Section 2.4(c), each mandatory assignment of First Lien Term Loans made after the Amendment No. 3 Effective Date pursuant to Section 3.7, each payment, refinancing or repricing of First Lien Term Loans made after the Amendment No. 3 Effective Date in connection with any Repricing Transaction and each payment (or deemed payment) of First Lien Term Loans following the acceleration thereof for any reason (including, but not limited to, any optional or mandatory payment after the occurrence of an Event of Default or after acceleration of the First Lien Term Loans including in connection with any proceeding subject to Debtor Relief Laws), shall be accompanied by the Prepayment Premium, if applicable.

Without limiting the generality of the foregoing, it is understood and agreed that if the Obligations with respect to the First Lien Term Loans are accelerated for any reason, including because of default, the commencement of any insolvency proceeding or other proceeding pursuant to any Debtor Relief Laws, sale, disposition or encumbrance (including that by operation of law or otherwise), the Prepayment Premium with respect to the First Lien Term Loans, if any, determined as of the date of acceleration will also be due and payable as though said indebtedness was voluntarily prepaid as of such date and shall constitute part of the Obligations with respect to the First Lien Term Loans, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each applicable Lender’s lost profits as a result thereof.  Any Prepayment Premium payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by each applicable Lender as the result of the early termination and the Borrower agrees that it is reasonable under the circumstances currently existing.  The Prepayment Premium, if any, shall also be payable (i) in the event the Obligations with respect to the First Lien Term Loans are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means and/or (ii) upon the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations with respect to the First Lien Term Loans in any insolvency proceeding or other proceeding pursuant to any Debtor Relief Laws, foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means or the making of a distribution of any kind in any insolvency proceeding or other proceeding pursuant to any Debtor Relief Laws to the Administrative Agent, for the account of the Lenders, in full or partial satisfaction of the Obligations.  THE BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION INCLUDING IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY ACCELERATION OF THE OBLIGATIONS PURSUANT TO ANY INSOLVENCY PROCEEDING OR OTHER PROCEEDING PURSUANT TO ANY DEBTOR RELIEF LAWS OR PURSUANT TO A PLAN OF REORGANIZATION.  The Borrower expressly agrees that:  (A) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this Section.  The Borrower expressly acknowledges that its agreement to pay such amount to the Lenders as herein described is a material inducement to the First Lien Term Loan Lenders to make the First Lien Term Loans.

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

SECTION 3.1                                             Taxes.

(a)                                 Except as required by law, any and all payments by the Borrower or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, (i) taxes imposed on or measured by net income (however denominated, and including branch profits and similar taxes), and franchise or similar taxes, in each case (A) imposed by the jurisdiction under the laws of which it is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (B) taxes imposed by reason of any connection between such Agent or Lender and the taxing jurisdiction imposing such tax (other than a connection arising solely by executing or entering into any Loan Document, receiving payments thereunder or having been a party to, performed its obligations under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced, any Loan Documents), (~~iii~~ii) subject to Section 3.1(e), any U.S. federal tax that is (or would be) required to be withheld with respect to amounts payable hereunder in respect of an interest arising under any Loan Document that is assigned to an Eligible Assignee (pursuant to an assignment under Section 12.2) on the date such assignee becomes an

Eligible Assignee to the extent such tax is in excess of the tax that would have been applicable had such assigning Lender not assigned its interest arising under any Loan Document (unless such assignment is made at the express written request of the Borrower), (~~iv~~iii) in the case of any Foreign Lender, any U.S. federal withholding taxes imposed as a result of the failure of any Agent or Lender to comply with the provisions of Sections 3.1(b) and 3.1(c), (~~v~~iv) in the case of any U.S. Lender, any U.S. federal withholding taxes imposed as a result of the failure of any Agent or Lender to comply with the provisions of Section 3.1(d), (~~vi~~v) any taxes imposed on any amount payable to or for the account of any Agent or Lender as a result of the failure of such recipient to comply with its obligations under Section 3.1(l), (~~vii~~vi) amounts excluded pursuant to Section 3.1(e) hereto, and (~~viii~~vii) penalties and interest on the foregoing amounts (all such non excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges and liabilities being hereinafter referred to as “Taxes”).  If the Borrower, Guarantor or other applicable withholding agent is required to deduct any Taxes or Other Taxes (as defined below) from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1(a)), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower, Guarantor or other applicable withholding agent shall make such deductions, (iii) the Borrower, Guarantor or other applicable withholding agent shall pay the full amount deducted to the relevant taxing authority, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as practicable thereafter), the Borrower or Guarantor shall furnish to such Agent or Lender (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt has been made available to the Borrower or Guarantor (or other evidence of payment reasonably satisfactory to the Administrative Agent).  If the Borrower or Guarantor fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence that has been made available to the Borrower or Guarantor, the Borrower or Guarantor shall indemnify such Agent and such Lender for any incremental Taxes that may become payable by such Agent or such Lender arising out of such failure.

(b)                                 To the extent it is legally able to do so, each Agent or Lender (including an Eligible Assignee to which a Lender assigns its interest in accordance with Section 12.2) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent on or prior to the date on which the Agent or Lender (or Eligible Assignee) becomes a party hereto, two (2) accurate, complete and original signed copies of whichever of the following is applicable:  (i) in the case of a Foreign Lender claiming the benefits under an income tax treaty to which the United States is a party, an IRS Form W-8BEN-E certifying that it is entitled to such benefits; (ii) in the case of a Foreign Lender claiming that the income receivable pursuant to any Loan Document is effectively connected with the conduct of a trade or business in the United States, an IRS Form W-8ECI certifying to this effect; (iii) if the Foreign Lender is claiming the benefits of the exemption for portfolio interest under either Section 871(h) or Section 881(c) of the Code and is not (A) a bank described in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder described in Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d) of the Code, a certificate to that effect in substantially the form attached hereto as Exhibit P (a “Non-Bank Certificate”) and an IRS

Form W-8BEN-E, certifying that the Foreign Lender is not a United States person; (iv) to the extent a Lender is not the beneficial owner for U.S. federal income tax purposes, an IRS Form W-8IMY (or any successor form thereto) of the Lender, accompanied by, as and to the extent applicable, an IRS Form W-8BEN or an IRS Form W-8BEN-E, an IRS Form W-8ECI, Non-Bank Certificate, an IRS Form W-9, additional IRS Forms W-8IMY (further accompanied by required attachments thereto) and any other required supporting information from each beneficial owner (it being understood that a Lender need not provide certificates or supporting documentation from beneficial owners if (x) the Lender is a “qualified intermediary” or “withholding foreign partnership” for U.S. federal income tax purposes and (y) such Lender is as a result able to establish, and does establish, that payments to such Lender are, to the extent applicable, entitled to an exemption from or, if an exemption is not available, a reduction in the rate of, U.S. federal withholding taxes without providing such certificates or supporting documentation); or (v) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made except and solely for the purposes of this clause (v) to the extent, in the Agent or Lender’s reasonable judgment, such completion, execution, or submission would subject such Agent or Lender to any material unreimbursed costs or expenses or would materially prejudice the legal or commercial position of such Agent or Lender.

(c)                                  In addition, each such Lender shall, to the extent it is legally entitled to do so, (i) promptly submit to the Borrower and the Administrative Agent two (2) accurate, complete and original signed copies of such other or additional forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant taxing authorities) as may then be applicable or available to secure an exemption from or reduction in the rate of U.S. federal withholding tax (A) on or before the date that such Lender’s most recently delivered form, certificate or other evidence expires or becomes obsolete or inaccurate in any material respect, (B) after the occurrence of a change in the Foreign Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent, and (C) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (ii) promptly notify the Borrower and the Administrative Agent in writing of any change in the Foreign Lender’s circumstances which would modify or render invalid any claimed exemption or reduction.

(d)                                 Each Agent or Lender that is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) (each a “U.S. Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent two (2) original copies of accurate, complete and signed IRS Form W-9 or successor form certifying that such Agent or Lender is not subject to United States backup withholding (i) on or prior to the Effective Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or inaccurate in any material respect, (iii) after the occurrence of a change in the Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(e)                                  Notwithstanding anything else herein to the contrary (but subject to the succeeding sentence), if a Lender, Eligible Assignee or Agent is subject to any U.S. federal tax that is required to be withheld with respect to amounts payable hereunder at a rate in excess of zero percent at the time such Lender, Eligible Assignee or Agent becomes a party to this Agreement or otherwise acquires an interest in the Loan, or pursuant to a law or other legal requirement in effect at such time, such tax (including additions to tax, penalties and interest imposed with respect to such tax) shall be considered excluded from Taxes (unless and until such time as such Lender, Eligible Assignee or Agent subsequently provides forms and certifications that establish to the reasonable satisfaction of Borrower and the Administrative Agent that such Lender, Eligible Assignee or Agent is subject to a lower rate of tax, at which time tax at such lower rate (including additions to tax, penalties and interest imposed with respect to such tax) shall be considered so excluded for periods during which such forms and certifications remain valid and are sufficient, under the law in effect at the time such forms and certifications are provided (including any law with a delayed effective date), to establish that such Lender, Eligible Assignee or Agent is subject to such lower rate of tax) except, in the case of an Eligible Assignee, to the extent the Lender’s assignor was entitled to additional amounts or indemnity payments immediately prior to the assignment.  Further, the Borrower shall not be required pursuant to this Section 3.1 to pay any additional amount to, or to indemnify, any Lender, Eligible Assignee or Agent, as the case may be, to the extent that such Lender, Eligible Assignee or Agent becomes subject to Taxes subsequent to the Effective Date (or, if later, the date such Lender, Eligible Assignee or Agent becomes a party to this Agreement or otherwise acquires an interest in the Loan) solely as a result of a change in the place of organization or place of doing business of such Lender, Eligible Assignee or Agent (or any applicable beneficial owner), a change in the Lending Office of such Lender or Eligible Assignee (or any applicable beneficial owner) (other than at the written request of the Borrower to change such Lending Office), or a change that results in such Lender or Eligible Assignee (or any applicable beneficial owner) being described in clauses (A), (B) or (C) of Section 3.1(b)(iii), occurring after the date that such Lender, Eligible Assignee or Agent becomes a party to this Agreement or otherwise acquires an interest in the Loan.  If an Eligible Assignee acquires an additional interest in a Loan after the date on which it became a party to this Agreement or previously acquired an interest in any Loan, the provisions of this Section 3.1(e) shall apply to such additional interest as of the date such additional interest was acquired.

(f)                                   The Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, such amounts that result from an Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except to the extent that any such Assignment and Assumption, grant of a participation, transfer, assignment or designation is requested in writing by the Borrower subsequent to the ~~date hereof~~Effective Date (all such non-excluded taxes described in this Section 3.1(f) being hereinafter referred to as “Other Taxes”).

(g)                                  If any Taxes or Other Taxes are directly asserted against any Agent or Lender with respect to any payment received by such Agent or Lender in respect of any Loan Document, such Agent or Lender may pay such Taxes or Other Taxes and the Borrower will promptly indemnify and hold harmless such Agent or Lender for the full amount of such Taxes and Other Taxes (and any Taxes and Other Taxes imposed on amounts payable under this Section 3.1), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted.  Payments under this Section 3.1(g) shall be made within ten (10) days after the date Borrower receives written demand for payment from such Agent or Lender.

(h)                                 A Participant shall not be entitled to receive any greater payment under Section 3.1 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (i) the sale of the participation to such Participant is made with the Borrower’s express written consent to such participation at the time such participation is sold to such Participant or (ii) such entitlement to a greater payment results from a change in any law after the sale of the participation takes place.

(i)                                     If the Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Lender or the relevant Agent, as applicable, shall cooperate with the Borrower in a reasonable challenge of such taxes if so requested by the Borrower, provided that (a) such Lender or Agent determines in its reasonable discretion that it would not be prejudiced by cooperating in such challenge, (b) the Borrower pays all related expenses of such Agent or Lender and (c) the Borrower indemnifies such Lender or Agent for any liabilities or other costs incurred by such party in connection with such challenge.

(j)                                    If any Agent or any Lender has received or is entitled to receive a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or Holdings, as the case may be or with respect to which the Borrower or Holdings, as the case may be has paid additional amounts pursuant to this Section 3.1, it shall use commercially reasonable efforts to obtain such refund (to the extent not yet received) (provided that doing so would not otherwise materially disadvantage the Agent or Lender) and it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or Holdings, as the case may be under this Section 3.1 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses incurred by the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower or Holdings, as the case may be, upon the written request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or Holdings (plus any penalties, interest or other charges imposed by the relevant Governmental Authority), as the case may be, to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority (provided that such Lender or the Administrative Agent may delete any information therein that such Lender or the Administrative Agent deems confidential in its reasonable discretion).  The Administrative Agent or such Lender, as the case may be, shall provide the Borrower with a copy of any notice of assessment or other evidence reasonably available of the requirement to repay such refund received from the relevant Governmental Authority.  This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that is reasonably deems confidential) to the Borrower, Holdings or any other Person.

(k)                                 Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.1(a) or (g) with respect to such Lender, it will, if requested by the Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions) to mitigate the effect of any such event, including by designating another Lending Office for any Loan affected by such event and by completing and delivering or filing any tax-related forms which such Lender is legally able to deliver and which would reduce or eliminate any amount of Taxes or Other Taxes required to be deducted or withheld or paid by the Borrower; provided that such efforts are made at the Borrower’s expense and on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.1(k) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.1(a) or (g).

(l)                                     If a payment made to a recipient under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such recipient were to fail to comply with the applicable reporting requirements of FATCA, such recipient shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by FATCA and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by FATCA requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their respective obligations under FATCA, to determine that such recipient has or has not complied with such recipient’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.

(m)                             Notwithstanding any other provision of this Agreement, the Borrower and the Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents, subject to the provisions of this Section 3.1.

(n)                                 With respect to any Lender’s claim for compensation under this Section 3.1, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower in writing of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(o)                                 The agreements in this Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

SECTION 3.2                                             Illegality.  If any Lender reasonably determines that any Law has made it unlawful or that any Governmental Authority has asserted that it is unlawful for any Lender or its applicable Lending Office to make, maintain or fund Loans (and, in the reasonable opinion of such Lender (subject to overall policy considerations of such Lender), the designation of a different applicable Lending Office or the assignment by such Lender of its rights hereunder to another of its offices, branches or affiliates would either not avoid such unlawfulness or would be disadvantageous to such Lender in any economic, legal or regulatory respect) whose interest is determined by reference to the Eurocurrency Rate, or to determine or charge interest rates based upon the Eurocurrency Rate or Adjusted Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof within a reasonable time thereafter (if by telephone, confirmed in writing) by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate, or to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give at such time when such circumstances no longer exist).  Upon receipt of such notice within a reasonable time thereafter, (x) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans, and shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (and the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans, to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Eurocurrency Rate component of the Base Rate with respect to any Base Rate Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 3.3                                             Inability to Determine Rates.  If the Requisite Lenders reasonably determine that for any reason in connection with any request for a Eurocurrency Rate Loan, or a conversion to or continuation thereof that (a) deposits in Dollars are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) each Eurocurrency Rate Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan, (y) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, and (z) in the event of a determination described in the preceding sentence with respect to the Adjusted Eurocurrency Rate component of the Base Rate, the utilization of the Adjusted Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the

Requisite Lenders) notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist).  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans, or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

SECTION 3.4                                             Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Eurocurrency Rate);

(ii)                        subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes covered by Section 3.1 and any taxes and other amounts described in clauses (i) through (viii) of the first sentence of Section 3.1(a) that are imposed with respect to payments for or on account of any Agent or any Lender under any Loan Document, and except for Other Taxes); or

(iii)                     impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender that is not otherwise accounted for in the definition of Adjusted Eurocurrency Rate or this clause (a);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time promptly following demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.4 and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.4 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.4 for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower in writing of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  Without duplication of any reserves specified in the definition of “Eurocurrency Rate”, the Borrower shall pay to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Aggregate Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender.  If a Lender fails to give notice fifteen (15) days prior to the relevant interest payment date, such additional costs shall be due and payable fifteen (15) days from receipt of such notice.

SECTION 3.5                                             Funding Losses.  Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Borrower; or

(c)                                  ~~(~~any assignment of a Eurocurrency Rate Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.7;

including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

SECTION 3.6                                             Matters Applicable to All Requests for Compensation.

(a)                                 Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.4, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect.

(b)                                 Suspension of Lender Obligations.  If any Lender requests compensation by the Borrower under Section 3.4, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurocurrency Rate Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.6(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)                                  Conversion of Eurocurrency Rate Loans.  If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Sections 3.2, 3.3 or 3.4 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans of a given Class held by the Lenders of such Class holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares.

SECTION 3.7                                             Replacement of Lenders under Certain Circumstances.  If (i) any Lender requests compensation under Section 3.4 or ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.2 or Section 3.4, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, (iii) any Lender is a Non-Consenting Lender or (iv) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.2), all of its interests, rights and obligations under this Agreement and the related Loan Documents to one or more Eligible Assignees that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                                 the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.2(b)(iv) and the Prepayment Premium (if any) specified in Section 2.15;

(b)                                 such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)                                  such Lender being replaced pursuant to this Section 3.7 shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;

(d)                                 the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender;

(e)                                  in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter; and

(f)                                   such assignment does not conflict with applicable Laws.

In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, all affected Lenders or all the Lenders or all affected Lenders with respect to a certain Class or Classes of the Loans and (iii) the Requisite Lenders or the requisite Lenders of the applicable Class or Classes of the Loans, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 3.8                                             Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent or the Collateral Agent.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.1                                             Conditions Precedent to Initial Borrowing.  The obligations of the Lenders to make Loans shall be subject to the satisfaction or due waiver in accordance with Section 12.1 of each of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent ~~(the date on which such conditions are satisfied or waived herein in accordance with Section 12.1 shall be the “Effective Date”)~~:

(a)                                 The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent:

(i)                                     a Committed Loan Notice in accordance with the requirements hereof provided that such notice shall not include any representation or statement as to the absence (or existence) of any Default;

(ii)                                  executed counterparts of this Agreement and the Guaranty;

(iii)                               a Note executed by the Borrower in favor of each Lender that has requested a Note at least two (2) Business Days in advance of the Effective Date;

(iv)                              each Collateral Document set forth on Schedule 1.1A required to be executed on the Effective Date as indicated on such schedule, duly executed by each Loan Party thereto, together with:

(A)                               copies of certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank;

(B)                               [Reserved]; and

(C)                               evidence that all other actions, recordings and filings that the Administrative Agent and the Collateral Agent has reasonably requested to be taken,

completed or otherwise provided for to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(v)                       such certificates of good standing from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Effective Date;

(vi)                    an opinion from Proskauer Rose, LLP, New York and California counsel to the Loan Parties substantially in the form of Exhibit Q-1;

(vii)                 an opinion from Greenberg Traurig, LLP, Nevada counsel to the Loan Parties substantially in the form of Exhibit Q-2;

(viii)              a solvency certificate from the chief financial officer of the Borrower (as of the Effective Date and after giving effect to the Transaction) substantially in the form attached hereto as Exhibit R;

(ix)                    evidence that all insurance (excluding title insurance) required to be maintained pursuant to the Loan Documents has been obtained and is in effect as of the Effective Date and that the Collateral Agent has been named as loss payee and/or additional insured, as applicable, under each insurance policy with respect to such insurance as to which the Collateral Agent (i) is entitled under the Loan Documents to be so named, and (ii) shall have requested to be so named;

(x)                       certified copies of the Merger Agreement and schedules and other attachments thereto, duly executed by the parties thereto, together with all material agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall reasonably request, each including certification by a Responsible Officer of the Borrower that such documents are in full force and effect as of the Effective Date; and

(xi)                    copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties;

provided, however, that, each of the requirements set forth in clauses (iv) and (ix) above, including the delivery of documents and instruments necessary to satisfy the Collateral and Guarantee Requirement (except for the execution and delivery of the Security Agreement and to the extent that a Lien on such Collateral may be perfected (x) by the filing of a financing statement under the Uniform Commercial Code or (y) by the delivery of stock certificates of the Borrower and its wholly owned Domestic Subsidiaries) shall not constitute conditions precedent to the Credit Extensions on the Effective Date after the Borrower’s use of commercially reasonable efforts, without undue burden or cost, to provide such items on or prior to the Effective Date if the Borrower agrees to deliver, or cause to be delivered, such search results, documents and instruments, or take or cause to be taken such other actions as may be required to perfect such security interests within ninety (90) days after the Effective Date (or such later date as the Administrative Agent and the Borrower mutually agree in good faith).  Notwithstanding anything in this Agreement, the terms of the Loan Documents shall be in a form such that they do not impair the availability or funding of the Facility on the Effective Date if the conditions set forth in this Section 4.1 are satisfied or waived by the Arrangers.

(b)                                 All fees and reasonable and documented out-of-pocket expenses required to be paid on or before the Effective Date hereunder and invoiced at least three (3) Business Days before the Effective Date shall have been paid in full in cash (which such amounts, notwithstanding the foregoing, may be offset against the proceeds of the Facility).

(c)                                  Prior to or substantially simultaneously with the initial Borrowing on the Effective Date, (i) the Equity Contribution shall have been consummated; and (ii) the Merger shall be consummated in all material respects in accordance with the terms of the Merger Agreement.

(d)                                 Prior to or substantially simultaneously with the initial Borrowings on the Effective Date, the Borrower shall have received at least $250,000,000 in gross cash proceeds from the issuance of the Senior Notes.

(e)                                  The Intercreditor Agreement and the ABL Facility Documentation shall have been duly executed and delivered by each party thereto, and shall be in full force and effect.

(f)                                   Prior to or substantially simultaneously with the initial Borrowing on the Effective Date, the Loan Parties shall have taken all other necessary actions such that, after giving effect to the Transaction, the Borrower and the Restricted Subsidiaries shall have outstanding no material third-party Indebtedness for borrowed money or preferred Equity Interests other than (A) the Loans, (B) borrowings and letter of credit obligations under the ABL Facility, (C) borrowings under the Senior Notes and (D) Indebtedness permitted the Loan Documents, the Merger Agreement and/or the Schedules thereto.

(g)                                  The Arrangers shall have received the Annual Financial Statements and the Quarterly Financial Statements.

(h)                                 The Arrangers shall have received the Pro Forma Financial Statements.

(i)                                     The Administrative Agent and the Arrangers shall have received all documentation and other information reasonably requested in writing by them at least ten (10) days prior to the Effective Date in order to allow the Arrangers, the Administrative Agent and the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(j)                                    Since October 11, 2011, there shall not have been any Event, change or occurrence that, individually or together with any other Event, has had or would reasonably be expected to have a Closing Date Material Adverse Effect.

(k)                                 The Merger Agreement Representations and the Specified Representations shall be true and correct in all material respects (or, if qualified by “materiality”, “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) on and as of the Effective Date; provided that a failure of any Merger Agreement Representation to be true and correct shall not result in a failure of the condition to the initial availability of the Facility on the Effective Date, unless such failure gives Holdings the right to terminate its obligations under the Merger Agreement.

(l)                                     The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent, certifying to the matters set forth in Section 4.1(c), (j) and (k).

Without limiting the generality of the provisions of the last paragraph of Section 9.3, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Borrowing on the Effective Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s Ratable Portion of such Borrowing.

SECTION 4.2                                             Conditions Precedent to Each Loan.  The obligation of each Lender to honor a Committed Loan Notice after the Effective Date is subject to the satisfaction of each of the following conditions precedent:

(a)                                 Request for Borrowing.  With respect to any Loan, the Administrative Agent shall have received a duly executed Committed Loan Notice; provided that, with respect to extensions of credit made on the Effective Date, no such notice shall include any representation, warranty or statement as to the absence (or existence) of any Default.

(b)                                 Representations and Warranties; No Defaults.  The following statements shall be true on the date of such Loan, both immediately before and immediately after giving effect thereto and giving effect to the application of the proceeds of such Loan by, or at the direction of, the Borrower:

(i)                                     The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document (limited to, in the case of the initial Credit Extensions on the Effective Date, the Specified Representations) shall be true and correct in all material respects on and as of the date of such Borrowing; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; and

(ii)                                  except in the case of the initial Credit Extension on the Effective Date, no Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom by, or at the direction of, the Borrower.

Each submission by the Borrower to the Administrative Agent of a Committed Loan Notice (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) shall be deemed to constitute a representation and warranty by the Borrower that the conditions specified in clause (b) above have been satisfied or duly waived on and as of the date of the making of such Loan.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Administrative Agent to enter into this Agreement, each of Holdings and the Borrower represents and warrants each of the following to the Lenders and the Administrative Agent, on and as of the Effective Date ~~and~~, the Amendment No. 1 Effective Date ~~and~~, the Amendment No. 2 Effective Date and the Amendment No. 3 Effective Date and after giving effect to the making of the Loans and the other financial accommodations on the Effective Date ~~and~~, the Amendment No. 1 Effective Date ~~and~~, the Amendment No. 2 Effective Date, the Amendment No. 3 Effective Date and on and as of each date as required by Section 4.2(b)(i):

SECTION 5.1                                             Existence, Qualification and Power; Compliance with Laws.  Each Loan Party and each of the Restricted Subsidiaries that is a Material Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all corporate or other organizational power and authority to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all applicable Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.2                                             Authorization; No Contravention.

(a)                                 The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action by such Person; and

(b)                                 Neither the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party nor the consummation of the Transaction will (i) contravene the terms of any of such Person’s Constituent Documents, (ii) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Person or any of the Restricted Subsidiaries (other than as permitted by Section 9.1) under (A) any

Contractual Obligation to which such Person is a party or by which such Person or its properties are bound or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable Law; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such breach, contravention or violation would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.3                                             Governmental Authorization.  No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (i) filings necessary to create and perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.4                                             Binding Effect.  This Agreement and each other Loan Document to which a Loan Party is a party has been duly executed and delivered by each Loan Party that is party thereto.  This Agreement and each other Loan Document to which a Loan Party is a party constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

SECTION 5.5                                             Financial Statements; No Material Adverse Effect.

(a)                                 (i)  The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the respective periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year end adjustments and the absence of footnotes.

(ii)                                  The unaudited pro forma Consolidated balance sheet of the Borrower and its Subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-Fiscal Quarter period ended at least forty-five (45) days (or ninety (90) days in case such four-Fiscal Quarter period is the end of the Company’s Fiscal Year) prior to the Effective Date, prepared after giving effect to the Transaction as if the Transaction had occurred as of such date (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma Consolidated statement of income of the Borrower and its Subsidiaries for the 12-month period ended at least forty-five (45) days (or ninety (90) days in case such four-Fiscal Quarter period is the end of the Company’s Fiscal Year) prior to the Effective Date, prepared after giving effect to the Transaction as if the Transaction had occurred at the beginning of such period (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared based on the Annual Financial Statements and the Quarterly Financial Statements and have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its Subsidiaries as at September 30, 2011, and their estimated results of operations for the period covered thereby.

(b)                                 Since the Effective Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(c)                                  All Projections delivered pursuant to Section 7.1(d) have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made, it being understood that projections as to future events are not to be viewed as facts, are subject to significant uncertainties and contingencies, and actual results may vary materially from such Projections.

SECTION 5.6                                             Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Borrower or any of the Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

SECTION 5.7                                             Ownership of Property; Liens.  Each Loan Party and each of the Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for (i) Liens permitted by Section 9.1 and (ii) where the failure to have such title or other interest would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.8                                             Environmental Matters.

(a)                                 Except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, (i) each Loan Party and each of its Subsidiaries is in compliance with all Environmental Laws (including having obtained all Environmental Permits) and (ii) none of the Loan Parties or any of their respective Subsidiaries is subject to any pending, or to the knowledge of the Borrower, threatened Environmental Claim or any other Environmental Liability that remains outstanding or unresolved.

(b)                                 None of the Loan Parties or any of their respective Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that would reasonably be expected to have a Material Adverse Effect.

SECTION 5.9                                             Taxes.  Except would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, Holdings, the Borrower and its Subsidiaries have timely filed all Federal and state and other tax returns and reports required to be filed under applicable Law, and have timely paid all Federal and state and other taxes, assessments, fees and other governmental charges (including satisfying their withholding tax obligations) levied or imposed on their properties, income or assets that have become due and payable, except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves (in the good faith judgment of management of Holdings, the Borrower or the Restricted Subsidiaries) have been provided in accordance with GAAP.

SECTION 5.10                                      ERISA Compliance.

(a)                                 Except as set forth in Schedule 5.10(a) or as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws.

(b)                                 (i) No ERISA Event has occurred within the one-year period prior to the date on which this representation is made or deemed made; (ii) no Pension Plan has failed to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan; (iii) none of the Loan Parties or any of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; (iv) none of the Loan Parties or any of their respective ERISA Affiliates has engaged in a transaction that is subject to Sections 4069 or 4212(c) of ERISA; and (v) neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization (within the meaning of Section 4242 of ERISA), insolvent (within the meaning of Section 4245 of ERISA) or has been determined to be in “endangered” or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA) and no such Multiemployer Plan is expected to be in reorganization, insolvent or endangered or critical status, except, with respect to each of the foregoing clauses of this Section 5.10(b), as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.11                                      Subsidiaries.  As of the Effective Date, the Amendment No. 1 Effective Date and the Amendment No. ~~1~~3 Effective Date, neither Holdings nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests in the Borrower and the Subsidiaries (in each case, to the extent constituting Collateral) have been validly issued and are fully paid and (if applicable) nonassessable, and all Equity Interests owned by Holdings or any other Loan Party are owned free and clear of all security interests of any person except (i) those created under the Collateral Documents ~~or~~, under the ABL Facility Documentation (which Liens shall be subject to the Intercreditor Agreement) or under the Second Lien Facility Documentation (which Liens shall be subject to the Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement) and (ii) any other Lien that is permitted under Section 9.1.  As of the Effective Date, the Amendment No. 1 Effective Date and the Amendment No. ~~1~~3 Effective Date, Schedule 5.11 (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of Holdings, the Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary the Equity Interests of which are required to be pledged on the Effective Date, the Amendment No. 1 Effective Date and the Amendment No. ~~1~~3 Effective Date pursuant to the Collateral and Guarantee Requirement.

SECTION 5.12                                      Margin Regulations; Investment Company Act.

(a)                                 As of the Effective Date ~~and~~, the Amendment No. 1 Effective Date ~~and~~, the Amendment No. 2 Effective Date and the Amendment No. 3 Effective Date, none of the Collateral is comprised of any Margin Stock.  No Loan Party is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U.

(b)                                 Neither the Borrower nor any Guarantor is an “investment company” under the Investment Company Act of 1940.

SECTION 5.13                                      Disclosure.  None of the written information and written data heretofore or contemporaneously furnished in writing by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document when furnished and when taken as a whole contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein, when taken as a whole, in the light of the circumstances under which such statements were made, not materially misleading; it being understood that for purposes of this Section 5.13, such information and data shall not include projections and pro forma financial information (including financial estimates, financial models, forecasts and other forward-looking information) or information of a general economic or general industry nature.

SECTION 5.14                                      Intellectual Property; Licenses, Etc.  The Borrower and the Restricted Subsidiaries have good and marketable title to, or a valid license or right to use, all patents, patent rights, trademarks, servicemarks, trade names, copyrights, technology, software, know-how database rights, rights of privacy and publicity, licenses and other intellectual property rights that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted (collectively, “IP Rights”), except where the failure to have any such title, license or other rights would not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Borrower, the operation of the respective businesses of the Borrower or any of the Restricted Subsidiaries as currently conducted does not infringe upon, misuse, misappropriate or violate any rights held by any Person except for such infringements, misuses, misappropriations or violations that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.15                                      Solvency.  On the Effective Date after giving effect to the Transaction, the Borrower and its Subsidiaries, on a Consolidated basis, are Solvent. On the Amendment No. 1 Effective Date immediately after giving effect to the Repricing Transaction pursuant to Amendment No. 1, the Borrower and its Subsidiaries, on a Consolidated basis, are Solvent. On the Amendment No. 2 Effective Date immediately after giving effect to the transactions contemplated by Amendment No. 2, the Borrower and its Subsidiaries, on a Consolidated basis, are Solvent.  On the Amendment No. 3 Effective Date immediately after giving effect to the transactions contemplated by Amendment No. 3, the Borrower and its Subsidiaries, on a Consolidated basis are Solvent.

SECTION 5.16                                      Subordination of Junior Financing.  The Obligations are “Designated Senior Debt,” “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any indenture or document governing any applicable Junior Financing Documentation in respect of Indebtedness that is subordinated in right of payment to the Obligations.

SECTION 5.17                                      USA PATRIOT Act.  (a) To the extent applicable, each of Holdings, the Borrower and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.  No part of the proceeds of the Loans will be used by Holdings, the Borrower or any of their Subsidiaries, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b)                                 None of the Borrower or any Restricted Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Restricted Subsidiary, (i) is a person on the list of “Specially Designated Nationals and Blocked Persons” or (ii) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise knowingly make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

SECTION 5.18                                      Collateral Documents.  As of the Effective Date ~~and~~, the Amendment No. 1 Effective Date ~~and~~, the Amendment No. 2 Effective Date and the Amendment No. 3 Effective Date, except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the filings of appropriate financing statements with the office of the Secretary of State of the state of organization of each Loan Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the proper recordation of Mortgages and fixture filings with respect to ~~Material Real Properties~~fee-owned real properties, in each case in favor of the Collateral Agent and the delivery to Collateral Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 9.1 and subject to the Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and the Notes Intercreditor Agreement) on all right, title and interest of the respective Loan Parties in the Collateral described therein, to the extent that a security interest therein can be perfected by the foregoing actions.

SECTION 5.19                                      Use of Proceeds.  The proceeds of the initial Borrowings shall be used to pay Merger Consideration.

SECTION 5.20                                      Insurance.  The insurance maintained by the Loan Parties complies with the requirements set forth in Section 8.5.

~~SECTION 5.21                                      Broker’s or Finder’s Commissions.  No broker’s or finder’s fee or commission will be payable with respect to the execution and delivery of this Agreement and the other Loan Documents.~~

ARTICLE VI

[RESERVED]

ARTICLE VII

REPORTING COVENANTS

Until the Discharge of Obligations, solely for the benefit of the First Lien Term Loan Lender Parties, Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 7.1, 7.2 and 7.3) cause each of the Restricted Subsidiaries to:

SECTION 7.1                                             Financial Statements, Etc.  Deliver to the Administrative Agent for prompt further distribution to each First Lien Term Loan Lender each of the following and shall take the following actions:

(a)                                 within ninety (90) days after the end of each Fiscal Year of the Borrower (beginning with the Fiscal Year ending March 31, 2012 and, with respect to such Fiscal Year only, one hundred twenty (120) days after the end thereof), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated statements of income or operations and cash flows for such Fiscal Year together with related notes thereto and management’s discussion and analysis describing results of operations, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of ~~BDO USA,~~Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than a going concern or like qualification or exception resulting solely from an upcoming maturity date under the Facility, the Second Lien Facility, the ABL Facility or the Senior Notes (or in each case any Permitted Refinancing Indebtedness in respect thereof) occurring within one year from the time such opinion is delivered) or any qualification or exception as to the scope of such audit;

(b)                                 within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Borrower (beginning with the Fiscal Quarter ending June 30, 2012), a condensed Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related (i) condensed Consolidated statements of income or operations for such Fiscal Quarter and for the portion of the Fiscal Year then ended and (ii) condensed Consolidated statements of cash flows for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes, together with management’s discussion and analysis describing results of operations;

(c)                                  within thirty (30) days after the end of each of the first two (2) months of each Fiscal Quarter of the Borrower beginning with the Fiscal Quarter ending March 31, ~~2012),~~2012, a Consolidated (and consolidating to the extent prepared by the Borrower) balance sheet of the Borrower and its Subsidiaries as of the end of such month, and the related Consolidated (and consolidating to the extent prepared by the Borrower) statements of income or operations, for such month, in the form prepared by management of the Borrower;

(d)                                 within ninety (90) days after the end of each Fiscal Year of the Borrower (beginning with the Fiscal Year ending March 31, 2012), a reasonably detailed Consolidated budget for the following Fiscal Year as customarily prepared by management of the Borrower for its internal use (including a projected Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following Fiscal Year, the related Consolidated statements of projected operations or income and projected cash flow and setting forth the material underlying assumptions applicable thereto) in each case on a fiscal quarter basis (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made, it being understood that actual results may vary from such Projections and that such variations may be material;

(e)                                  concurrently with the delivery of each set of Consolidated financial statements referred to in Sections 7.1(a) and 7.1(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such Consolidated financial statements; and

(f)                                   quarterly, at a time mutually agreed with the Administrative Agent that is promptly after the delivery of the information required pursuant to clause (a) above and the information delivered pursuant to clause (b) above for each Fiscal Quarter, participate in a conference call for First Lien Term Loan Lenders to discuss the financial condition and results of operations of the Borrower and its Subsidiaries for the most recently-ended period for which financial statements have been delivered, which requirement may be satisfied by including the First Lien Term Loan Lenders and the Administrative Agent on quarterly conference calls with the ABL Facility Lenders or the noteholders in respect of the Senior Notes (or any Permitted Refinancing Indebtedness in respect thereof).

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 7.1 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower that holds all of the Equity Interests of the Borrower or (B) the Borrower’s or such entity’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower (or such parent), on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 7.1(a), such materials are accompanied by a report and an opinion of ~~BDO USA,~~Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than a going concern or like qualification or exception resulting solely from an upcoming maturity date under the Facility ~~or~~, the ABL Facility, the Second Lien Facility, the Senior Notes or other Indebtedness permitted under Section 9.3 occurring within one year from the time such opinion is delivered) or any qualification or exception as to the scope of such audit.

Any financial statements required to be delivered pursuant to Sections 7.1(a) and (b) shall not be required to contain all purchase or recapitalization accounting adjustments relating to the Transaction to the extent it is not practicable to include any such adjustments in such financial statements.

SECTION 7.2                                             Certificates; Other Information.  Deliver to the Administrative Agent for prompt further distribution to each First Lien Term Loan Lender:

(a)                                 concurrently with the delivery of the financial statements referred to in Section 7.1(a) and Section 7.1(b), a duly completed Compliance Certificate signed by the chief financial officer of the Borrower;

(b)                                 promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which Holdings or the Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 7.2;

(c)                                  promptly after the furnishing thereof, copies of any material statements or material reports furnished to any holder of any class or series of debt securities of any Loan Party having an aggregate outstanding principal amount greater than $25,000,000 or pursuant to the terms of the Second Lien Credit Agreement, the ABL Facility Credit Agreement ~~or~~ the Senior Notes Indenture (or in each case any Permitted Refinancing Indebtedness in respect thereof), in each case, so long as the aggregate outstanding principal amount thereunder is greater than $25,000,000 and not otherwise required to be furnished to the Administrative Agent pursuant to any other clause of this Section 7.2;

(d)                                 together with the delivery of each Compliance Certificate delivered pursuant to Section 7.2(a), (i) a report setting forth the information required by Section 3.03(c) of the Security Agreement (or confirming that there has been no change in such information since the Effective Date or the date of the last such report), (ii) a description of each event, condition or circumstance during the last Fiscal Quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.4 and (iii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary at the end of such Fiscal Year or Fiscal Quarter, as the case may be or a confirmation that there is no change in such information since the later of the Effective Date and the end of the preceding Fiscal Year or Fiscal Quarter, as applicable;

(e)                                  on the date on which the delivery of financial statements is required to be made pursuant to Section 7.1(a), the Borrower shall furnish to the Administrative Agent a summary, in reasonable detail, of all material insurance coverage required to be maintained by the Loan Parties pursuant to Section 8.5;

(f)                                   ~~prior to or concurrent with the making of any Specified Payment subject to compliance with the Payment Condition, a reasonably detailed calculation of the Fixed Charge Coverage Ratio as required pursuant to clause (b) of the definition of “Payment Conditions”, together with a certification that no Event of Default exists immediately prior to the making of the subject Specified Payment or would thereafter result from the making of such subject Specified Payment; and~~[reserved]; and

(g)                                  promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary, or compliance by any such Person with the terms of the Loan Documents to which it is a party, as the Administrative Agent may from time to time on its own behalf or on behalf of any First Lien Term Loan Lender reasonably request in writing.

Documents required to be delivered pursuant to Section 7.1(a) or (b) or Section 7.2(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 12.8 and so notifies the Administrative Agent; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each First Lien Term Loan Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each First Lien Term Loan Lender until a written request to cease delivering paper copies is received by the Borrower from the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Each First Lien Term Loan Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

SECTION 7.3                                             Notices.  Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent, solely for the benefit of the First Lien Term Loan Lenders:

(a)                                 of the occurrence of any Default; and

(b)                                 of (i) any dispute, litigation, investigation or proceeding between any Loan Party and any arbitrator or Governmental Authority, (ii) the filing or commencement of, or any material development in, any litigation or proceeding against any Loan Party ~~that~~ or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights, the occurrence of any noncompliance by any Loan Party or any of its Restricted Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iii) the occurrence of any ERISA Event that, in any such case referred to in clauses (i), (ii) or (iii), has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 7.3 shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

For the avoidance of doubt, the provisions set forth in this Article VII are solely for the benefit of the First Lien Term Loan Lender Parties and do not apply to any Lender holding Tranche B-2 Loans after giving effect to the Amendment No. 3 Effective Date.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until the Discharge of Obligations, Holdings and the Borrower shall, and shall cause each of the Restricted Subsidiaries to:

SECTION 8.1                                             Preservation of Existence, Etc.  ~~(a) Preserve~~Solely for the benefit of the First Lien Term Loan Lender Parties (a) preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization and (b) take all reasonable action to obtain, preserve, renew and keep in full force and effect ~~its~~ the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except in the case of clause (a) or (b) to the extent (other than with respect to the preservation of the existence of Holdings and the Borrower) that failure to do so would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted by Article IX.

SECTION 8.2                                             Compliance with Laws, Etc.  ~~Comply~~Solely for the benefit of the First Lien Term Loan Lender Parties, comply in all material respects with its Constituent Documents and the requirements of all Laws (including, without limitation, ERISA and the USA PATRIOT Act), and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

SECTION 8.3                                             Designation of Subsidiaries.  The Board of Directors of the Borrower may at any time designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided that (i) before and after such designation, no Event of Default shall have occurred and be continuing, (ii) before and after such designation, the Total Leverage Ratio shall not be greater than 4.50 to 1.00 after giving Pro Forma Effect thereto, and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of the Second Lien Facility, the ABL Facility, the Senior Notes~~,~~ or any other Junior Financing or any other Indebtedness of any Loan Party.  The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value as determined by the Borrower in good faith of the Borrower’s or its Subsidiary’s (as applicable) Investment therein.  The Board of Directors of the Borrower may at any time designate or re-designate any Unrestricted Subsidiary of the Borrower to be a Restricted Subsidiary, so long as such designation or re-designation would not result in an Event of Default.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and a return on any Investment by the Borrower in such Unrestricted Subsidiary pursuant to the preceding sentence in an amount equal to the Fair Market Value as determined by the Borrower in good faith at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary, unless such re-designation would not result in an Event of Default.

SECTION 8.4                                             Payment of Taxes, Etc.  ~~Pay~~Solely for the benefit of the First Lien Term Loan Lender Parties, pay, discharge or otherwise satisfy, before they become delinquent, all material liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (i) any such tax, assessment, charge or levy is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to pay, discharge or otherwise satisfy the same would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

SECTION 8.5                                             Maintenance of Insurance.  Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in at least such amounts (after giving effect to any self-insurance the Borrower believes (in the good faith judgment of its management) as is reasonable and prudent in light of the size and nature of its business), and will furnish to the Administrative Agent (for further delivery to the Lenders), upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so required to be carried.  Each such policy of insurance shall, as appropriate, (i) name the Collateral Agent, on behalf of the Lenders, as an additional insured thereunder as its interests may appear with respect to any such required general liability insurance and/or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Lenders as the loss payee thereunder.

SECTION 8.6                                             Inspection Rights.  ~~Permit~~Solely for the benefit of the First Lien Term Loan Lender Parties, permit officers, employees and designated representatives of the Administrative Agent and each First Lien Term Loan Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the First Lien Term Loan Lenders may exercise rights under this Section 8.6 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year, and only one (1) such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any First Lien Term Loan Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.  The Administrative Agent and the First Lien Term Loan Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.  Notwithstanding anything to the contrary in this Section 8.6, none of Holdings, the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) in respect of which disclosure to the Administrative Agent or any First Lien Term Loan Lender (or their respective representatives or contractors) is prohibited by Law or any bona fide arm’s length third party contract or (b) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 8.7                                             Books and Records.  ~~Maintain~~Solely for the benefit of the First Lien Term Loan Lender Parties, maintain proper books of record and account (a) in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower or such Restricted Subsidiary, as the case may be, and (b) that permit financial statements in conformity with GAAP to be derived therefrom.

SECTION 8.8                                             Maintenance of Properties.  ~~Except~~Solely for the benefit of the First Lien Term Loan Lender Parties, except if the failure to do so would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, keep and maintain all of its material properties and equipment used in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

SECTION 8.9                                             Use of Proceeds.  ~~Use the proceeds of the~~Solely for the benefit of the First Lien Term Loan Lender Parties, use the proceeds of the Loans only in compliance with (and not in contravention of) applicable Laws and each Loan Document.  Solely for the benefit of the Lenders holding Tranche B-2 Loans, use the proceeds of the Tranche B-2 Loans only in compliance with (and not in contravention of) applicable Laws and each Loan Document.

SECTION 8.10                                      Compliance with Environmental Laws.  ~~Except~~Solely for the benefit of the First Lien Term Loan Lender Parties, except, in each case, to the extent that the failure to do so would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all commercially reasonable actions to cause any lessees, tenants and subtenants to comply with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and, (c) in each case to the extent required by applicable Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws.

SECTION 8.11                                      Covenant to Guarantee Obligations and Give Security.  At the Borrower’s expense, subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement is satisfied, including:

(a)                                 (x) upon the formation or acquisition of any new Wholly-Owned Subsidiary that is a Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary, but including any Subsidiary that ceases to constitute an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 8.3 of any existing Wholly-Owned Subsidiary that is a Material Domestic Subsidiary as a Restricted Subsidiary or any Subsidiary becoming a Wholly-Owned Subsidiary that is a Material Domestic Subsidiary, (y) upon the acquisition of any material assets (including ~~Material Real Property~~fee-owned real property) by the Borrower or any other Loan Party or (z) with respect to any Subsidiary at the time it becomes a Loan Party, for any material assets held by such Subsidiary (in each case, other than (1) assets constituting Collateral under a Collateral Document that becomes subject to the Lien created by such Collateral Document upon acquisition thereof (without limitation of the obligations to perfect such Lien), and (2) Excluded Property (as defined in the Security Agreement)):

(i)                                     within forty-five (45) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its reasonable discretion, cause each such Material Domestic Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Collateral Agent a description of the ~~Material Real Properties~~fee-owned real properties owned by such Material Domestic Subsidiary in detail reasonably satisfactory to the Collateral Agent;

(ii)                                  within forty-five (45) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its reasonable discretion, cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Collateral Agent, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents, as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Security Agreement,

Intellectual Property Security Agreements and other Collateral Documents in effect on the Effective Date), in each case granting Liens required by the Collateral and Guarantee Requirement; provided that Holdings, the Borrower and any of their respective Subsidiaries shall not be required to enter into any Collateral Documents or other pledge or security agreements governed or purported to be governed by foreign law;

(iii)                               within forty-five (45) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its reasonable discretion, cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver (A) any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) and (B) instruments evidencing the intercompany Indebtedness held by such Material Domestic Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent; provided that no such Material Domestic Subsidiary shall be required to enter into any Collateral Documents or other pledge or security agreements governed or purported to be governed by foreign law;

(iv)                              within forty-five (45) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its reasonable discretion, take and cause the applicable Material Domestic Subsidiary and each direct or indirect parent of the applicable Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the filing of UCC financing statements and delivery of stock and membership interest certificates to the extent certificated) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law); provided that no such Material Domestic Subsidiary shall be required to enter into any Collateral Documents or other pledge or security documents governed or purported to be governed by foreign law; and

(v)                                 within forty-five (45) days after the written request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent a signed copy of a legal opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 8.11(a) as the Administrative Agent may reasonably request; and

(vi)                              after the Effective Date, promptly after the acquisition of any ~~Material Real Property~~fee-owned real property by any Loan Party other than Holdings, if such ~~Material Real Property~~fee-owned real property shall not already be subject to a perfected Lien pursuant to Section 8.13, the Borrower shall give notice thereof to the Collateral Agent and will take, or cause the relevant Loan Party to take, the actions set forth in Section 8.13(b) with respect to such ~~Material Real Property~~fee-owned real property.

SECTION 8.12                                      Interest Rate Protection.  No later than 180 days following the Effective Date, enter into and thereafter maintain for a minimum of two and one half (2½) years interest rate Swap Contracts with one or more counterparties reasonably acceptable to the Administrative Agent and with terms and conditions (taken as a whole) reasonably acceptable to the Administrative Agent that result in at least 50% of the aggregate principal amount of the Loans being effectively subject to a fixed or maximum interest rate reasonably determined by the Borrower.

SECTION 8.13                                      Further Assurances and Post-Closing Covenants.  Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Collateral Document and in each case at the reasonable expense of the Loan Parties:

(a)                                 Promptly upon reasonable request by the Administrative Agent or the Collateral Agent or as may be required by applicable law (i) correct any material defect or error that is discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request from time to time, in order to grant, preserve and perfect the security interests created or intended to be created by the Collateral Documents.

(b)                                 In the case of ~~Material Real Property~~fee-owned real property, provide the Collateral Agent with a Mortgage with respect to such ~~Material Real Property~~fee-owned real property within (x) in the case of ~~Material Real Property~~fee-owned real property owned by the Loan Parties on Amendment No. 3 Effective Date that is not already subject to a Mortgage, ninety (90) days (or such longer period as the Collateral Agent may agree in its reasonable discretion) after the Amendment No. 3 Effective Date or the date, if later, on which any such property ceases to be Excluded Real Property, and (y) in the case of fee-owned real property acquired by the Loan Parties after the Amendment No. 3 Effective Date, ninety (90) days (or such longer period as the Collateral Agent may agree in its reasonable discretion) after the acquisition of such ~~Material Real Property, (y) in the case of Material Real Property constituting distribution centers owned by the Loan Parties after the Effective Date, ninety (90) days (or such longer period as the Collateral Agent may agree in its reasonable discretion) after the Effective Date and (z) in the case of Material Real Property (other than distribution centers) owned by the Loan Parties on the Effective Date, ninety (90) days (or such longer period as the Collateral Agent may agree in its reasonable discretion) after the first anniversary of the Effective Date; provided that, any Designated Sale-Leaseback~~fee-owned real property; provided that, any Excluded Real Property shall not be subject to the requirements of this clause (b); in each case together with:

(i)                                     evidence that counterparts of the Mortgage have been duly executed, acknowledged and delivered and that such Mortgages are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent deems reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;

(ii)                                  solely with respect to any Material Real Property, a fully paid American Land Title Association Lender’s Extended Coverage title insurance policy or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements available in the applicable jurisdiction and in amount, reasonably acceptable to the Collateral Agent (not to exceed the lesser of (i) the Fair Market Value (as determined in good faith by the Borrower) of the real properties covered thereby and (ii) the aggregate amounts of Loans and Incremental Loans), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgage to be a valid Liens on the property described therein, subject only to Liens permitted by Section 9.1, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Collateral Agent may reasonably request and is available in the applicable jurisdiction;

(iii)                               an opinion of local counsel for the Loan Parties in the state in which the ~~Material Real~~Mortgaged Property is located, with respect to the enforceability and perfection of the Mortgages and any related fixture filing in form and substance reasonably satisfactory to the Administrative Agent; ~~and~~

(iv)                              such other evidence that all other actions that the Administrative Agent or Collateral Agent reasonably deems necessary or desirable in order to create a valid Lien on the property described in the Mortgage has been taken; and

(v)                                 a life of loan flood hazard determination with respect to all such Mortgaged Property and, if such real property is located in a special flood hazard area, evidence of flood insurance in such amounts as are required by applicable law.

(c)                                  As promptly as practicable, and in any event within the time periods after the Effective Date specified in Schedule 8.13 or such later date as the Administrative Agent may agree in its discretion, the Loan Parties shall deliver the documents or take the actions specified in Schedule 8.13, in each case except to the extent otherwise agreed by the Administrative Agent in its discretion.

For the avoidance of doubt, the provisions set forth in this Article VIII are solely for the benefit of the First Lien Term Loan Lender Parties, other than Sections 8.3, 8.5, 8.11 and 8.13, which shall also apply to any Lender holding Tranche B-2 Loans after giving effect to the Amendment No. 3 Effective Date.

ARTICLE IX

NEGATIVE COVENANTS

Until the Discharge of Obligations, solely for the benefit of the First Lien Term Loan Lender Parties, Holdings and the Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to:

SECTION 9.1                                             Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                                 (i) Liens created pursuant to ~~any Loan Document~~(x) any Loan Document or securing any Credit Agreement Refinancing Indebtedness, (ii) Liens on the Collateral securing Indebtedness permitted under Section 9.3(x) and related Indebtedness under Section 9.3(y), so long as such Liens are subject to the First Lien/Second Lien Intercreditor Agreement and the Intercreditor Agreement and (iii) Junior Liens securing Indebtedness permitted under Section 9.3(q) and related Indebtedness under Section 9.3(y), so long as such Liens are subject to the Notes Intercreditor Agreement;

(b)                                 Liens existing on the ~~date hereof~~Effective Date and set forth on Schedule 9.1(b);

(c)                                  Liens for taxes, assessments or governmental charges that are not overdue for a period of more than thirty (30) days or that are not subject to penalties for non-payment or that are being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP;

(d)                                 statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens or other customary Liens in favor of landlords, so long as, in each case, such Liens secure amounts not overdue for a period of more than thirty (30) days or, if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)                                  (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or (ii) deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiaries;

(f)                                   (i) good faith deposits to secure the performance of bids, tenders, contracts and leases (other than Indebtedness for borrowed money), public or statutory obligations, surety, stay, customs and appeal bonds, performance bonds, other obligations of a like nature (including those to secure health, safety and environmental obligations) and deposits as security for contested taxes or import duties, in each case, incurred in the ordinary course of business and (ii) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of a Loan Party in the ordinary course of business;

(g)                                  easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances, minor survey exceptions and title defects affecting real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case, that were not incurred in connection with Indebtedness and that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole, or materially impair the use of the property for its intended purpose, and any other exceptions to title on the Mortgage Policies accepted by the Collateral Agent in accordance with this Agreement;

(h)                                 Liens arising from judgments or orders for the payment of money not constituting an Event of Default under Section 10.1(g) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(i)                                     Liens securing obligations in respect of Indebtedness permitted under Section 9.3(e) (provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and improvements, additions and accessions to such property and the proceeds and the products thereof and customary security deposits; provided that individual financings of equipment provided by one lender or lessor may be cross collateralized to other financings of equipment provided by such lender or lessor);

(j)                                    leases, licenses, subleases or sublicenses granted to others in the ordinary course of business (including with respect to real property) which do not (i) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;

(k)                                 Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods (and the proceeds of the foregoing) of any Loan Party securing such Loan Party’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Loan Party to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;

(l)                                     Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(m)                             Liens (i) on, or consisting of, cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 9.2(i), (m), (r) or (s) to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 9.5, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n)                                 Liens on property of any Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary incurred pursuant to Section 9.3(r);

(o)                                 Liens in favor of Holdings, the Borrower or a Subsidiary Guarantor;

(p)                                 Liens existing on property or shares of stock of a Person at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 8.3), in each case after the Effective Date; provided that (i) such Lien does not extend to or cover any other assets or property or shares of stock (other than (A) the proceeds or products thereof, (B) improvements, additions and accessions to such property, and (C) after-acquired property of such acquired Restricted Subsidiary to the extent that such property is of a type covered by such Lien at such time of acquisition), and (ii) any Indebtedness secured thereby is permitted under Sections 9.3(e), (i) or (u);

(q)                                 any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases (other than Capitalized Leases) or licenses entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(r)                                    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Holdings, the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(s)                                   Liens solely on, or consisting of, any cash earnest money deposits made by Holdings, the Borrower or any of the Restricted Subsidiaries in connection with an Acquisition permitted under this Agreement or any other Investment or any letter of intent or purchase agreement permitted hereunder;

(t)                                    ground leases in respect of real property on which facilities owned or leased by Holdings, the Borrower or any of its Subsidiaries are located;

(u)                                 purported Liens evidenced by the filing of precautionary UCC and PPSA financing statements or similar public filings;

(v)                                 Liens securing obligations in respect of Indebtedness permitted under Section 9.3(p)(i) and obligations in respect of any Secured Hedge Agreement and any Cash Management Obligation (in each case, as defined in the ABL Facility Credit Agreement) permitted under Section 9.3(p)(ii) (or, in each case, any Permitted Refinancing in respect thereof, and subject to (x) the Intercreditor Agreement, or, in the case of any Permitted Refinancing thereof, another intercreditor agreement containing terms, taken as a whole, that are at least as favorable to the Secured Parties as those contained in the Intercreditor Agreement, taken as a whole and (y) to the extent applicable, the Notes Intercreditor Agreement);

(w)                               Liens (i) of a collecting bank arising under Section 4-208 of the UCC on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and that are within the general parameters customary in the banking industry;

(x)                                 any zoning, building code or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(y)                                 the modification, replacement, renewal or extension (or successive modifications, replacements, renewals or extensions), in whole or in part, of any Lien permitted by clauses (b) and (p) of this Section 9.1; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 9.3(e), and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 9.3;

(z)                                  rights of set-off against credit balances of the Borrower or any of its Restricted Subsidiaries with Credit Card Issuers or Credit Card Processors (each as defined in the ABL Facility Credit Agreement) or amounts owing by such Credit Card Issuers or Credit Card Processors to the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, but not rights of set-off against any other property or assets of the Borrower or any of its Restricted Subsidiaries pursuant to the Credit Card Agreements (as defined in the ABL Facility Credit Agreement), as in effect on the ~~date hereof~~Effective Date, to secure the obligations of the Borrower or any of its Restricted Subsidiaries to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks;

(aa)                          without duplication of any other clause of this Section 9.1, other Liens securing obligations outstanding in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

(bb)                          Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course of business and not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of Holdings, the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Borrower and the Restricted Subsidiaries;

(cc)                            Liens on the Equity Interests of Unrestricted Subsidiaries or Joint Ventures; provided that any such Lien is in favor of a creditor or partner of such Unrestricted Subsidiary or Joint Venture, as applicable;

(dd)                          Liens of the Escrow Agent on the Escrowed Funds and any Lien contemplated under the Escrow Agreement; and

(ee)                            customary Liens granted to an indenture trustee or similar representative to secure fees, expenses and other amounts owed to such Person under the terms of the related indenture or other definitive documentation.

SECTION 9.2                                             Investments.

Make or hold any Investments, except~~, subject to the provisions of the last paragraph of Section 9.14~~:

(a)                                 Investments by Holdings, the Borrower or any of the Restricted Subsidiaries in assets that are, and the use of, cash and Cash Equivalents;

(b)                                 loans or advances to officers, directors, employees and consultants of Holdings (or any direct or indirect parent thereof), the Borrower or any of the Restricted Subsidiaries (i) for reasonable business-related travel, entertainment, relocation and similar ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower or Holdings (or any direct or indirect parent thereof) and (iii) for any other purpose, in an aggregate principal amount outstanding under this clause (iii) not to exceed $~~5,000,000~~1,000,000 (or, upon and after the occurrence of the Term/Notes Refinancing Date, $2,500,000);

(c)                                  Investments (i) by the Borrower or any Restricted Subsidiary that is a Loan Party in the Borrower or any Restricted Subsidiary that is a Loan Party, (ii) by any Non-Loan Party in any other Non-Loan Party that is a Restricted Subsidiary, (iii) by any Non-Loan Party in the Borrower or any Restricted Subsidiary that is a Loan Party and (iv) without duplication of any other clauses of this Section 9.2, by any Loan Party in any Non-Loan Party that is a Restricted Subsidiary; provided that (A) any such Investments made pursuant to this clause (iv) in the form of intercompany loans shall be evidenced by notes that have been pledged to the extent required by the Collateral Documents, the Collateral and Guarantee Requirement, Section 8.11 or Section 8.13 (individually or pursuant to a global note) to the Collateral Agent for the benefit of the Lenders (it being understood and agreed that any Investments permitted under this clause (iv) that are not so evidenced as of the Effective Date are not required to be so evidenced and pledged until the date that is sixty (60) days after the Effective Date (or such later date as may be consented to by the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed))) and (B) the aggregate amount of Investments made pursuant to this clause (iv) shall not exceed $~~15,000,000~~5,000,000 at any time outstanding (determined at the time such Investment was made);

(d)                                 Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e)                                  Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 9.1, 9.3 (other than 9.3(c)(ii) or (d)), 9.4 (other than 9.4(c)(ii), (d) or (e)), 9.5 (other than 9.5(d)(ii) or (e)) and 9.6 (other than 9.6(d) or (g)(iv)), respectively;

(f)                                   Investments existing on the ~~date hereof~~Effective Date or made pursuant to legally binding commitment in existence on the Effective Date, in each case, set forth on Schedule 9.2(f) and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this Section 9.2(f) is not increased from the amount of such Investment on the Effective Date except pursuant to the terms of such Investment as of the Effective Date (including the terms of any legally binding commitment in respect thereof in effect as of the Effective Date) or as otherwise permitted by another clause of this Section 9.2;

(g)                                  Investments in Swap Contracts permitted under Section 9.3;

(h)                                 promissory notes and other non-cash consideration that is permitted to be received in connection with Dispositions permitted by Section 9.5;

(i)                                     Permitted Acquisitions; provided that, prior to the Term/Notes Refinancing Date, (i) no extensions of credit under the ABL Facility shall be utilized to finance any Permitted Acquisition and (ii) no Permitted Acquisition of Subsidiaries that do not become Guarantors or assets that do not become Collateral (other than assets of the type constituting “Excluded Property” or a similar term under any Collateral Document) shall be permitted;

(j)                                    Investments made to effect the Transaction;

(k)                                 Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy, workout, recapitalization or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers, suppliers or other issuer of an Investment or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(l)                                     loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such direct or indirect parent) in accordance with Section 9.6(f) or (g);

(m)                             without duplication of any other clauses of this Section 9.2, other Investments that do not exceed ~~when combined with all Restricted Payments made under Section 9.6(k), the greater of $40,000,000 and 2.0% of Total Assets (determined as of the date such Investment was made)~~$5,000,000 in the aggregate at any time outstanding;

(n)                                 advances of payroll payments to employees in the ordinary course of business;

(o)                                 Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Holdings (or any direct or indirect parent thereof);

(p)                                 Investments held by a Restricted Subsidiary acquired after the Effective Date or of a Person merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 9.4 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(q)                                 Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(r)                                    without duplication of any other clause of this Section 9.2, the Borrower and the Restricted Subsidiaries may make other Investments ~~from~~out of the Available Amount ~~as long as the Payment Conditions are satisfied with respect thereto~~;

(s)                                   Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment made pursuant to clauses (c)(iv), (i) or (m) of this Section 9.2.

(t)                                    Guarantees by the Borrower or any of the Restricted Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(u)                                 Investments consisting of cash earnest money deposits made in accordance with Section 9.1(s);

(v)                                 Investments in Joint Ventures in an aggregate amount outstanding at any time under this clause (v) not to exceed $~~15,000,000~~2,500,000;

(w)                               Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(x)                                 Investments consisting of purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property in the ordinary course of business; and

(y)                                 to the extent constituting an Investment, the exercise by Holdings of its rights under the Shareholders Agreement.

SECTION 9.3                                             Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness or issue any Disqualified Equity Interest, other than~~, subject to the provisions of the last paragraph of Section 9.14~~:

(a)                                 Indebtedness under the Loan Documents and Credit Agreement Refinancing Indebtedness;

(b)                                 (i) Indebtedness existing on the ~~date hereof~~Effective Date set forth on Schedule 9.3(b) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the ~~date hereof~~Effective Date; provided that all such Indebtedness of any Loan Party owed to any Non-Loan Party shall be subject to the Intercompany Subordination Agreement;

(c)                                  (i) Guarantees by the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any of the Restricted Subsidiaries otherwise permitted hereunder (other than Guarantees by a Loan Party of Indebtedness of a Non-Loan Party and except that a Restricted Subsidiary that is not a Loan Party may not, by virtue of this Section 9.3(c), Guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 9.3); provided that (A) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty, and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guaranty on terms (taken as a whole) at least as favorable to the Lenders as those contained in the subordination terms of such Indebtedness (taken as a whole), and (ii) any Guarantee by a Loan

Party of Indebtedness of a Restricted Subsidiary that would have been permitted as an Investment by such Loan Party in such Restricted Subsidiary under Section 9.2(c);

(d)                                 Indebtedness of the Borrower or any of the Restricted Subsidiaries owing to the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 9.2; provided that all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the Intercompany Subordination Agreement;

(e)                                  (i) Capitalized Lease Obligations of the Borrower and the Restricted Subsidiaries, (ii) mortgage financings and other purchase money obligations or Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries or (iii) Disqualified Equity Interests issued by the Borrower or any of the Restricted Subsidiaries, in each case, incurred to finance the acquisition, lease, construction, repair, replacement or improvement of property, real or personal, and whether through the direct purchase of property or the Equity Interests of any Person owning such property; provided that such Indebtedness or Disqualified Equity Interests is incurred prior to or within two hundred seventy (270) days after the applicable acquisition, lease, construction, repair, replacement or improvement; provided further that the aggregate principal amount of such Indebtedness and Disqualified Equity Interests at any one time outstanding incurred pursuant to this clause (e) (and any Permitted Refinancing thereof) shall not exceed the greater of $50,000,000 and 2.75% of Total Assets (measured at the time of incurrence); provided, further, that the aggregate principal amount of such Indebtedness incurred on behalf of or representing Guarantees of Indebtedness of Joint Ventures of the Borrower or any Restricted Subsidiary under this clause (e) shall not exceed $10,000,000 at any time outstanding;

(f)                                   Indebtedness in respect of Swap Contracts that are not for speculative purposes and that are designed to hedge against Holdings’, the Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks;

(g)                                  Indebtedness representing deferred compensation to employees of the Borrower and its Subsidiaries incurred in the ordinary course of business;

(h)                                 Indebtedness to future, current or former officers, directors, managers, consultants and employees of the Borrower (or any direct or indirect parent thereof) and its Restricted Subsidiaries, their respective estates, spouses or former spouses, in each case, to finance the purchase or redemption of Equity Interests of the Borrower (or any direct or indirect parent of the Borrower) permitted by Section 9.6(f);

(i)                                     Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in an Acquisition permitted under this Agreement, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments; provided, in the case of any Disposition, any such Indebtedness shall at no time exceed the gross proceeds, including the Fair Market Value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Borrower and its Restricted Subsidiaries in connection with such Disposition;

(j)                                    Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements with employees incurred by such Person in connection with the Transaction and Acquisitions expressly permitted under this Agreement or any other Investment expressly permitted hereunder;

(k)                                 Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof;

(l)                                     Indebtedness or Disqualified Equity Interests of the Borrower and the Restricted Subsidiaries in an aggregate principal amount or liquidation preference at any time outstanding not to exceed the greater of $75,000,000 and 4.0% of Total Assets (measured at the time of incurrence);

(m)                             Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in ordinary course supply arrangements;

(n)                                 Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other benefits to employees, former employees or their families or property, casualty or liability insurance or self-insurance or letters of credit in connection with the maintenance, or pursuant to the requirements, of environmental or other permits or licenses from Governmental Authorities, or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(o)                                 ~~obligations~~Indebtedness (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries, in each case in the ordinary course of business or consistent with past practice or industry practice;

(p)                                 (i) Indebtedness in an aggregate principal amount not to exceed $~~225,000,000~~200,000,000 at any time outstanding under the ABL Facility and (ii) the amount of obligations in respect of (ii)(A) obligations under Secured Hedge Agreements and (B) Cash Management Obligations (in the case of each of the foregoing clauses (A) and (B), as defined in the ABL Facility Credit Agreement) at any time outstanding and not incurred in violation of Section 9.3(f), in each case and, in respect of clauses (i) and (ii), any Permitted Refinancing thereof;

(q)                                 (i) Indebtedness in respect of the Senior Notes (including any guarantees thereof) and (ii) any Permitted Refinancing thereof;

(r)                                    Indebtedness incurred by a Non-Loan Party which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (r) and then outstanding, does not exceed $25,000,000, at any one time outstanding;

(s)                                   other unsecured Indebtedness of the Borrower or any Subsidiary Guarantor; provided that (i) the maturity date and Weighted Average Life to Maturity of such Indebtedness are at least ninety-one (91) days after the Latest Maturity Date determined at the time of incurrence of such Indebtedness (and any Permitted Refinancing thereof); (ii) no Event of Default exists immediately prior to, or would thereafter result from, the incurrence of such Indebtedness; (iii) the Total Leverage Ratio as of the end of the most recently ended Test Period for which financial statements have been or are required to have been delivered pursuant to Section 7.1(a) or (b) shall not be greater than 4.50 to 1.00 after giving Pro Forma Effect to the incurrence of such Indebtedness as if such Indebtedness had been incurred as of the first day of such period; and (iv) the terms and conditions of such Indebtedness (except (A) as otherwise provided in clause (i) above, (B) with respect to pricing (including interest rate, fees, funding discounts and other pricing terms), prepayment or other premiums, optional prepayment or redemption terms and subordination, and (C) for covenants or other provisions applicable only to periods after the Latest Maturity Date determined at the time of incurrence of such Indebtedness) are (taken as a whole) are no more favorable to the lenders or holders providing such Indebtedness than those under the Loan Documents, taken as a whole (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the material documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iv) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees));

(t)                                    Indebtedness in respect of letters of credit issued for the account of any of the Subsidiaries of Holdings to finance the purchase of inventory so long as (x) such Indebtedness is unsecured and (y) the aggregate principal amount of such Indebtedness does not exceed $7,500,000 at any time;

(u)                                 Indebtedness or Disqualified Equity Interests (i) of the Borrower or any Restricted Subsidiary incurred to finance any Acquisition permitted under this Agreement and any Permitted Refinancing thereof, (ii) of any Person that becomes a Restricted Subsidiary after the ~~date hereof~~Effective Date, which Indebtedness or Disqualified Equity Interests is existing at the time such Person becomes a Restricted Subsidiary, and is not incurred in contemplation of such Person becoming a Restricted Subsidiary that is non-recourse to the Borrower, Holdings or any other Restricted Subsidiary (other than any Subsidiary of such Person that is a Subsidiary on the date such Person becomes a Restricted Subsidiary) and is either (A) unsecured or (B) secured only by Liens on the assets of such Restricted Subsidiary permitted under Section 9.1(p) and, in each case, any Permitted Refinancing thereof, and (iii) of the Borrower or any Restricted Subsidiary incurred or assumed in connection with any Acquisition permitted under this Agreement that is secured only by Liens permitted under Section 9.1(p) (and any Permitted Refinancing of any of the foregoing), so long as the aggregate principal amount of such Indebtedness or Disqualified Equity Interests and all Indebtedness or Disqualified Equity Interests resulting from any Permitted Refinancing thereof at any time outstanding pursuant to this clause (u)(iii) does not exceed $35,000,000 in the aggregate at any one time outstanding together with all other Indebtedness or Disqualified Equity Interests incurred or assumed by Non-Loan Parties under this Section 9.3(u);

(v)                                 Indebtedness due to any landlord in connection with the financing by such landlord of leasehold improvements;

(w)                               Indebtedness of the Borrower or any Restricted Subsidiary supported by, and recourse only to, a letter of credit permitted under this Section 9.3, in a principal amount not in excess of the face amount of such letter of credit;

(x)                                 (i) Indebtedness in respect of the Second Lien Facility incurred or deemed incurred on the Amendment No. 3 Effective Date plus (A) the aggregate principal amount of any Tranche B-2 Loans converted into and /or exchanged for loans under the Second Lien Facility in accordance with Section 12.2(k)(i)(y) and (B) any Permitted Refinancing of any Tranche B-2 Loans into loans under the Second Lien Facility, and (ii) any Permitted Refinancing thereof; and

(y)                                 ~~(x)~~ all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional, capitalized or contingent interest on obligations described in clauses (a) through (~~w~~x) above.

The accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Equity Interests, as applicable, the accretion of original issue discount, fees or expenses, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an incurrence of Indebtedness or Disqualified Equity Interests for purposes of this Section 9.3.

SECTION 9.4                                             Fundamental Changes.  Merge, amalgamate, dissolve, liquidate, consolidate with or into or wind up or convert into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)                                 Holdings or any Restricted Subsidiary may merge, consolidate or amalgamate with or into, or convert or wind up into the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (x) the Borrower shall be the continuing or surviving Person, (y) such merger, consolidation, amalgamation, conversion or winding up does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia, and (z) in the case of a merger, consolidation or amalgamation of Holdings with and into or converting or winding up into the Borrower, Holdings shall not be an obligor in respect of any Indebtedness that is not permitted to be Indebtedness of the Borrower under this Agreement, shall have no direct Subsidiaries at the time of such merger, consolidation, amalgamation, conversion or winding up other than the Borrower and, after giving effect to such merger, consolidation, amalgamation, conversion or winding up, the direct parent of the Borrower shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent;

(b)                                 (i) any Restricted Subsidiary that is not a Loan Party may merge, consolidate or amalgamate with or into or convert or wind up into any other Restricted Subsidiary of the Borrower that is not a Loan Party, (ii) any Restricted Subsidiary may merge, consolidate or amalgamate with or into or convert or wind up into any other Restricted Subsidiary of the Borrower that is a Loan Party, (iii) any merger, consolidation, amalgamation, conversion or winding up the sole purpose of which is to reincorporate or reorganize a Loan Party in another jurisdiction in the United States shall be permitted and (iv) any Restricted Subsidiary may wind up, liquidate, convert or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Restricted Subsidiaries and is not materially disadvantageous to the ~~Lenders~~First Lien Term Loan Lender Parties; provided, in the case of clauses (ii) through (iv) of this paragraph (b), that (A) no Event of Default shall result therefrom, (B) no Change of Control shall result therefrom and (C) the surviving Person (or, with respect to clause (iv), the Person who receives the assets of such dissolving or liquidated Restricted Subsidiary that is a Guarantor) shall be a Loan Party;

(c)                                  any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) such Investment must be a permitted Investment in a Restricted Subsidiary which is not a Loan Party in accordance with Section 9.2 (other than clause (e) thereof) and must be a permitted Disposition in accordance with Section 9.5;

(d)                                 so long as no Default would exist immediately after giving effect thereto, the Borrower may merge, consolidate or amalgamate with or into, or convert into, any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger, consolidation, amalgamation or conversion is not the Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have by a supplement to the Guaranty confirmed that its Guarantee of the Obligations shall apply to the Successor Borrower’s obligations under this Agreement, (D) each Loan Party, unless it is the other party to such merger, consolidation or amalgamation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger, consolidation or amalgamation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Collateral Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger, consolidation, amalgamation or conversion and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;

(e)                                  so long as no Default would exist immediately after giving effect thereto, any Restricted Subsidiary may merge, consolidate, amalgamate with or into, or convert or wind up into any other Person in order to effect an Investment permitted pursuant to Section 9.2 (other than Section 9.2(e)); provided that the continuing or surviving Person shall be the Borrower or a Restricted Subsidiary, which together with each of the Restricted Subsidiaries, shall have complied with the applicable requirements of Sections 8.11 and 8.13;

(f)                                   the Transaction may be consummated; and

(g)                                  so long as no Default would exist immediately after giving effect thereto, a merger, dissolution, liquidation, consolidation, amalgamation, conversion, winding up or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 9.5 (other than Section 9.5(e)).

SECTION 9.5                                             Dispositions.  Make any Disposition, except:

(a)                                 Dispositions of obsolete, worn out or damaged property or equipment, whether now owned or hereafter acquired, in the ordinary course of business;

(b)                                 Dispositions of inventory and goods held for sale in the ordinary course of business;

(c)                                  Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; provided that to the extent the property being transferred constitutes Term Priority Collateral, such replacement property shall constitute Term Priority Collateral;

(d)                                 Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party, (ii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 9.2 (other than Section 9.2(e)) or (iii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair value (as determined by the Person making such Disposition in good faith) and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 9.2 (other than Section 9.2(e) or (h));

(e)                                  Dispositions permitted by Section 9.2 (other than Section 9.2(e)), Section 9.4 (other than Section 9.4(g)) and Section 9.6 (other than Section 9.6(d)) and Liens permitted by Section 9.1 (other than Section 9.1(m)(ii));

(f)                                   Dispositions of property pursuant to Permitted Sale-Leaseback Transactions;

(g)                                  any issuance or sale of Equity Interests in, or issuance or sale of Indebtedness or other securities of, an Unrestricted Subsidiary;

(h)                                 leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(i)                                     Dispositions of property subject to Recovery Events;

(j)                                    Dispositions of property (other than in connection with any sale and leaseback transaction) not otherwise permitted under this Section 9.5; provided that: (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default would exist immediately after giving effect thereto), no Default would exist immediately after giving effect to such Disposition; and (ii) the Borrower or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than Liens permitted by Section 9.1); provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the payment in cash of the Obligations (other than contingent indemnification and reimbursement obligations as to which no claim has been asserted by the Person entitled thereto), that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by such Restricted Subsidiary from such transferee that are converted by such Restricted Subsidiary into cash (to the extent of the cash received) within one hundred eighty (180) days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate Fair Market Value as determined by the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of the greater of $25,000,000 and 1.5% of Total Assets (measured at the time such Designated Non-Cash Consideration is received), with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(k)                                 Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the Joint Venture parties set forth in Joint Venture arrangements and similar binding arrangements;

(l)                                     bulk sales or other Dispositions of the inventory of a Loan Party not in the ordinary course of business in connection with Store closings, at arm’s length;

(m)                             the unwinding of any Swap Contract;

(n)                                 the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any IP Rights that are immaterial to the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(o)                                 to the extent allowable under Section 1031 of the Code (or comparable or successor provision) of comparable or greater market value or usefulness to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Borrower or any of the Restricted Subsidiaries that is not in contravention of Section 9.7;

(p)                                 Dispositions of accounts receivable in connection with the collection or compromise thereof other than in connection with a financing transaction;

(q)                                 sales or other Dispositions by the Borrower or any Restricted Subsidiary of assets in connection with the closing or sale of a Store in the ordinary course of business of the Borrower and its Subsidiaries which consist of leasehold interests in the premises of such Store, the equipment and fixtures located at such premises and the books and records relating directly to the operations of such Store; provided that as to each and all such sales and closings, (A) no Event of Default shall result therefrom and (B) each such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction; and

(r)                                    Dispositions of cash and Cash Equivalents;

provided that any Disposition of any property pursuant to this Section 9.5 (except pursuant to Sections 9.5(a), (d)(i), (e), (i), (k), (m), (n), (o) and (p) and except for Dispositions from the Borrower or a Restricted Subsidiary that is a Loan Party to the Borrower or a Restricted Subsidiary that is a Loan Party), shall be for no less than the Fair Market Value of such property at the time of such Disposition as determined by the Borrower in good faith.  To the extent any Collateral is Disposed of as expressly permitted by this Section 9.5 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by a Responsible Officer of the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 9.6                                             Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, except~~, subject to the provisions of the last paragraph of Section 9.14~~:

(a)                                 each Restricted Subsidiary may make Restricted Payments to the Borrower and to its other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any of its other Restricted Subsidiaries and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b)                                 the Borrower and each of the Restricted Subsidiaries may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 9.3) of such Person;

(c)                                  Restricted Payments used to fund the Transaction and the payment of any fees and expenses incurred in connection with the Transaction or owed by the Borrower or any direct or indirect parent of the Borrower or the Restricted Subsidiaries to Affiliates, and any other payments made, including any such payments made to any direct or indirect parent of the

Borrower to enable it to make payments in connection with the consummation of the Transaction or as contemplated by the Acquisition Documents, whether payable on the Effective Date or thereafter, in each case, to the extent permitted by Section 9.8 and set forth on Schedule 9.6(c);

(d)                                 to the extent constituting Restricted Payments, Holdings, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 9.2 (other than Section 9.2(e) or (l~~)~~) or 9.4 (other than a merger, amalgamation or consolidation of Holdings and the Borrower));

(e)                                  repurchases of Equity Interests in Holdings, the Borrower or any of the Restricted Subsidiaries deemed to occur upon the non-cash exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f)                                   the Borrower may pay (or make Restricted Payments to allow Holdings or any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings (or of any direct or indirect parent of Holdings) held directly or indirectly by any future, present or former employee, director or consultant (or any spouses, former spouses, successors, executors, administrators, estate or tax planning entities, heirs, legatees or distributees of any of the foregoing) of the Borrower (or any direct or indirect parent of the Borrower) or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or any agreement or arrangement with any employee, director or consultant of the Borrower (or any direct or indirect parent of the Borrower) or any of its Subsidiaries in an aggregate amount after the Effective Date together with the aggregate amount of loans and advances to Holdings made pursuant to Section 9.2(l) in lieu of Restricted Payments permitted by this clause (f) not to exceed ~~$10,000,000~~(x) prior to the occurrence of the Term/Notes Refinancing Date, $2,000,000 in any calendar year (with any unused amounts in any calendar year being carried over to the immediately succeeding calendar year subject to a maximum (without giving effect to the following proviso) of $4,000,000 in any calendar year) or (y) from and after the occurrence of the Term/Notes Refinancing Date, $3,500,000 in any calendar year (with any unused amounts in any calendar year being carried over to the two immediately succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $~~30,000,000~~10,000,000 in any calendar year); provided, that such amount in any calendar year may be increased by an amount not to exceed the sum of:

(i)                                     the cash proceeds of key man life insurance policies received by the Borrower, any direct or indirect parent of the Borrower (to the extent contributed to the Borrower) or any of the Restricted Subsidiaries after the Effective Date, other than in connection with, or pursuant to, the Equity Contribution; plus

(ii)                                  the cash proceeds received by the Borrower or any of the Restricted Subsidiaries from the sale of Qualified Equity Interests (other than any amount designated as a Cure Amount (as defined in the ABL Facility Credit Agreement) or any amount increasing the Available Amount) of the Borrower or any direct or indirect parent of the Borrower (to the extent contributed to the Borrower) to members of management, directors or consultants of the Borrower and the Restricted Subsidiaries or any direct or indirect parent of the Borrower that occurs after the Effective Date; provided that any such equity contribution made by, or Net Cash Proceeds received from, the Sponsors in connection with the exchange or refinancing of the Tranche B-2 Loans or the Senior Notes shall not be included under this clause (ii) until on or following the 12 month anniversary of the Amendment No. 3 Effective Date; plus

(iii)                               the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Borrower or any of the Restricted Subsidiaries or any of the Borrower’s direct or indirect parents in connection with the Transaction that are foregone in return for the receipt of Equity Interests of the Borrower or any of its direct or indirect parents; minus

(iv)                              the aggregate amount of Restricted Payments previously made with the cash proceeds described in foregoing clauses (i), (ii), and (iii);

(g)                                  the Borrower may make Restricted Payments to Holdings or to any direct or indirect parent of Holdings:

(i)                                     the proceeds of which will be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) foreign, federal, state or local income taxes (as the case may be) imposed directly on ~~such parent~~Holdings or such parent in respect of income of the Borrower and/or its Restricted Subsidiaries, including any Restricted Subsidiaries in respect of which a consolidated, combined, unitary or affiliated return is filed by Holdings (or such direct or indirect parent) that includes the Borrower and/or any of its Subsidiaries, to the extent such income tax liability does not exceed the lesser of (A) the taxes that would have been payable by the Borrower and/or its Restricted Subsidiaries as a stand-alone group and (B) the actual tax liability of Holdings’ consolidated, combined, unitary or affiliated group (or, if Holdings is not the parent of the actual group, the taxes that would have been paid by Holdings, the Borrower and/or the Borrower’s Restricted Subsidiaries as a stand-alone group), reduced by any such taxes paid or to be paid directly by the Borrower or its Restricted Subsidiaries;

(ii)                                  the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) operating costs and expenses of Holdings or its direct or indirect parents incurred in the ordinary course of business and other corporate overhead costs and expenses, which are incurred in the ordinary course of business to the extent attributable to the ownership or operations of the Borrower and its Subsidiaries;

(iii)                               the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) franchise taxes and other fees, taxes and expenses required to maintain its (or any of such direct or indirect parent’s) corporate existence to the extent attributable to the ownership or operations of the Borrower and its Subsidiaries;

(iv)                              to finance any Investment permitted to be made pursuant to Section 9.2; provided that (A) such Restricted Payment shall be made concurrently with the closing of such Investment (and no earlier than one (1) Business Day prior to the closing of such Investment), (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Restricted Subsidiary or (2) the merger, consolidation, amalgamation, conversion, winding up or Disposition (to the extent permitted in Section 9.4) of the Person formed or acquired into the Borrower or a Restricted Subsidiary in order to consummate such Investment, in each case, in accordance with the requirements of Sections 8.11, 8.13 and 9.2, (C) such direct or indirect parent company and its Affiliates (other than the Borrower or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction, except to the extent the Borrower or a Restricted Subsidiary could have given such consideration or made such payment in compliance with Section 9.8, (D) any property received by the Borrower shall not increase the Available Amount pursuant to clause (c) of the definition thereof and (E) such Investment shall be deemed to be made by the Borrower or such Restricted Subsidiary pursuant to a provision of Section 9.2 (other than clause (o) thereof);

(v)                                 the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering of such parent;

(vi)                              the proceeds of which (A) shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries or (B) shall be used to make payments permitted under Sections 9.8(c), (g) and (i) (but only to the extent such payments have not been and are not expected to be made by the Borrower or a Restricted Subsidiary); and

(vii)                           the proceeds of which shall be used to pay interest and/or principal on Indebtedness the proceeds of which Indebtedness have been contributed to the Borrower or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Borrower incurred in accordance with Section 9.3 and any such interest in respect of such Indebtedness paid or required to be paid by the Borrower or any of its Restricted Subsidiaries is included in Consolidated Interest Expense;

(h)                                 Holdings, the Borrower or any of the Restricted Subsidiaries may pay cash in lieu of the issuance of fractional Equity Interests upon the exercise of options or warrants or the conversion or exchange of Equity Interests of any such Person or such Person’s direct or indirect parents;

(i)                                     ~~the declaration and payment of dividends on the Borrower’s common stock (or a dividend or other distribution to any direct or indirect parent of the Borrower to fund the payment by such direct or indirect parent of the Borrower of dividends on such entity’s common stock) following the first public offering of the Borrower’s common stock or the common stock of any of its direct or indirect parents after the Effective Date, of up to 6.0% per annum of the net proceeds received by or contributed to the Borrower in or from any such public offering, other than public offerings with respect to the Borrower’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;~~[reserved];

(j)                                    repurchases of Equity Interests (i) deemed to occur upon the non-cash exercise of options by the delivery of Equity Interests in satisfaction of the exercise price of such options or (ii) in consideration of withholding or similar Taxes payable directly or indirectly by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, estate or tax planning entities, heirs, legatees or distributes of any of the foregoing), including deemed repurchases in connection with the exercise of stock options;

(k)                                 ~~without duplication of any other clauses of this Section 9.6, other Restricted Payments in an aggregate amount, when combined with any Investments made under Section 9.2(m), not to exceed the greater of $40,000,000 and 2.0% of Total Assets (measured at the time made);~~[reserved];

(l)                                     so long as no Event of Default has occurred and is continuing or would result therefrom, Restricted Payments out of the Available Amount ~~so long as the Payment Conditions shall have been satisfied with respect thereto~~;

(m)                             ~~Restricted Payments made with the proceeds of Excluded Contributions; provided that (i) the aggregate amount of such Restricted Payments does not exceed $10,000,000 in any Fiscal Year, (ii) no Event of Default would result immediately thereafter from the making of any such Restricted Payment, (iii) each such Restricted Payment shall be made within one year following the receipt of the related Excluded Contributions, and (iv) there is no increase in the Revolving Credit Outstandings (under and as defined in the ABL Facility Credit Agreement) immediately after giving effect thereto.~~[reserved];

(n)                                 ~~Restricted Payments by the Borrower, including to a direct or indirect parent of the Borrower, for the purpose of funding the repurchase of Equity Interests pursuant to the Rollover Investor Put in an aggregate amount not to exceed $37,500,000;~~ [reserved];

(o)                                 the payment of any dividend or distribution within sixty (60) days after the date of declaration thereof, if at the date of declaration (i) such payment would have complied with the provisions of this Agreement and (ii) no Event of Default occurred and was continuing;

(p)                                 payments or distributions to dissenting stockholders pursuant to applicable Law, pursuant to or in connection with the Acquisition Documents; and

(q)                                 the distribution, by dividend or otherwise, of Equity Interests of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries.

SECTION 9.7                                             Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by Holdings, the Borrower and the Restricted Subsidiaries on the Effective Date or any business reasonably related or ancillary thereto.

SECTION 9.8                                             Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate (other than Holdings) of the Borrower, whether or not in the ordinary course of business, other than:

(a)                                 transactions between or among the Borrower or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(b)                                 transactions on terms not materially less favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c)                                  the execution of the Transaction and the payment of fees and expenses related to the Transaction, other than in connection with any Sponsor Management Agreement and the Lease Letter Agreement;

(d)                                 the issuance of Equity Interests of Holdings to any officer, director, employee or consultant of the Borrower or any of its Subsidiaries or any direct or indirect parent of Holdings in connection with the Transaction;

(e)                                  the entering into of any Sponsor Management Agreement or any other agreement (and any amendment or modification of any such agreement) to pay, and the payment of management, consulting, monitoring, advisory, termination and other fees, indemnities, expenses and reimbursements to the Sponsors pursuant to any Sponsor Management Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees, indemnities, expenses and reimbursements accrued in any prior year) and any Sponsor Termination Fees pursuant to any Sponsor Management Agreement in an aggregate amount not in excess of $5,000,000 in any fiscal year; provided that during any period in which an Event of Default shall have occurred and be continuing or would immediately thereafter result from the making of such payment, the annual fixed management fee and any termination fees pursuant to any Sponsor Management Agreement may accrue, but not be paid, and following the waiver or cure of such Event of Default, such accrued management fee may be paid to the Sponsors; provided, further, that any payment not made in any Fiscal Year may be carried forward and paid in any succeeding Fiscal Year;

(f)                                   the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Borrower or any direct or indirect parent of the Borrower or of a Restricted Subsidiary, as appropriate, in good faith;

(g)                                  the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnities provided on behalf of, directors, officers, employees and consultants of Holdings, the Borrower and the Restricted Subsidiaries or any direct or indirect parent of Holdings;

(h)                                 any agreement, instrument or arrangement as in effect as of the Effective Date and set forth on Schedule 9.8(h), or any amendment thereto (so long as any such amendment, taken together with all other amendments thereto since the Effective Date, is not more adverse to the ~~Lenders~~First Lien Term Loan Lender Parties in any material respect as compared to the applicable agreement as in effect on the Effective Date) or any transaction contemplated thereby as determined in good faith by the Borrower;

(i)                                     Investments permitted under Section 9.2;

(j)                                    Restricted Payments permitted under Section 9.6;

(k)                                 payments by the Borrower and any of the Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the Board of Directors of the Borrower in good faith;

(l)                                     transactions in which the Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (b) of this Section 9.8;

(m)                             the issuance of Qualified Equity Interests of Holdings to any Permitted Holder or to any member of the Management Group;

(n)                                 payments to or from, and transactions with, Joint Ventures (other than Joint Ventures in which any Affiliate of the Borrower (other than the Borrower and its Restricted Subsidiaries) has an ownership or control interest) in the ordinary course of business to the extent otherwise permitted under Section 9.2;

(o)                                 employment and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers, employees or consultants in the ordinary course of business;

(p)                                 the existence of, or the performance by the Borrower or any of the Restricted Subsidiaries of its obligations under the terms of, the Acquisition Documents, any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Effective Date (other than any Sponsor Management Agreement) and any amendment thereto or similar transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of the Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the Effective Date shall only be permitted by this clause (p) to the extent that the terms of any such existing transaction, arrangement or agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the ~~Lenders~~First Lien Term Loan Lender Parties in any

material respect than the original transaction, arrangement or agreement as in effect on the Effective Date in the reasonable determination of a Responsible Officer of the Borrower;

(q)                                 transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Borrower and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(r)                                    the entering into of any tax sharing agreement or arrangement and payments made with respect thereto, in each case between or among the Borrower (and/or any direct or indirect parent thereof) and its Subsidiaries; provided that in each case the amount of such payments in any taxable year does not exceed the amount that the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of the amount received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such taxable year were the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such direct or indirect parent company of the Borrower;

(s)                                   transactions between the Borrower or any Restricted Subsidiaries and any Person other than an Unrestricted Subsidiary which would constitute a transaction with an Affiliate solely because a director of such Person is also a director of the Borrower or any direct or indirect parent of the Borrower; provided, however, that such director abstains from voting as a director of the Borrower or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(t)                                    any contribution to the capital of the Borrower;

(u)                                 the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, the Lease Letter Agreement; and

(v)                                 pledges of Equity Interests of Unrestricted Subsidiaries.

SECTION 9.9                                             Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that prohibits, restricts, imposes any condition on or limits the ability of (a) any Restricted Subsidiary that is not a Loan Party to make Restricted Payments to (directly or indirectly) or to make or repay loans or advances to any Loan Party or to Guarantee the Obligations of any Loan Party under the Loan Documents or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facility and the Obligations under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations that:

(i)                                     (x) exist on the ~~date hereof~~Effective Date (including the Acquisition Documents) and (to the extent not otherwise permitted by this Section 9.9) are listed on Schedule 9.9 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation;

(ii)                                  are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary and such Contractual Obligations are not applicable to any other Person, or the properties of any other Person, other than the Person and its Subsidiaries, or the property (and the proceeds and products thereof) of the Person and its Subsidiaries, so acquired;

(iii)                               represent Indebtedness of a Restricted Subsidiary that is not a Loan Party that is permitted by Section 9.3, so long as such Contractual Obligations will not materially affect the Borrower’s ability to make anticipated principal or interest payments on the Loans (as determined in good faith by the Borrower);

(iv)                              are customary restrictions that arise in connection with (x) any Lien permitted by Section 9.1 or any document or restriction governing or evidencing such permitted Lien, and relate only to the property subject to such Lien or (y) any Disposition permitted by Section 9.5 applicable pending such Disposition solely to the assets subject to such Disposition;

(v)                                 are customary provisions in Joint Venture agreements and other similar agreements applicable to Joint Ventures permitted under Section 9.2 and applicable solely to such Joint Venture entered into in the ordinary course of business;

(vi)                              are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 9.3 but solely to the extent any negative pledge or restriction on Lien relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing) and the proceeds and products thereof and, in the case of the ABL Facility and any Permitted Refinancing thereof, permit the Liens securing the Obligations without restriction (subject to the Intercreditor Agreement and, to the extent such agreement is then effective, the Notes Intercreditor Agreement, if applicable);

(vii)                           are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(viii)                        comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 9.3 to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(ix)                              are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary;

(x)                                 are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(xi)                              are restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xii)                           are restrictions contained in ~~the ABL Facility~~ Credit Agreement Refinancing Indebtedness, the Second Lien Facility Documentation, the ABL Facility Documentation, the Senior Notes Indenture or the Senior Notes, and any Permitted Refinancing of any of the foregoing;

(xiii)                        comprise restrictions imposed by any agreement governing Indebtedness entered into after the Effective Date and permitted under Section 9.3 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive, taken as a whole, than the restrictions contained in this Agreement, taken as a whole), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder;

(xiv)                       exist under or by reason of applicable Law;

(xv)                          exist under or by reason of any Contractual Obligation of a Person acquired by the Borrower or any Restricted Subsidiary in an Acquisition permitted under this Agreement which was in existence at the time of such Acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(xvi)                       are restrictions contained in Letter of Credit Reimbursement Agreements (as defined in the ABL Facility Credit Agreement as in effect on the ~~date hereof~~Effective Date) and other standard documentation that any Issuer (as defined in the ABL Facility Credit Agreement as in effect on the ~~date hereof~~Effective Date) requires to be executed by any Loan Party with respect to the issuance of any Letter of Credit (as defined in the ABL Facility Credit Agreement as in effect on the ~~date hereof~~Effective Date);

(xvii)                    are restrictions contained in the Escrow Agreement;

(xviii)                 are restrictions contained in the Shareholders Agreement; or

(xix)                       are imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xviii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such dividend and other restrictions than those contained in the dividend or other restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 9.9, the subordination of loans or advances made to Holdings, the Borrower or a Restricted Subsidiary to other Indebtedness incurred by Holdings, the Borrower or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advance.

SECTION 9.10                                      Fiscal Year.

Make any change in its Fiscal Year; provided, however, that (a) any Restricted Subsidiary acquired after the Amendment No. 3 Effective Date may change its Fiscal Year to conform to the Fiscal Year of Holdings and the Borrower and (b) Holdings, the Borrower and the Restricted Subsidiaries may, upon written notice to the Administrative Agent, change their Fiscal Year to any other fiscal year reasonably acceptable to the Administrative Agent (acting at the direction of, or with the consent of, the Requisite Lenders), in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that the Borrower and the Administrative Agent mutually agree, acting reasonably, are necessary to reflect such change in fiscal year.

SECTION 9.11                                      Prepayments, Etc. of Junior Financing.

Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Junior Financing (it being understood that payments of regularly scheduled principal and interest and mandatory offers to repay any Junior Financing or mandatory prepayments of principal, premium and interest shall be permitted), except (i) so long as ~~the Payment Conditions are satisfied after giving effect thereto~~no Event of Default has occurred and is continuing or would result therefrom, any prepayment, redemption, purchase, defeasance or other satisfaction of any Junior Financing may be made out of the Available Amount; (ii) ~~[Reserved]~~upon and after the Term/Notes Refinancing Date, the payment, redemption, purchase or defeasance of the Senior Notes held by Persons that are not Affiliates of the Borrower prior to the stated maturity thereof in a principal face amount not to exceed $12,500,000 together with any interest accrued thereon; (iii) the conversion (or exchange) of any Junior Financing to Qualified Equity Interests or Indebtedness of any of Holdings’ direct or indirect parents; (iv) the prepayment of Junior Financing of the Borrower or any Restricted Subsidiary owed to Holdings, the Borrower or a Restricted Subsidiary; (v) any Permitted Refinancing of any Junior Financing; (vi) any prepayment, redemption, purchase, defeasance or other satisfaction with the Net Cash Proceeds of any Permitted Equity Issuance; and (vii) the prepayment of Junior Financing incurred pursuant to clauses  (e), (f),(h), (k) and (u) of Section 9.3; ~~and (viii) any prepayment, redemption, purchase, defeasance or other satisfaction with the Net Cash Proceeds of any Permitted Sale-Leaseback Transactions; provided that after giving pro forma effect thereto, the Senior Secured Leverage Ratio would not exceed 2.75 to 1.00.~~provided, that prepayments of Junior Financing incurred pursuant to (A) clause (h) of Section 9.3 shall not exceed (x) prior to the occurrence of the Term/Notes Refinancing Date, $2,000,000 in any calendar year (with any unused amounts in any calendar year being carried over to the immediately succeeding calendar year subject to a maximum of $4,000,000 in any calendar year) or (y) from and after the occurrence of the Term/Notes Refinancing Date, $3,500,000 in any calendar year (with any unused amounts in any calendar year being carried over to the two immediately succeeding calendar years subject to a maximum of $10,000,000 in any calendar year) and (B) clause (u) of Section 9.3 shall not exceed (x) prior to the occurrence of the Term/Notes Refinancing Date, $2,500,000 in any calendar year or (y) from and after the occurrence of the Term/Notes Refinancing Date, $10,000,000 in any calendar year.

SECTION 9.12                                      Modification of Agreements.

Amend, modify or change in any manner materially adverse to the interest of the ~~Lenders~~First Lien Term Loan Lender Parties (i) any term or condition of any Junior Financing Documentation (other than as a result of a Permitted Refinancing thereof and in any event (x) excluding the ABL Facility and any Permitted Refinancing thereof and any Indebtedness under the Loan Documents, (y) with respect to the Second Lien Facility, amendments, modifications or changes (I) permitted under the First Lien/Second Lien Intercreditor Agreement shall be permitted and (II) that would not be permitted in connection with a Permitted Refinancing of the Second Lien Facility (or any Permitted Refinancing thereof), shall not be permitted, and (z) with respect to any secured Permitted Refinancing in respect of the Senior Notes, amendments, modifications or changes permitted under the Notes Intercreditor Agreement will be permitted), (ii) any Constituent Documents of Holdings, the Borrower or any Restricted Subsidiaries, (iii) any Sponsor Management Agreement and (iv) the Shareholders Agreement, in each case, without the consent of the Administrative Agent (not to be unreasonably withheld,  delayed or conditioned).

SECTION 9.13                                      Holdings.  In the case of Holdings, conduct, transact or otherwise engage in any business or operations other than the following (and activities or operations incidental thereto):  (i) its ownership of the Equity Interests of the Borrower, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents, any Credit Agreement Refinancing Indebtedness, the Second Lien Facility, the Second Lien Facility Documentation, the ABL Facility, the ABL Facility Documentation, any Senior Notes~~, or~~ (or any Permitted Refinancing Indebtedness in respect thereof), the Senior Notes Indenture, the Lease Letter Agreement, the Shareholders Agreement, the Acquisition Documents or the other agreements contemplated by the Second Lien Facility, the ABL Facility, the Senior Notes (or any Permitted Refinancing Indebtedness in respect thereof), the Senior Notes Indenture and the Acquisition Documents, (iv) any public offering of its common stock or any other issuance of its Equity Interests or making payments or restricted payments with any amounts received in any transaction permitted under Section 9.6, (v) the issuance of Qualified Equity Interests, (vi) making contributions to the capital of its Subsidiaries, (vii) guaranteeing the obligations of the Borrower and its Subsidiaries solely to the extent such obligations of the Borrower and its Subsidiaries are not prohibited hereunder, (viii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings, any direct or indirect parent of Holdings, and the Borrower, (ix) holding any cash or property received in connection with Restricted Payments made by the Borrower in accordance with Section 9.6 pending application or further distribution thereof by Holdings, (x) providing indemnification to officers and directors, (xi) the performance of its obligations with respect to the documentation for any Indebtedness of Holdings permitted under Section 9.3, (xii) any other actions expressly permitted to be undertaken by Holdings under any of the Loan Documents or the Acquisition Documents; and (xiii) activities or operations incidental to the businesses or activities described in clauses (i) to (xii) of this Section 9.13.

~~SECTION 9.14              [Reserved].~~  For the avoidance of doubt, the provisions set forth in this Article IX are solely for the benefit of the First Lien Term Loan Lender Parties and do not apply to any Lender holding Tranche B-2 Loans after giving effect to the Amendment No. 3 Effective Date.

ARTICLE X

EVENTS OF DEFAULT

SECTION 10.1                                      Events of Default.  Each of the events referred to in clauses (a) through (l) of this Section 10.1 shall constitute an “Event of Default”

(a)                                 Non-Payment.  The Borrower fails to pay (i) when due, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b)                                 Specific Covenants.  ~~The~~Solely for the benefit of the First Lien Term Loan Lender Parties, the Borrower, any Restricted Subsidiary or, in the case of Section 9.13, Holdings, fails to perform or observe any term, covenant or agreement contained in (A) Section 7.2(a) or Section 8.1(a) (solely with respect to the Borrower), (B) Section 7.3(a), (C) Section 8.9 or (~~C~~D) Article IX; or

(c)                                  Other Defaults.

(i)                                     Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 10.1(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(ii)                                  Solely for the benefit of the First Lien Term Loan Lender Parties, the Senior Notes outstanding as of the Amendment No. 3 Effective Date, with a stated maturity date prior to the date that is 91 days after the Scheduled Termination Date with respect to First Lien Term Loans that have not been extended pursuant to Section 2.13 (any such Indebtedness, “Stub Indebtedness”) that remain outstanding at any time following the occurrence of the Term/Notes Refinancing Date, have not been repaid, converted, redeemed, repurchased or refinanced in full on or before the stated maturity date thereof, or the stated maturity date therefor extended on or before such date to a date that is at least 91 days after the Scheduled Termination Date, pursuant to one or more transactions permitted under this Agreement; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

(e)                                  Cross-Default.  ~~Any~~Solely for the benefit of the First Lien Term Loan Lender Parties, any Loan Party or any Restricted Subsidiary (i) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of (x) any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than $~~25,000,000,~~25,000,000 or (y) any Stub Indebtedness, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any Loan Party) the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(ii) shall not apply to secured Indebtedness that becomes due or subject to a mandatory offer to repurchase, prepay, defease or redeem such Indebtedness as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided further that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Aggregate Commitments or acceleration of the Loans pursuant to Section 10.2; and, provided, further, that no such event under the ABL Facility (other than a payment default or any default relating to insolvency or any proceeding under any Debtor Relief Law) shall constitute an Event of Default under this Section 10.1(e) until the earliest to occur of (x) the date that is thirty (30) days after such event or circumstance (but only if such event or circumstance has not been waived or cured), (y) the acceleration of the Indebtedness under the ABL Facility and (z) the exercise of any remedies by the ABL Facility Administrative Agent or collateral agent or any lenders under the ABL Facility in respect of any Collateral; or

(f)                                   Insolvency Proceedings, Etc. Holdings, the Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)                                  Judgments.  ~~There~~Solely for the benefit of the First Lien Term Loan Lender Parties, there is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding $25,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(h)                                 ERISA.  Solely for the benefit of the First Lien Term Loan Lender Parties (i)  An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party or their respective ERISA Affiliates under Title IV of ERISA in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any of their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(i)                                     Invalidity of Loan Documents.  Any material provision of any Loan Document at any time after its execution and delivery by any Loan Party and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 9.4 or 9.5) or the Discharge of Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any such Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any such Loan Document (other than as a result of the Discharge of Obligations), or purports in writing to revoke or rescind any such Loan Document; or

(j)                                    Collateral Documents.  Any Collateral Document after delivery thereof pursuant to Section 4.1 or 8.11 shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction permitted under Section 9.4 or 9.5) cease to create, or any Lien purported to be created by any Collateral Document shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral) on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 9.1, except (x) to the extent that any such loss of perfection or priority results from acts or omissions of the Collateral Agent, any co-agent or sub-agent of the Collateral Agent appointed in accordance with Article XI or any Lender, including the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file UCC continuation statements, or (y) as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; provided that, for purposes of this paragraph (j), the Guaranty shall be deemed not to be a Collateral Document; or

(k)                                 Junior Financing Documentation.  ~~(i) Any~~Solely for the benefit of the First Lien Term Loan Lender Parties (i) any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in any Junior Financing Documentation governing Junior Financing subordinated in right of payment to the Obligations under the Loan Documents with an aggregate principal amount of not less than $25,000,000 or (ii) the subordination provisions set forth in any Junior Financing Documentation governing Junior Financing subordinated in right of payment to the Obligations under the Loan Documents with an aggregate principal amount of not less than $25,000,000 shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any such Junior Financing, if applicable; or

(l)                                     Change of Control.  ~~There~~Solely for the benefit of the First Lien Term Loan Lender Parties, there occurs any Change of Control.

SECTION 10.2                                      Remedies upon Event of Default.

(a)                                 If any Event of Default (other than as set forth in the proviso hereto) occurs and is continuing, the Administrative Agent may with the consent of, and shall at the request of, the Requisite Lenders take any or all of the following actions by notice to the Borrower:

(i)                                     declare the Commitments of each Lender to be terminated, whereupon such Commitments shall be terminated;

(ii)                                  declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(iii)                               exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the Commitments of each Lender shall automatically terminate, the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

(b)                                 The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default.

SECTION 10.3                                      Application of Funds.  After the occurrence and during the continuance of the exercise of remedies following the occurrence and during the continuance of an Event of Default provided for in Section 10.2 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 10.2), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, ratably, pay any reasonable and documented ~~out-of-pocket~~ fees, indemnities, or out-of-pocket expense reimbursements then due to the Administrative Agent from the Borrower (other than in connection with Cash Management Obligations or Obligations in respect of Secured Hedge Agreements);

Second, ratably, to pay any reasonable and documented fees or out-of-pocket ~~fees or~~ expense reimbursements then due to the Lenders from the Borrower (other than in connection with Cash Management Obligations or Obligations in respect of Secured Hedge Agreements);

Third, to pay interest due and payable in respect of any Loans, ratably;

Fourth, to pay principal on the Loans and to pay any amounts owing with respect to Obligations in respect of Secured Hedge Agreements, ratably;

Fifth, to pay any amounts owing with respect to Cash Management Obligations, ratably;

Sixth, to the payment of any other Obligation due to the Administrative Agent or any Lender by the Borrower;

Seventh, as provided for under the Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and the Notes Intercreditor Agreement, as applicable; and

Eighth, after all of the Obligations have been paid in full, to the Borrower or as the Borrower shall direct or as otherwise required by Law.

Notwithstanding the foregoing, if sufficient funds are not available to fund all payments to be made in respect of any Secured Obligation described in any of clauses First through Seventh above, the available funds being applied with respect to any such Secured Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Secured Obligation ratably, based on the proportion of the Administrative Agent’s and each Lender’s interest in the aggregate outstanding Secured Obligations described in such clauses.  The order of priority set forth in clauses First through Sixth above may be changed only with the prior written consent of the Administrative Agent in addition to that of all Lenders.

ARTICLE XI

THE ADMINISTRATIVE AGENT

SECTION 11.1                                      Appointment and Authorization.

(a)                                 Each of the Lenders hereby irrevocably appoints Royal Bank of Canada to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article XI (other than Sections 11.6 and 11.11) are solely for the benefit of the Administrative Agent, the Lenders, and the Borrower shall not have rights as a third party beneficiary of any such provision.

(b)                                 The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and/or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 11.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this

Article XI and Article XII (including Sections 11.3, 11.13, 12.3, 12.4 and 12.5, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.  Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including the Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and the Notes Intercreditor Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

(c)                                  Each Lender and prospective Lender shall, promptly following a request by the Administrative Agent, provide all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

SECTION 11.2                                      Rights as a Lender.  Any Person serving as an Agent (including as Administrative Agent) hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.  The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.

SECTION 11.3                                      Exculpatory Provisions.  Neither the Administrative Agent nor any other Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, an Agent (including the Administrative Agent):

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.1 and 12.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender.

No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vii) to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

SECTION 11.4                                      Reliance by the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders (or such greater number or percentage of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law.

SECTION 11.5                                      Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 11.6                                      Resignation of Administrative Agent or the Collateral Agent.  The Administrative Agent or the Collateral Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, with the consent of the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a Lender or a bank with an office in the United States, or an Affiliate of any such Lender or bank with an office in the United States.  If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent or Collateral Agent, as applicable, gives notice of its resignation, then the retiring Administrative Agent or Collateral Agent, as applicable, may on behalf of the Lenders, with the consent of the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed), appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that if the Administrative Agent or Collateral Agent, as applicable, shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent or Collateral Agent, as applicable, shall continue to hold such collateral security until such time as a successor Administrative Agent or such Collateral Agent, as applicable, is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Requisite Lenders with the consent of the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed) appoint a successor Administrative Agent as provided for above in this Section 11.6.  Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Requisite Lenders may request, in order to (i) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (ii) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s or Collateral Agent’s, as applicable, resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 12.3, 12.4 and 12.5 shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, as applicable, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or Collateral Agent, as applicable, was acting as Administrative Agent or Collateral Agent, as applicable.

SECTION 11.7                                      Non-Reliance on Administrative Agent and Other Lenders; Disclosure of Information by Agents.  Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Agent-Related Persons and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 11.8                                      No Other Duties; Other Agents, Arrangers, Managers, Etc.  Each of BMO Capital Markets• and Deutsche Bank Securities Inc. is hereby appointed as a Co-Syndication Agent hereunder, and each Lender hereby authorizes ~~Each~~each of BMO Capital Markets and Deutsche Bank Securities Inc. to act as a Co-Syndication Agent in accordance with the terms hereof and the other Loan Documents.  Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable.  Anything herein to the contrary notwithstanding, none of the Joint Bookrunners, Arrangers or other Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder and such Persons shall have the benefit of this Article XI.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any agency or fiduciary or trust relationship with any Lender, Holdings, the Borrower or any of their respective Subsidiaries.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.  Each Co-Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates.  Each Co-Syndication Agent and any other Agent may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and the Borrower.

SECTION 11.9                                      Intercreditor ~~Agreement~~Agreements.

(a)                                 The Administrative Agent and the Collateral Agent are authorized to enter into the Intercreditor Agreement, and the parties hereto acknowledge that the Intercreditor Agreement is binding upon them.  Each Lender (a) hereby consents to the subordination of the Liens on the Collateral securing the Obligations on the terms set forth in the Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into the Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.  The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower and such Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

(b)                                 The Administrative Agent and the Collateral Agent are authorized to enter into the First Lien/Second Lien Intercreditor Agreement, and the parties hereto acknowledge that the First Lien/Second Lien Intercreditor Agreement is binding upon them.  Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the First Lien/Second Lien Intercreditor Agreement and (b) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into the First Lien/Second Lien Intercreditor

~~•~~• BMO Capital Markets is a brand name for the capital markets activities of Bank of Montreal and its affiliates.

Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.  The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower and such Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the First Lien/Second Lien Intercreditor Agreement.

(c)                                  The Administrative Agent and the Collateral Agent are authorized to enter into the Notes Intercreditor Agreement, and the parties hereto acknowledge that the Notes Intercreditor Agreement is binding upon them.  Each Lender (a)  hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Notes Intercreditor Agreement and (b) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into the Notes Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.  The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower and such Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the Notes Intercreditor Agreement.

SECTION 11.10                               Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.9, 12.3  and 12.4) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c)                                  any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9, 12.3 and 12.4.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 11.11                               Collateral and Guaranty Matters.

Each of the Lenders (including in its capacities as a potential or actual Cash Management Bank and a potential Hedge Bank) irrevocably authorizes the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent agrees that it will:

(a)                                 release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) upon the Discharge of Obligations, (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document (including in connection with a Permitted Sale-Leaseback Transaction) to any Person other than Holdings, the Borrower or any of the Guarantors, (iii) subject to Section 12.1, if the release of such Lien is approved, authorized or ratified in writing by the Requisite Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b)                                 release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 9.1(i);

(c)                                  release any Guarantor from its obligations under the Guaranty if (i) in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder or (ii) in the case of Holdings, as a result of a transaction permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Second Lien Facility, ABL Facility, Senior Notes, any Credit Agreement Refinancing Indebtedness or any Junior Financing; and

(d)                                 if any Guarantor shall cease to be a Material Subsidiary (as certified in writing by a Responsible Officer of the Borrower), and the Borrower notifies the Administrative Agent in writing that it wishes such Guarantor to be released from its obligations under the Guaranty and provides the Administrative Agent and the Collateral Agent such certifications or documents with respect thereto as either such Agent shall reasonably request, (i) release such Subsidiary from its obligations under the Guaranty and (ii) release any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary; provided that no such release shall occur if such Subsidiary continues to be a guarantor in respect of the Second Lien Facility, ABL Facility, the Senior Notes, any Credit Agreement Refinancing Indebtedness or any other Junior Financing.

Upon request by the Administrative Agent at any time, the Requisite Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its security interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 11.11.

Notwithstanding the foregoing, in each case as specified in this Section 11.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, promptly execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 11.11.  In connection with the delivery of any such release or subordination documentation by the Administrative Agent pursuant to this Section 11.11, the Borrower shall have delivered to the Administrative Agent, prior to the date of the proposed release or subordination, a written request for release or subordination identifying the relevant Guarantor and/or Collateral and the terms of the sale or other disposition or transaction in reasonable detail, including such other information as the Administrative Agent shall reasonably request, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents.

SECTION 11.12                               Secured Cash Management Agreements and Secured Hedge Agreements.

(a)                                 Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 10.3, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than solely in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article XI to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

(b)                                 Each Secured Party hereby agrees that the benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not an Agent or a Lender party hereto as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance reasonably acceptable to the Administrative Agent) this Article XI and Sections 3.1, Sections 12.4, 12.6, 12.16, 12.19 and ~~12.22 and the~~12.22, the Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and the Notes Intercreditor Agreement, and the decisions and actions of any Agent and the Requisite Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (x) such Secured Party shall be bound by Sections 12.3, 12.4 and 12.5 only to the extent of liabilities, reimbursement obligations, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements with respect to or otherwise relating to the Liens and Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (y) each of the Agents and the Lenders party hereto shall be entitled to act at its sole discretion, without regard to the interest of such

Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (z) such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

SECTION 11.13                               Indemnification of Agents.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation, if any, of any Loan Party to do so), pro rata, and hold harmless the Administrative Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Requisite Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.13.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 11.13 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations (if any) with respect thereto, provided further that the failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof.  The undertaking in this Section 11.13 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1                                      Amendments, Etc.  Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Requisite Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

(a)                                 extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that (i) a waiver of any condition precedent set forth in Section 4.1 or Section 4.2 or (ii) the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments, in each case, shall not constitute an extension or increase of any Commitment of any Lender);

(b)                                 postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.6 or 2.8 without the written consent of each Lender directly and adversely affected thereby (it being understood that (i) any change to the definitions of Total Leverage Ratio or Senior Secured Leverage Ratio or ~~Fixed Charge Coverage Ratio or~~, in each case, in the component definitions thereof, (ii) a waiver of any condition precedent set forth in Section 4.1 or Section 4.2, (iii) the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments ~~or~~, (iv) a waiver of applicability of any post-default increase in interest rates, (v) a modification to or waiver of the Specified Exchange Threshold or (vi) a modification to or waiver of the Term/Notes Refinancing Date, in each case, shall not constitute a postponement of any date scheduled for the payment of principal or interest or a reduction in the amount of any payment of interest); provided that only the consent of the Requisite Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Loan Party to pay interest at the Default Rate) or to amend the definition of “Specified Exchange Threshold” or “Term/Notes Refinancing Date”;

(c)                                  reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (i) of the second proviso to this Section 12.1) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby (it being understood that (i) any change to the definitions of Total Leverage Ratio or Senior Secured Leverage Ratio or ~~Fixed Charge Coverage Ratio or~~, in each case, in the component definitions thereof, (ii) a waiver of any condition precedent set forth in Section 4.1 or Section 4.2, (iii) the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments or (iv) a waiver of applicability of any post-default increase in interest rates, in each case, shall not constitute a reduction in the rate of interest); provided that only the consent of the Requisite Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Loan Party to pay interest at the Default Rate;

(d)                                 change any provision of this Section 12.1, the definition of “Requisite Lenders”, “Requisite Class Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents~~,~~ without the written consent of each Lender directly and adversely affected thereby;

(e)                                  other than in a transaction permitted under Section 9.4 or 9.5 or pursuant to Section ~~11.11,,~~11.11, release all or substantially all of the Collateral in any transaction or series of related transactions (except as expressly permitted by the Collateral Documents or this Agreement), without the written consent of each Lender;

(f)                                   other than in a transaction permitted under Section 9.4 or 9.5 or pursuant to Section ~~11.11,,~~11.11, release all or substantially all of the Guarantors (except as expressly permitted by the Guaranty or this Agreement), without the written consent of each Lender directly and adversely affected thereby;

(g)                                  without the prior written consent of all Lenders directly and adversely affected thereby, (i) subordinate the Obligations hereunder to any other Indebtedness, or (ii) except as provided by operation of applicable Law or in the Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement, the Notes Intercreditor Agreement or pursuant to Section 11.11, subordinate the Liens granted hereunder or under the other Loan Documents to any other Lien; or

(h)                                 change the order of the application of funds specified in Section 10.3 without the written consent of each Lender directly affected thereby;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (ii) Section 12.2(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (iii) the consent of Requisite Class Lenders shall be required with respect to any amendment that by its terms directly and adversely affects the rights of such Class in respect of payments hereunder in a manner different than such amendment affects other Classes; (iv) no Lender consent is required to effect any amendment or supplement to the Intercreditor Agreement~~,~~ (A) that is for the purpose of adding the holders of Indebtedness incurred or issued pursuant to a Permitted Refinancing of the ABL Facility (or any agent or trustee of such holders) as parties thereto, as expressly contemplated by the terms of the Intercreditor Agreement and permitted under Section 9.3(p) (it being understood that any such amendment or supplement may make such other changes to the Intercreditor Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (B) that is expressly contemplated by Sections 5.2(c) or 7.4 of the Intercreditor Agreement with respect to a Permitted Refinancing of the ABL Facility permitted under Section 9.3(p) (or the comparable provisions, if any, of any successor intercreditor agreement with respect to a Permitted Refinancing of the ABL Facility permitted under Section 9.3(p)); provided further that no such agreement shall, pursuant to this clause (iv), amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable, and (v) only the consent of the Administrative Agent and the Borrower is required to effect any amendment or supplement of the Fee Letter.

Notwithstanding anything to the contrary contained in this Section 12.1 or otherwise in this Agreement or any other Loan Document, (i) this Agreement and any other Loan Document may be amended, supplemented or otherwise modified to effect the provisions of Sections 2.12, 2.13 and 2.14, (ii) this Agreement and any other Loan Document may be amended, supplemented or otherwise modified, or any provision thereof waived, with the consent of the

Administrative Agent and the Borrower without the need to obtain the consent of any Lender, if such amendment, supplement, modification or waiver is delivered in order to (A) cure ambiguities, omissions, mistakes or defects or (B) cause any Collateral Document to be consistent with this Agreement and the other Loan Documents and (iii) without the consent of any Lender, the Borrower and the Administrative Agent or any other collateral agent may enter into any amendment, supplement or modification of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest of the Secured Parties in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect any security interests for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.  The Agent shall make available to the Lenders copies of each such amendment or other modification to this Agreement.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each affected Lender and that has been approved by the Requisite Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 3.7; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

Notwithstanding anything to the contrary contained in this Section 12.1, in connection with any “Requisite Lenders” or “Requisite Class Lenders” votes, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 49.9% of the amounts includable in determining whether the “Requisite Lenders” or “Requisite Class Lenders” have consented to any amendment, modification, waiver, consent or other action that is subject to such vote.

SECTION 12.2                                      Successors and Assigns.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor the Borrower may, except as permitted by Section 9.4, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the

Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans of any Class at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment or, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default under Section 10.1(a) or (f), has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld, delayed or conditioned); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                               (i) with respect to any assignment of any First Lien Term Loans, the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned) shall be required unless (1) an Event of Default under Section 10.1(a) or Section 10.1(f), has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to an assignment (including any consent required under subsection (b)(i)(B) of this Section) unless it shall have objected thereto by written notice (including via e-mail) to the Administrative Agent within ten (10) Business Days after having received written notice thereof from the Administrative Agent, and (ii) with respect to any assignment of any Tranche B-2 Loans, the consent of the Borrower in its sole discretion shall be required;

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; provided, however, that the consent of the Administrative Agent shall not be required for any assignment to an Affiliated Lender or a Person that upon effectiveness of an assignment would be an Affiliated Lender, except for the separate consent rights of the Administrative Agent pursuant to Section 12.2(h)(iv).

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The Eligible Assignee, if it is not a Lender, shall deliver to the Administrative Agent (x) an Administrative Questionnaire and (y) all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.  All assignments shall be by novation.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made to (A) Holdings, the Borrower or any of the Borrower’s Subsidiaries except as permitted under Section 2.3(d), (B) subject to Section 12.2(h) and (k), any of the Borrower’s Affiliates, (C) a natural person or (D) a Disqualified Lender.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section (and, in the case of an Affiliated Lender or a Person that, after giving effect to such assignment, would become an Affiliated Lender, to the requirements of Section 12.2(h)), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5, 12.3, 12.4 and 12.5 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall, subject to Section 12.2(h), be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  This Section 12.2(c) and Section 2.7 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(d)                                 Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any  provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 12.1 (other than clause (d) thereof) that directly and adversely affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1 (subject to the requirements of Sections 3.1(b), (c) or (d), as applicable), Section 3.4 and Section 3.5 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 12.6 as though it were a Lender, provided such Participant agrees to be subject to Section 12.7 as though it were a Lender.

(e)                                  Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.1, 3.4 or 3.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s express prior written consent to such sale.  A Participant shall not be entitled to the benefits of Section 3.1 unless the Borrower is notified of the participation sold to such Participant (provided, that the receipt of such notice without more shall not be deemed to imply or constitute the Borrower’s consent to such sale for purposes of this Section or Section 3.1(e)) and such Participant agrees, for the benefit of the Borrower, to comply and does in fact comply with Section 3.1 as though it were a Lender.  Each Lender that sells a participation shall (acting solely for this purpose as an agent of the Borrower) maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder on which is entered the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  A Lender shall be obligated to disclose the Participant Register to any Person (including for the avoidance of doubt the Borrower and the Administrative Agent) to the extent such disclosure is necessary to establish that any Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f)                                   Any Lender may, at any time, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                                  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.10(e).  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Sections 3.1, 3.4 and 3.5), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h)                                 Any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) Dutch auctions open to all Lenders in accordance with procedures of the type described in Section 2.3(d) or (y) open market purchase on a non-pro rata basis, in each case subject to the following limitations:

(i)                                     Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II;

(ii)                                  no Affiliated Lender shall have any right, (A) to require any Agent or other Lender to undertake any action (or refrain from taking any action) with respect to this Agreement or any other Loan Document or (B) to make or bring (or participate in, other than as a passive participant or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against any Agent or Lender with respect to any duties or obligations, or alleged duties or obligations, of such Agent or Lender under the Loan Documents;

(iii)                               each Affiliated Lender that (A) purchases any Loans pursuant to this clause (h) shall represent and warrant to the seller and (B) sells any Loan hereunder shall represent and warrant to the buyer, in each case, that it does not possess material nonpublic information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information);

(iv)                              (A) the aggregate principal amount of Loans held at any one time by Affiliated Lenders shall not exceed 25% of the original principal amount of all Loans at such time outstanding (such percentage, the “Affiliated Lender Cap”), (B) unless otherwise agreed to in writing by the Requisite Lenders, regardless of whether consented to by the Administrative Agent or otherwise, no assignment which would result in Affiliated Lenders holding in excess of such Affiliated Lender Cap shall be effective with respect to such excess amount of the Loans (and such excess assignment shall be and be deemed null and void); provided that each of the parties hereto agrees and acknowledges that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (h)(~~iii~~iv) or any purported assignment exceeding such 25% limitation or for any assignment being deemed null and void hereunder and (C) in the event of an acquisition pursuant to the last sentence of this clause (h)(iv) which would result in the Affiliated Lender Cap being exceeded, the most recent assignment to an Affiliate of any Sponsor involved in such acquisition shall be unwound and deemed null and void to the extent that the Affiliated Lender Cap would otherwise be exceeded; and

(v)                                 as a condition to each assignment pursuant to this clause (h), (A) the Administrative Agent shall have been provided a notice in the form of Exhibit S to this Agreement in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender, and (without limitation of the provisions of clause (~~iii~~iv) above) shall be under no obligation to record such assignment in the Register until three (3) Business Days after receipt of such notice and (B) the Administrative Agent shall have consented to such assignment (which consent shall not be withheld unless the

Administrative Agent reasonably believes that such assignment would violate clause (h)(~~iii~~iv) of this Section 12.2).

Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it becomes an Affiliated Lender.  Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit S.

(i)                                     Notwithstanding anything in Section 12.1 or the definition of “Requisite Lenders” to the contrary, for purposes of determining whether the Requisite Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 12.2(j), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, (x) no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action, (y) all Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Requisite Lenders have taken any actions; and (z) all Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question adversely affects such Affiliated Lender in a material respect in its capacity as a Lender as compared to other Lenders.

(j)                                    Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower.

For avoidance of doubt, the foregoing limitations in clauses (h)(ii) through (v), (i), and (j) shall not be applicable to Debt Fund Affiliates.

(k)                                 Anything in this Agreement to the contrary notwithstanding,

(i)                                     in connection with any assignment of Tranche B-2 Loans, including pursuant to Section 3.7 with respect to Non-Consenting Lenders, the Borrower and the parties to such assignment may elect for the assignee thereof to receive (x) an equal amount of First Lien Term Loans pursuant to documentation reasonably acceptable to the Borrower, the Administrative Agent and the parties to such assignment and following the settlement of such assignment, such assignment shall be deemed, automatically and without further act by any Person, to constitute a simultaneous (I) Borrowing by the Borrower of additional First Lien Term Loans from the assignee of such assigned Loans and (II) prepayment of such Tranche B-2 Loans, with the accrued and unpaid interest on such Tranche B-2 Loans being payable by the Borrower on the effective date of such assignment, or (y) an equal or lesser principal amount of obligations under the Second Lien Facility pursuant to documentation reasonably acceptable to the Borrower, the Administrative Agent, the Second Lien Administrative Agent and the parties to such assignment and following the settlement of such assignment, (I) such assigned Loans shall be deemed to be additional Indebtedness incurred under the Second Lien Facility for all purposes of this Agreement and the other Loan Documents and (II) such assigned Loan immediately prior to such settlement, together with all accrued and unpaid interest thereon, shall automatically be deemed repaid in full and no longer outstanding under this Agreement;

(ii)                                  no Agent-Related Person shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, and without limiting the generality of the foregoing, no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender; and

(iii)                               in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender, nor shall the Administrative Agent be obligated to monitor the aggregate amount of the Loans held by Affiliated Lenders.

SECTION 12.3                                      Costs and Expenses.  The Borrower agrees (a) if the Effective Date occurs, to pay or reimburse the Administrative Agent upon presentation of a summary statement for all reasonable, documented and invoiced out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including (i) all Attorney Costs of Paul Hastings LLP and, if reasonably necessary, a single firm of local counsel in each relevant jurisdiction material to the interests of the Lenders taken as a whole (which may include a single special counsel acting in multiple jurisdictions), and (ii) reasonable, documented and invoiced out-of-pocket fees and expenses incurred in connection with field examinations and inventory appraisals (including desktop appraisals), and (b) to pay or reimburse the Administrative Agent and the Lenders for all reasonable, documented and invoiced out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such reasonable, documented and invoiced out-of-pocket costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of a single firm of counsel to the Administrative Agent and the Lenders taken as a whole (and, if reasonably necessary, a single firm of local counsel in any relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions).  The agreements in this Section 12.3 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.  All amounts due under this Section 12.3 shall be paid promptly following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

SECTION 12.4                                      Indemnities.  The Borrower shall indemnify and hold harmless the Agents, each Lender and their respective Affiliates, directors, officers, employees, agents, controlling persons and other representatives and the successors and permitted assigns of each of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, losses, damages, claims, and reasonable, documented and invoiced out-of-pocket fees and expenses (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (but limited, in the case of Attorney Costs, to the reasonable, documented and invoiced out-of-pocket fees, disbursements and other charges of a single firm of counsel to all Indemnitees taken as a whole and, if necessary, a single firm of local counsel for all Indemnitees taken as a whole in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions), and solely in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower and thereafter retains its own counsel, one additional firm of counsel for each group of affected Indemnitees similarly situated taken as a whole) (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liabilities, in each case, arising out of the activities or operations of the Borrower, any Subsidiary or any other Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims, costs, expenses or disbursements resulted from (A) (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any Related Indemnified Person or (y) a breach of any obligations under any Loan Document by such Indemnitee or of any Related Indemnified Person, in each case, as determined by a final, non appealable judgment of a court of competent jurisdiction or (B) any dispute solely between or among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under the Facility (excluding their role as a Lender) and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates.  To the extent that the undertakings to indemnify and hold harmless set forth in this Section 12.4 may be unenforceable in whole or in part because they are violative of any applicable law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party or any Affiliate thereof have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party).  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 12.4 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.  All amounts due under this Section 12.4 shall be paid within twenty (20) Business Days after written demand thereof from the Administrative Agent or the Indemnitee entitled thereto.  The agreements in this Section 12.4 shall survive the resignation of the Administrative Agent, the Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.  This Section 12.4 shall not apply to Taxes, or amounts excluded from the definition of Taxes pursuant to clauses (i) through (viii) of the first sentence of Section 3.1(a), that are imposed with respect to payments to or for account of any Agent or any Lender under any Loan Document, which shall be governed by Section 3.1.  This Section 12.4 also shall not apply to Other Taxes or to taxes covered by Section 3.4.

SECTION 12.5                                      Limitation of Liability.  The Loan Parties agree that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct or bad faith or breach by such Indemnitee of its material obligations under this Agreement.  In no event~~,~~ shall any Loan Party, any Affiliate thereof, any other party hereto or any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings), other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party.  Each party hereto hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

SECTION 12.6                                      Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party  against any and all of the obligations of the Borrower or such other Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 12.7                                      Sharing of Payments.

If, other than as expressly provided elsewhere herein, any Lender shall obtain payment in respect of any principal of or interest on account of the Loans made by it (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment of principal of or interest on such Loans pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 12.13 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.6) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 12.7 and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section 12.7 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 12.8                                      Notices and Other Communications; Facsimile Copies.

(a)                                 General.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to Holdings, the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 12.8; and

(ii)                                  if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  Upon request by any Lender to the Administrative Agent, the Administrative Agent may provide such Lender with a copy of the list of Disqualified Lenders.

(c)                                  Receipt.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)                                 The Platform.  THE “PLATFORM” IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Agent-Related Persons or any Arranger (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender or any other Person under this Section 12.8 for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e)                                  Change of Address.  Each of Holdings, the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(f)                                   Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent each Lender and the Agent-Related Persons of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower; provided that such indemnity shall not be available to the extent that such losses, costs, expenses and liabilities resulted from (x) the gross negligence, bad faith or willful misconduct of such Person or (y) a breach of any obligations under any Loan Document by such Person, in each case, as determined by a final, non appealable judgment of a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 12.9                                      No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 12.10                               Binding Effect.  This Agreement shall become effective when (i) it shall have been executed by the Borrower, Holdings and the Administrative Agent and (ii) the Administrative Agent shall have been notified by each Lender (and the Administrative Agent, in turn, shall have notified the Borrower thereof) that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, Holdings, each Agent and each Lender and their respective successors and assigns.

SECTION 12.11                               Governing Law; Submission to Jurisdiction; Service of Process.

(a)                                 THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN

CONTRACT TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE INTERPRETATION OF ANY PROVISION OF THE MERGER AGREEMENT, INCLUDING THE DETERMINATION OF THE ACCURACY OF ANY REPRESENTATION OR WARRANTY OR THE SATISFACTION OF ANY CONDITION CONTAINED THEREIN (INCLUDING ANY DETERMINATION OR DISPUTE CONCERNING A “CLOSING DATE MATERIAL ADVERSE EFFECT”) SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA AND SECTION 9.08 OF THE MERGER AGREEMENT SHALL GOVERN WITH RESPECT THERETO.

(b)                                 THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)                                  THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.8.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 12.12                               Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 12.13                               Marshaling; Payments Set Aside.  None of the Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of the Loan Parties or any other party or against or in payment of any or all of the Obligations.  To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

SECTION 12.14                               Execution In Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 12.15                               Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any

Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 12.16                               Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information in accordance with its customary procedures (as set forth below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective employees, legal counsel, independent auditors, professionals and other experts or agents who need to know such Information and who are informed of the confidential nature of such Information are subject to customary confidentiality obligations of professional practice or agree to be bound by the terms of this Section 12.16 (or provisions at least as restrictive as those of this Section 12.16, taken as a whole) (with each such Administrative Agent and Lender responsible for such Person’s compliance with this paragraph), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) in which case the Administrative Agent and the Lenders agree (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, to notify the Borrower promptly thereof prior to disclosure by such Person, (c) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law or compulsory legal process based on the advice of counsel (in which case the Administrative Agent or such Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, to inform the Borrower promptly thereof prior to disclosure), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 12.16, taken as a whole, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be an Additional Lender or (ii) any actual or prospective direct or indirect counterparty to any swap or derivative transaction relating to the Borrower and its obligations, in each case who agree to be bound by the terms of this Section 12.16 (or provisions at least as restrictive as those of this Section 12.16, taken as a whole), (g) with the written consent of the Borrower; (h) to any rating agency in connection with obtaining ratings for the Borrower, the Facility, the ABL Facility or the Senior Notes; or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or improper disclosure by the Administrative Agent or any Lender or any of their respective Affiliates or any related parties thereto in violation of any confidentiality obligations owing to the Borrower, the Company, any Permitted Holder or any of their respective Affiliates or (ii) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings, the Borrower or any Subsidiary thereof, and which source is not known by such Agent or Lender to be subject to a confidentiality restriction in respect thereof in favor of the Borrower, the Company, any Permitted Holder or any of their respective Affiliates.  Notwithstanding the foregoing, in no event may Information be shared with a Person that is a Disqualified Lender at the time such disclosure was made.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, it being understood that all information received from or on behalf of Holdings, the Borrower or any Subsidiary after the ~~date hereof~~Effective Date shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning any Loan Party or a Subsidiary thereof, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

SECTION 12.17                               Use of Name, Logo, etc.  Each Loan Party consents to the publication in the ordinary course by Administrative Agent or the Arrangers of customary advertising material relating to the financing transactions contemplated by this Agreement using such Loan Party’s name, product photographs, logo or trademark.  Such consent shall remain effective until revoked by such Loan Party in writing to the Administrative Agent and the Arrangers.

SECTION 12.18                               USA PATRIOT Act Notice.  Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

SECTION 12.19                               No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (i)

(A) the arranging and other services regarding this Agreement provided by the Agents and the Arrangers are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Agents and the Arrangers, on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, or any other Person and (B) none of the Agents, the Arrangers nor any Lender has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers, the Lender and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings their respective Affiliates, and none of the Agents, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Arrangers nor any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 12.20                               Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.21                               Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect until the Discharge of Obligations.

SECTION 12.22                               Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party under any of the Loan Documents (including the exercise of any right of set-off, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party (including, without limitation, with respect to any Secured Hedge Agreement), without the prior written consent of the Administrative Agent (which shall not be withheld in contravention of Section 11.4).  The provision of this Section 12.22 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 12.23                               Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 12.24                               Amendments to the First Lien/Second Lien Intercreditor Agreement and Notes Intercreditor Agreement.  Notwithstanding anything to the contrary contained herein, (i) no Lender consent is required to effect any amendment or supplement to the First Lien/Second Lien Intercreditor Agreement, (A) that is for the purpose of adding the holders of Indebtedness incurred or issued pursuant to a Permitted Refinancing of the Second Lien Facility (or any agent or trustee of such holders) as parties thereto, as expressly contemplated by the terms of the First Lien/Second Lien Intercreditor Agreement and permitted under Section 9.3(x) (it being understood that any such amendment or supplement may make such other changes to the First Lien/Second Lien Intercreditor Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (B) that is expressly contemplated by Section 5.03 of the First Lien/Second Lien Intercreditor Agreement with respect to a Permitted Refinancing of the Second Lien Facility permitted under Section 9.3(x) (or the comparable provisions, if any, of any successor intercreditor agreement with respect to a Permitted Refinancing of the Second Lien Facility permitted under Section 9.3(x)); provided further that no such agreement shall, pursuant to this clause (i), amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable and (ii) no Lender consent is required to effect any amendment or supplement to the Notes Intercreditor Agreement, (A) that is for the purpose of adding the holders of Indebtedness incurred or issued pursuant to a Permitted Refinancing of the Senior Notes (or any agent or trustee of such holders) as parties thereto, as expressly contemplated by the terms of the Notes Intercreditor Agreement and permitted under Section 9.3(q) (it being understood that any such amendment or supplement may make such other changes to the Notes Intercreditor Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (B) that is expressly contemplated by Section 5.03 of the Notes Intercreditor Agreement with respect to a Permitted Refinancing of the Senior Notes permitted under Section 9.3(q) (or the comparable provisions, if any, of any successor intercreditor agreement with respect to a Permitted Refinancing of the Senior Notes permitted under Section 9.3(q)); provided further that no such agreement shall, pursuant to this clause (ii), amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable.

SECTION 12.25                               Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                           a reduction in full or in part or cancellation of any such liability;

(ii)                        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                     the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.~~

~~NUMBER MERGER SUB, INC. (which on the Effective Date shall be merged with and into 99¢ Only Stores, with 99¢ Only Stores surviving such merger as the Borrower),~~

~~By:~~
~~Name:~~
~~Title:~~

~~NUMBER HOLDINGS, INC., as Holdings,~~

~~By:~~
~~Name:~~
~~Title:~~

~~The undersigned hereby confirms that, as a result of its merger with Number Merger Sub, Inc., it hereby assumes all of the rights and obligations of Number Merger Sub, Inc. under this Agreement (in furtherance of, and not in lieu of, any assumption or deemed assumption as a matter of law) and hereby is joined to this Agreement as the Borrower thereunder.~~

~~99¢ ONLY STORES~~

~~By:~~
~~Name:~~
~~Title:~~

~~ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~ROYAL BANK OF CANADA, as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~LENDERS~~

~~[ ]~~

Exhibit B-1

Form of First Lien/Second Lien Intercreditor Agreement

Exhibit B-2

Form of Notes Intercreditor Agreement

Exhibit C

SCHEDULE 5.11

SUBSIDIARIES

Name of Loan Party	Jurisdiction
Number Holdings, Inc.	Delaware
99 Cents Only Stores LLC	California
99 Cents Only Stores Texas, Inc.	Delaware

EQUITY INTERESTS REQUIRED TO BE PLEDGED

Loan Party Pledgor	Pledgor Jurisdiction	Issuer	Issuer Jurisdiction	Number of Shares Owned/Class	Percent Owned	Certificate Number
Number Holdings, Inc.	Delaware	99 Cents Only Stores LLC	California	100/ Membership Units	100%	1
99 Cents Only Stores LLC	California	99 Cents Only Stores Texas, Inc.	Delaware	100/Common Stock	100%	3
99 Cents Only Stores LLC	California	Number Holdings, Inc.	Delaware	10,000/Class A	100%	A-1
99 Cents Only Stores LLC	California	Bargain Wholesale LLC	Delaware	N/A	100%	uncertificated

Exhibit D

SCHEDULE 12.8

ADMINISTRATIVE AGENT’S OFFICE, CERTAIN ADDRESSES FOR NOTICES

If to Holdings or the Borrower, to:

99 Cents Only Stores LLC

4000 Union Pacific Avenue

City of Commerce, CA 90023

Facsimile: (323) 307-9659
Email: Felicia.Thornton@99only.com

Attention: Felicia Thornton

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP

2049 Century Park East, 32nd Floor

Los Angeles, CA 90067

Facsimile: (310) 557-2193

Attention: Michael A. Woronoff, Esq.

If to the Administrative Agent or the Collateral Agent:

Royal Bank of Canada

RBC Agency Services Group

200 Bay Street, 12th Floor, South Tower

Toronto, Ontario M5J 2W7

Attention: Manager, Agency Services

Email: susan.khokher@rbccm.com

Telecopy: (416) 842-4023

with a copy (which shall not constitute notice) to:

Paul Hastings LLP

200 Park Avenue

New York, New York 10166

Attention: Michael Baker

Email: michaelbaker@paulhastings.com

Telephone: (212) 318-6855

Telecopy: (212) 230-7855

Exhibit E

Form of Conversion Notice

Date:              , 2017

Royal Bank of Canada, as Administrative Agent

RBC Agency Services Group

4th Floor, 20 King Street West

Toronto, Ontario M5H 1C4

Attention:	Manager, Agency Service Group
Facsimile:	(416) 842-4023

99 Cents Only Stores LLC

4000 Union Pacific Avenue

City of Commerce, CA 90023

Attention:	Felicia N. Thornton

Conversion Notice

Ladies and Gentlemen:

Reference is made to Amendment No. 3 (the “Amendment”) to that certain $525,000,000 Credit Agreement, dated as of January 13, 2012 (as amended by Amendment No. 1 to the Term Credit Agreement, dated as of April 4, 2012 and Amendment No. 2 to the Term Credit Agreement, dated as of October 8, 2013, the “Existing Credit Agreement”; and as amended by the Amendment and as otherwise may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among 99 Cents Only Stores LLC (the “Borrower”), Number Holdings, Inc., the lenders party thereto, Royal Bank of Canada, as administrative agent, and the other agents party thereto.  Unless otherwise specified herein, capitalized terms used but not defined herein are used as defined in the Amendment.

By delivery of this Conversion Notice, each of the undersigned (each a “Converting Lender”) (a) hereby consents to the Amendment and the amendment of the Existing Credit Agreement contemplated thereby, (b) without limiting the generality of the foregoing, hereby authorizes and directs the Administrative Agent to execute and deliver the First Lien/Second Lien Intercreditor Agreement and (c) hereby irrevocably elects, upon the Amendment No. 3 Effective Date, to convert an outstanding amount of Tranche B-2 Loans of such Converting Lender to an equal outstanding amount of First Lien Term Loans under the Credit Agreement.

By executing and delivering this Conversion Notice, each Converting Lender hereby agrees as follows:

(a)                                 such Converting Lender hereby agrees (i) to convert the outstanding amount of Tranche B-2 Loans of such Converting Lender to an equal outstanding amount of First Lien Term Loans under the Credit Agreement;

(b)                                 such Converting Lender irrevocably acknowledges and unconditionally agrees to be bound by all of the terms and conditions of the Credit Agreement, the Amendment and the other Loan Documents as a Lender as of the Amendment No. 3 Effective Date;

(c)                                  this Conversion Notice shall be deemed to be such Converting Lender’s written consent to the Amendment for purposes of Section 12.1 of the Existing Credit Agreement;

(d)                                 on or following the Amendment No. 3 Effective Date, such Converting Lender shall deliver to the Administrative Agent any Note held by such Converting Lender under the Existing Credit Agreement against delivery by the Borrower of a replacement Note in favor of such Converting Lender evidencing the principal amount of such Converting Lender’s First Lien Term Loans in accordance with Section 2.7 of the Credit Agreement; and

(e)                                  such Converting Lender hereby waives any compensation that may be required to be made pursuant to Section 3.5 of the Credit Agreement with respect to (i) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day prior to the last day of the Interest Period for such Loan or (ii) any assignment of a Eurocurrency Rate Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.7 of the Credit Agreement.

Delivery of an executed signature page to this Conversion Notice by facsimile or other electronic means shall be effective as delivery of a manually executed signature page of this Conversion Notice.

This Conversion Notice shall be governed by, and construed in accordance with, the laws of the state of New York.

The agreements contained herein shall be binding upon the undersigned, its successors and assigns.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

,
as a Converting Lender

By:
Name:
Title:

,
as a Converting Lender

By:
Name:
Title:

,
as a Converting Lender

By:
Name:
Title: